     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 2003
                        REGISTRATION FILE NO. 333-101055


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                   FORM SB-2/A

                                 AMENDMENT NO. 2

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           HIENERGY TECHNOLOGIES, INC.
              (Exact name of small business issuer in its charter)

           DELAWARE                         3826                91-2022980
(State or other jurisdiction of       (primary standard      (I.R.S. Employer
 incorporation or organization)       industrial code)    Identification Number)

                           1601 ALTON PARKWAY, UNIT B
                            IRVINE, CALIFORNIA 92606
                                 (949) 757-0855
          (Address and telephone number of principal executive offices)

              AGENT FOR SERVICE:                        WITH A COPY TO:
DR. BOGDAN C. MAGLICH, CHIEF EXECUTIVE OFFICER      NICHOLAS J. YOCCA, ESQ.
          HIENERGY TECHNOLOGIES, INC.              YOCCA PATCH & YOCCA, LLP
          1601 ALTON PARKWAY, UNIT B           19900 MACARTHUR BLVD., SUITE 650
           IRVINE, CALIFORNIA  92606               IRVINE, CALIFORNIA  92612
                (949) 757-0855                          (949) 253-0800

 (Name, address, including zip code, and telephone number of agent for service)

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
      PUBLIC: From time to time after this registration becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

-------------------------------- -------------------- --------------------- -------------------- --------------------
         TITLE OF EACH                 AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM
           CLASS OF                     TO BE          OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
  SECURITIES TO BE REGISTERED      REGISTERED (1)             UNIT                 PRICE          REGISTRATION FEE
Common stock,  par value $0.001    14,224,420 (2)           $0.97(3)          $13,797,690(3)           $497(4)
per share
-------------------------------- -------------------- --------------------- -------------------- --------------------

(1) In the event of a stock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) As originally filed, this registration statement covered an aggregate of 7,725,346 shares. As amended by amendment no. 1 this registration statement covered an aggregate of 8,055,034 shares. As amended by this amendment no. 2, this registration statement covers an aggregate of 14,224,420 shares, which includes 2,538,916 shares of common stock underlying options and warrants, 833,419 shares of common stock underlying shares of Series A Convertible Preferred Stock, 136,300 shares of common stock issued or to be issued to Series A Convertible Preferred stockholders as stock dividends, 4,171,884 shares of common stock issued to common stock private placement investors and others, and 5,000,000 shares of common stock to be newly issued by the Registrant. It also includes an additional 1,389,796 shares required to be registered pursuant to a registration rights agreement with the Series A Convertible Preferred stockholders and 154,105 shares of common stock that may be paid as penalties to the selling stockholders that were Series A Convertible Preferred stockholders and common stock private placement investors.

(3) The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. A registration fee of $4,052.76 was paid to register all 7,725,346 shares upon the initial filing of this registration statement based upon a proposed maximum offering price per unit of $2.195, which was the average of the high and low reported prices of the Registrant's common stock on November 1, 2002. For the additional 329,688 shares covered by amendment no. 1, an additional registration fee of $46.41 was paid.

(4) To register an additional 6,169,386 shares, an additional registration fee of $497 is being paid upon the filing of this amendment no. 2. This additional registration fee was calculated by (a) multiplying (i) the difference between the aggregate number of shares being covered by this amendment no. 2 and the aggregate number of shares covered by the filing of amendment no. 1 (i.e., 14,224,420 minus 8,055,034 equals 6,169,386) by (ii) a proposed maximum offering price per unit of $0.995, which was the average of the high and low reported sale prices of the Registrant's common stock on April 15, 2003, and then (b) multiplying that product (i.e., 6,169,386 multiplied by $0.995 equals
$6,138,539) by the current fee rate multiplier of 80 dollars and 90 cents per million dollars (i.e., 0.00008090).


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SECTION 8(A), MAY DETERMINE.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              Subject To Completion

                                   PROSPECTUS

                                14,224,420 Shares

                           HIENERGY TECHNOLOGIES, INC.

                                  COMMON STOCK


Our Common Stock, par value $0.001 per share, trades on the NASD OTC Bulletin Board(R) under the symbol "HIET."

The shares being offered pursuant to this prospectus include 5,000,000 shares being offered by HiEnergy for the account of HiEnergy and the balance of 9,224,420 shares being offered by selling security holders identified in this prospectus for their own accounts. We will receive proceeds only from our sale of up to 5,000,000 shares of common stock, par value $0.001 per share, pursuant to this prospectus. We will not receive any proceeds from sale of the other 9,224,420 shares by the selling security holders.

The mailing address and the telephone number of our principal executive offices are 1601 Alton Parkway, Unit B, Irvine, California 92606 and 949.757.0855.

  -----------------------------------------------------------------------------

                  INVESTING IN OUR COMMON STOCK INVOLVES A HIGH
 DEGREE OF RISK. PLEASE SEE THE SECTION OF THIS PROSPECTUS ENTITLED "RISK
                         FACTORS" BEGINNING ON PAGE 4.
  -----------------------------------------------------------------------------


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The shares are being offered on a delayed or continuous  basis  pursuant to Rule
415. Methods by which the selling prices of these shares may be determined will include directly negotiating prices, accepting bid prices as then quoted, or any other commercially practicable manner of pricing, depending upon the seller's particular manner of distribution. See "Plan of Distribution."

As of April 15, 2003, the closing sale price of our common stock was $0.97 as reported on the OTCBB. Our common stock does not trade on Nasdaq or any national securities exchange.


                 The date of this prospectus is April 18, 2003.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.


                                TABLE OF CONTENTS

                                                                       PAGE NO.

Prospectus Summary.........................................................2
Risk Factors...............................................................4
Special Note Regarding Forward Looking Statements.........................13
Use of Proceeds...........................................................14
Determination of Offering Price...........................................14
Market for Common Equity and Related Stockholder Matters..................14
Shares Eligible for Future Sale...........................................17
Dilution..................................................................17
Management's Discussion and Analysis or Plan of Operation.................18
Description of Business...................................................23
Description of Property...................................................35
Legal Proceedings.........................................................36
Management................................................................37
Certain Relationships and Related Transactions............................42
Security Ownership of Certain Beneficial Owners and Management............44
Selling Security Holders..................................................45
Plan of Distribution......................................................51
Description of Securities.................................................53
Transfer Agent and Registrar..............................................56
Changes In and Disagreements with Accountants.............................56
Interest of Named Experts and Counsel.....................................56
Where You Can Find More Information.......................................57
Financial Statements Index................................................59

                               PROSPECTUS SUMMARY

This summary highlights some information from this prospectus. Because it is a summary, it necessarily does not contain all of the information necessary to your investment decision. To understand this offering fully, you should read carefully the entire prospectus.

                                INVESTMENT RISKS

Investing in our common stock involves a high degree of risk. Please see the section of this prospectus entitled "Risk Factors" beginning on page 4. Please read "Risk Factors," as well as other cautionary statements in this prospectus, before investing in shares of our common stock.

                                   OUR COMPANY

HiEnergy Technologies, Inc. (the "Company") is a development stage company in the business of developing a substance detection technology. Our technology is stoichiometric ally -based and can remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs.


The Company was incorporated under the laws of the State of Washington on March 22, 2000 under the name SLW Enterprises Inc. ("SLW Enterprises "). On April 30, 2002, the Company changed its name to HiEnergy Technologies, Inc. in conjunction with a reverse acquisition of HiEnergy Microdevices, Inc., a Delaware corporation based in Irvine, California. Our 92% owned subsidiary, HiEnergy Microdevices, Inc., is a Delaware corporation formed in 1995. It is the entity by which our technology has been developed. Dr. Bogdan Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices to commercialize the technology he invented to remotely and non-intrusively decipher the chemical composition of substances. The acquisition of HiEnergy Microdevices by the Company occurred on April 25, 2002. HiEnergy Technologies reincorporated in Delaware on October 22, 2002.

We plan to commercialize and market our technology to agencies of governmen t , government-funded organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures. We may seek strategic cooperat ion from established participants in the security marketplace to market our technology through their established distribution channels.

"Stoichiometry" is the scientific term for the art and science of deciphering empirical chemical formulas of unknown substances. Because stoichiometric detection produces quantitative identification of chemical formulas, it is a superior technology to "pattern recognition" confirmation detection, which only qualitatively recognizes specific chemical compounds that the detector is programmed to identify. Confirmation detectors, which "confirm" the presence or absence of substances in a scanned target, are distinct from so-called "anomaly detectors", such as x-ray scanners, which merely identify objects fitting a certain profile that require additional examination. As a general proposition, anomaly detectors will give a high rate of "false positives" that must be further inspected while confirmation detectors will identify the chemical nature of the target being scanned.

We are currently developing three detection systems, the SuperSenzor, Mini S enzor and Micro S enzor. These systems are being developed based on the proprietary invention named atometry. We led the joint private sector-government-university research consortium that developed atometry over the period from 1997-2002. Atometry was scientifically validated at the US Department of Energy's Special Technologies Laboratory in Santa Barbara and was for the first time publicly presented at the White House International Symposium on Drug Control Policy in 1999 and published in the Symposium's Proceedings.

Our principal executive offices are located at 1601 Alton Parkway, Unit B, Irvine, California 92606, and our telephone number is (949) 757-0855.

                                  THE OFFERING

Common stock offered by
us  and the selling
security holders              Up  to  14,224,420  shares  of common stock may be
                              offered and sold from time to time under this prospectus. These shares are comprised of 5,000,000 shares of authorized and previously unissued common stock that the we intend to offer and sell for our own account, 4,171,884 shares of common stock outstanding to be offered by selling security holders, 3,372,335 more shares that may be offered by them under this prospectus upon issuance to selling security holders pursuant to exercise or conversion of other outstanding securities, 1,389,796 shares of authorized and unissued common stock that we are required to register pursuant to the registration rights agreement with our Series A Preferred stockholders, 154,105 shares of authorized and previously unissued common stock that we may issue in payment of penalties under the registration rights agreements with our stockholders, and 136,300 shares of authorized and previously unissued common stock that we may issue as a dividend to our Series A Preferred stockholders.
                              See  "Selling  Security  Holders,"  "Plan  of
                              Distribution,"  and  "Description  of Securities."

Use of Proceeds               We  will  receive  and  retain  any  and  all  net
                              proceeds of selling the 5,000,000 shares of common stock that we will offer pursuant to this prospectus, net of any applicable discounts, commissions, charges or fees. Any proceeds received by us will be used for research and development and ongoing operations. All other proceeds of this offering will be received by selling security holders for their own accounts.
                              We may be, but do not anticipate, also receiving payments in connection with the exercise of options or warrants whose underlying shares may in turn be sold by selling security holders pursuant to this prospectus. See "Use of Proceeds," below.


OTC Bulletin Board(R)symbol   HIET


                             SUMMARY FINANCIAL DATA

The following tables summarize the consolidated statements of operations and balance sheets data for our business.


--------------------------------------------------- --------------------- -------------------- ---------------------
                                                                                               FOR THE PERIOD FROM
                                                                                                    AUGUST 21,
                                                     NINE MONTHS ENDED                         1995 (INCEPTION) TO
                                                      JANUARY 31, 2003        YEAR ENDED         JANUARY 31, 2003
STATEMENT OF OPERATIONS DATA:                           (UNAUDITED)         APRIL 30, 2002         (UNAUDITED)
--------------------------------------------------- --------------------- -------------------- ---------------------

Revenues                                            $            40,834   $          148,166   $        366,750

--------------------------------------------------- --------------------- -------------------- ---------------------
Loss from operations                                $        (4,320,196)  $       (1,377,110)  $     (7,003,498)
--------------------------------------------------- --------------------- -------------------- ---------------------
Net loss                                            $        (4,510,427)  $       (1,389,530)  $     (7,234,991)
--------------------------------------------------- --------------------- -------------------- ---------------------
Net loss per share                                  $             (0.20)  $           (0.08)   $         (0.58)
--------------------------------------------------- --------------------- -------------------- ---------------------
Weighted average common shares outstanding                   23,131,533          17,783,760         12,443,033
--------------------------------------------------- --------------------- -------------------- ---------------------

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. ANY OF THE FOLLOWING RISKS COULD ACTUALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS TO A VERY MATERIAL EXTENT. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE RAPIDLY, AND YOU COULD LOSE ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE UNDERSTAND THERE IS A FORMAL SEC INQUIRY THAT RELATES TO INVESTORS IN OUR PREDECESSOR COMPANY ABOUT THE TIME OF THE REVERSE ACQUISITION TRANSACTION BETWEEN SLW ENTERPRISES INC. AND HIENERGY MICRODEVICES, INC.

We were first made aware by a reporter with the Dow Jones News Service that there may be an alleged relationship between an individual by the name of Phil Gurian, who had previously been convicted and awaits sentencing for previously alleged stock manipulation schemes, and a former director and Chief Executive Officer of each of SLW and HiEnergy Technologies, Barry Alter. We initiated an independent investigation into whether such relationship existed, and if so, to determine further whether we or any of our directors or officers engaged in any wrongdoing. The investigation concluded that Mr. Alter had contact with Mr. Gurian in connection with the reverse acquisition of HiEnergy Microdevices by SLW in April 2002. Mr. Gurian was never a record stockholder of HiEnergy Technologies. However, we believe that Mr. Gurian introduced other investors who did own our stock or do own our stock. Our investigation revealed that some stockholders who purchased significant amounts of SLW shares shortly prior to the reverse acquisition knew or had other business dealings with Mr. Gurian. One of these stockholders was a company reportedly owned by Mr. Gurian's mother, which disposed of its shares in April 2002 at a substantial profit. We believe that, innocently or intentionally, Mr. Alter knew of these purchases. Please see the section entitled "Legal Proceedings." After our independent investigation concluded, the Dow Jones News Service has developed further its story about various connections that allegedly may have existed between these and other investors and Mr. Gurian himself and other connections including some between a former market maker and Mr. Gurian. Despite the ongoing investigation by the SEC, we endeavor to continue the development of our technology and products. Thus far our efforts are proceeding undisturbed and without interruption. Naturally, we have cooperated fully with the SEC. We feel that we have fully complied with the request by the SEC for information. For instance, we have provided over 3,000 pages of documents. As to the conclusions of the independent committee, please see "Legal Proceedings." We will also rely upon the SEC's investigation to help us determine whether and what action is appropriate. The SEC has indicated that its investigation will not be swiftly concluded.

The price of our stock declined precipitously in connection with the news story and our announcements concerning our independent investigation and the SEC investigation. Also, if Mr. Alter committed any wrongful act while serving as our agent, we could have liability for any resulting damages. Also, our shareholders could lose confidence in us if they believe this incident is a result of inadequate oversight and control by the Board of Directors. There may be material additional costs and expenses, such as legal expenses, that could be involved in sorting out these issues and assisting the SEC with such work. Much worse yet, this incident could materially damage the public's perception of us, and adverse public sentiment can materially adversely affect the market price of our common stock and our financial results. One of the possible effects on us could be a continuing depressed stock price, which may result in difficulty raising equity capital or the sale of equity at prices that are unfavorable to us. Current management may also consider instituting litigation as a result of any wrongdoing that is found. Such litigation could also involve material costs that could affect our financial position.

ONE OF OUR FORMER DIRECTORS HAS REQUESTED THAT WE ADVANCE HIM EXPENSES OF DEALING WITH THE SEC'S INVESTIGATION.

Our former director Barry Alter has engaged his own separate legal counsel with respect to the SEC investigation and is a recipient of what we understand to be an informal request that was or will be followed by a formal subpoena from the SEC as to its investigation. Mr. Alter has also demanded that we advance him $20,000 in connection with the informal investigation that the SEC has conducted and intends to demand that we advance him all his costs and expenses of the investigation. We could be subject to indemnification demands by Mr. Alter until there is a final judgment, which could be years away. We are in the process of considering the request for indemnification and have not made a determination that Mr. Alter is entitled to it.

FORMER DIRECTOR FAILED TO DISCLOSE OUTSIDE LEGAL PROCEEDINGS.

If certain legal proceedings involve a director of ours, and do not involve us whatsoever, we nevertheless are required to disclose them in Form 10-KSB pursuant to Item 401(d) of Regulation S-B. This Item relates specifically to any involvement of directors in outside legal proceedings, such as declaring bankruptcy and being subjected to certain kinds of judgments and injunctions. Gregory F. Gilbert, a former director or ours, had not disclosed to us, during the course of our preparation of our annual report on Form 10-KSB for the year ended April 30, 2002 and subsequent reports, that he was involved in certain legal proceedings. Because the information had not been disclosed by Mr. Gilbert to us, we could not include the information in any filings with the SEC prior to filing, on March 11, 2003, an amendment to our annual report on Form 10-KSB for the year ended April 30, 2002. The amendment disclosed additional biographical information about Mr. Gilbert. Mr. Gilbert was involved in several legal proceedings that were unknown to us at the times when we certified and filed various reports with the SEC. Afterward we were made aware of a judgment that permanently restrains and enjoins Mr. Gilbert from violating the anti-fraud provisions of the Securities Exchange Act of 1934 and imposes a civil penalty of $100,000 on him. Specifically, we base our information on a "Final Judgment as to Gregory Gilbert" from the United States District Court for the District of Columbia dated May 7, 1999, in SEC v. Bio-Tech Industries, Inc., et al., Case No. 98 Civ. 2298; and based on a review of the civil docket for this case, we do not believe this judgment, as reinstated on or about July 20, 1999, has been reversed, suspended or vacated. We also determined, based on an SEC Litigation Release No. 16182 (June 9, 1999), that a predecessor to Hamilton-Biophile Companies, of which Mr. Gilbert is Chief Executive Officer, was affirmatively enjoined to file its quarterly and annual reports due under the Securities
Exchange Act of 1934. Additionally, Hamilton-Biophile, including its predecessors, reported in its filings with the SEC that it had filed or had filed against it petitions for voluntary and involuntary bankruptcy during Mr. Gilbert's tenure as its Chief Executive Officer.

Certain kinds of legal proceedings may be considered especially relevant to a person's suitability to serve as a director of any public company. Shareholders could potentially assert that we acted negligently in failing to uncover an involvement of a director personally in such legal proceedings. We did unwittingly fail to apprise ourselves of the existence of these legal proceedings, but we feel we acted with a reasonable amount of caution, in that we circulated a standard questionnaire to directors and nominees and exercised due care. Nonetheless, our shareholders could lose confidence in our corporate governance practices if they believe this incident is a result of inadequate screening of potential nominees for the Board of Directors. Much worse yet, this incident could materially damage the public's perception of us, and adverse public sentiment can materially adversely affect the market price of our common stock and our financial results. Finally, the purchasers of common stock prior to our disclosure of the legal proceedings could claim that we are responsible for alleged monetary damages related to a decline in the market price of our stock.

PREVIOUS PURCHASERS OF OUR SECURITIES AND STOCKHOLDERS COULD ATTEMPT TO ASSERT CLAIMS AGAINST US FOR INADEQUATE DISCLOSURE.

In April, June and October 2002, we sold 1,725,000 shares of common stock, 97.93 shares of Series A Convertible Preferred Stock and 1,349,934 shares of common stock in three separate private equity offerings. Facts related to Gregory Gilbert and a separate investigation by the SEC involving persons suspected of stock manipulation, which are described under "Former Director Failed to Disclose Court Judgment," "We understand there is a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse acquisition transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc." and "Legal Proceedings," were not known to us and were not disclosed in sales materials or filings with the SEC. We do not believe that the information was material, and we believe that we have valid defenses against liability under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and other state and federal securities laws. However, if a court decides to the contrary, that could result in liability under the Securities Act to such purchasers or under the Securities Exchange Act of 1934 to stockholders, or under other state securities laws that may apply similar or different standards as the federal law. In such case, we would pursue all of our rights and remedies, if any, against our former officers and directors to the extent they were involved.

WE MAY BE ADVERSELY AFFECTED BY WEAKNESSES IN OUR INTERNAL CONTROLS.

A review by our management has determined that our internal controls suffer from inadequate policies and procedures. Deficiencies in the design and operation of our internal controls could adversely affect our ability to record, process, summarize and report material financial information or to regulate and govern misconduct. New management is committed to improving the state of our internal controls and their effectiveness.

LACK OF BUSINESS AND FINANCIAL EXPERIENCE OF MANAGEMENT.

Although our Chief Executive Officer, President and Treasurer, Dr. Bogdan Maglich, has ample experience in monitoring the research and development of our technology as Chief Scientific Officer, he has relatively little or no direct experience in the general management of the business and financial operations of the Company. Dr. Maglich's lack of previous experience in the area of management could adversely affect the existing and future operations of the Company. As a result, our future growth and success will depend in large part upon our need and ability to attract additional qualified management personnel. The competition for qualified management in the technological industry is intense, and our inability to attract and retain additional key management could adversely affect our business and financial operations.

WE MUST PREDICT THE AMOUNT OF PHYSICAL SHIELDING IN OUR PRODUCT TO SATISFY PRESENT AND FUTURE NATIONAL, STATE AND LOCAL REGULATIONS.

For the time being, we will try to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the concept of "neutron bombardment." We anticipate the need for neutron shielding in certain applications, such as airports, to shield personnel from anticipated levels of radiation bombardment. We have not determined the levels of shielding that are required, which may vary depending on the applicable regulations of the jurisdiction in which the system is installed. We believe that any public objections can ultimately be overcome through education. Our Chief Scientific Officer, Dr. Maglich, believes that our anticipated level of neutron radiation dose will result in 10 to 100 times less tissue damage than the level of x-ray radiation dose needed to accomplish baggage security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use our technology initially only for screening procedures that are remote from the general public (such as checked baggage) to avoid this adverse public reaction, instead of proposing to use our technology for high profile procedures (such as carry-on baggage screening). As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available. Concerns about safety may challenge our ability to generate revenues and adversely affect our financial position, cash flows and results of operations.

IF OUR LOSSES AND ACCUMULATED DEFICIT CONTINUE IN THE FUTURE, OUR BUSINESS AND OUR STOCKHOLDERS WILL BE ADVERSELY AFFECTED.

We have incurred net losses since our inception. For the year ended April 30, 2002, we reported a net loss of approximately $1.4 million, as compared to a net loss of approximately $288,000 for the year ended April 30, 2001. Our accumulated deficit through April 30, 2002 was approximately $2.7 million. For the nine months ended January 31, 2003, we reported a net loss of approximately $4.5 million. Our accumulated deficit through January 31, 2003 was approximately $8.1 million. We expect that our losses will continue further into the future. We cannot assure you that we will attain profitable operations in the future.

Our independent certified public accountants qualify their opinion contained in our consolidated financial statements as of and for the years ended April 30, 2002 and 2001 to include an explanatory paragraph related to our ability to continue as a going concern, which reads as follows "As discussed in Note 2 to the financial statements, during the year ended April 30, 2002, the Company incurred a net loss of $1,389,530, and it had negative cash flows from operations of $652,585. In addition, the Company had an accumulated deficit of $2,724,564 and was in the development stage as of April 30, 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty." Reports of independent auditors that mention substantial doubt about a company's ability to continue as a going concern are generally viewed unfavorably by analysts and investors. This qualified audit report, and the facts underlying the qualification, may make it challenging and difficult for us to raise additional debt or equity financing to the extent needed for our continued operations or for planned increases, particularly if we are unable to attain and maintain profitable operations in the future. Consequently, future losses may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows. We urge potential investors to review the report of our independent certified public accountants and our consolidated financial statements before making a decision to invest in HiEnergy Technologies.

WE MAY FACE COMPETITION AND SINCE WE ARE A DEVELOPMENT STAGE COMPANY THAT HAS NOT COMMENCED COMMERCIAL OPERATIONS, WE ALSO DO NOT HAVE THOROUGHLY DEVELOPED SALES AND MARKETING PLANS TO ACHIEVE POSITIVE CASH FLOWS.

We are a development stage company. As a result, we have limited resources. Our competitors and potential competitors have greater financial resources. Please see the separate section entitled "Competition" under the major heading "Description of Business." Also, our business model is still in an evolving stage. Since we have not commenced commercial operations, we do not have the benefit of the many years of experience that some other companies have. We anticipate responding to the markets that present themselves at the time our products are ready to be sold, and as such, our business and marketing approach may change from time to time. No assurances can be made that the changes in the marketing of our products will meet with success. Our business plan might benefit from modification and optimization if we had more past experience executing our own business strategies. Our ability to generate revenue and income is unproven.

COMPETITION MAY ARISE BEFORE WE COMPLETE THE DEVELOPMENT AND TESTING OF OUR STOICHIOMETRIC TECHNOLOGY AND OUR DETECTION SYSTEMS IF NOT COMPLETED WITHIN A REASONABLE PERIOD OF TIME.

A delay in development or testing of our prototypes may result in foregone potential sources of revenue. Laboratory experiments have demonstrated the basic capability of the stoichiometric technology to remotely determine the chemical formula of certain hidden substances in controlled situations. Our technology must now be converted into saleable products. Experiments to increase the efficacy of our technology are ongoing. If we are unable to complete the development of our technology and commence to manufacture at least one of our models of detection systems within a reasonable period of time, we may miss the opportunity to capitalize on our lead-time to market. The development of products based on the technology may take longer, cost more or be more difficult than expected. Other enterprises are seeking to develop products with similar capabilities. Please see the separate section entitled "Competition" under the major heading "Description of Business."

IF WE ARE UNABLE TO SECURE ANTICIPATED GOVERNMENTAL FUNDING, WE MAY BE FORCED TO CURTAIL SPENDING FURTHER THAN ANTICIPATED.

We must secure enough funds to pay our current liabilities and fund the research and development of our products. We are currently in the process of negotiating several proposals with various government agencies for the development and use of our technology, which we believe will provide adequate sources of funding for our operations for the foreseeable future. The government review and procurement process can be slow and unpredictable at times. However, management is highly confident as our products have performed well in all tests and demonstrations to date and been well received by these agencies.

We may instead raise capital funds through other sources. If equity financing is used to raise additional working capital, the ownership interests of our existing stockholders will be diluted. There is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If unavailable, our operations could be severely limited, and we may not be able to implement our business plan in a timely manner or at all.

IF WE ARE UNABLE TO RETAIN KEY TECHNICAL AND SCIENTIFIC PERSONNEL, IT MAY PREVENT US FROM IMPLEMENTING OUR BUSINESS PLAN, LIMIT OUR PROFITABILITY AND DECREASE THE VALUE OF YOUR STOCK.

We are dependent on the talent and resources of our key managers and employees. In particular, the success of our business depends to a great extent on Dr. Bogdan Maglich, the Chairman of our Board of Directors, Chief Executive Officer and Chief Scientific Officer. Dr. Maglich is the inventor of the stoichiometric technology and the three detection system prototypes being developed by us, and his services are critical to our success. We have not obtained key man insurance with respect to Dr. Maglich or any of our executive officers. The loss of Dr. Maglich may prevent us from implementing our business plan, which may limit our profitability and decrease the value of your stock.


WE MAY HAVE INCREASING DIFFICULTY TO ATTRACT AND HOLD OUTSIDE MEMBERS OF OUR BOARD OF DIRECTORS.

The directors and management of publicly traded corporations are increasingly Concerned with the extent of their personal exposure to lawsuits and shareholder claims, as well as governmental and creditor claims which may be made against them in connection with their positions with publicly-held companies. Outside directors are becoming increasingly concerned with the availability of directors and officer's liability insurance to pay on a timely basis the costs incurred in defending shareholder claims. Directors and officers liability insurance has recently become much more expensive and difficult to obtain than it had been. If we are unable to obtain directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board.

BECAUSE WE BELIEVE THAT PROPRIETARY RIGHTS ARE ONE OF THE MATERIAL FACTORS TO OUR SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD ADVERSELY IMPACT OUR FINANCIAL CONDITION, EXCEPT TO THE EXTENT WE OTHERWISE CAN PROTECT OUR INTERESTS.

We do not solely rely on contractual rights, patents, copyrights or other legal protection of intellectual property for any aspect of our technology. Because the combination of contractual rights, patents and copyrights may only provide narrow protection of our proprietary rights, we also rely on the protection afforded by our trade secrets, rapid innovation and advancement of technology and scientific expertise. However, we believe that our products in development could benefit from patent protection. As a result, we have filed patent applications for various products with the United States Patent and Trademark Office. Although we rely to a great extent on trade secret protection for much of our technology and plan to rely in the future on patents to protect a portion of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology. Furthermore, we have accepted SBIR grants; and therefore the U.S. Federal Government has royalty-free rights for the use of resulting products and data. We nevertheless own the data and title to resulting products and are permitted to obtain patent protection. The Federal Government does not undertake to protect data or inventions from public disclosure beyond four (4) years after the term of our contract. The failure or inability to protect these rights and to fully exploit these rights could have a material adverse effect on our operations due to increased competition or the expense of prosecuting infringements of our intellectual property. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

We may receive infringement claims from third parties relating to our products under development and technologies. We intend to investigate the validity of any infringement claims that may be made against us and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third party vendors for incorporation into the products we are developing, we would forward those claims to the appropriate vendor. If we or our component manufacturers were unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs in defending any legal action taken against us.

IF WE FAIL TO MANAGE EFFECTIVELY, IT COULD IMPAIR OUR BUSINESS.

Our strategy envisions a period of increasing operations that may put a strain on our administrative and operational resources. To effectively manage this process will require us to continue to expand the capabilities of our operational and management systems and to attract, train, manage and retain qualified management, engineers, technicians, salespeople and other personnel. We cannot assure you that we will be able to do so. If we do not succeed in this, our business, prospects, financial condition, results of operations and cash flows could be adversely affected.

WE ARE UNABLE TO PREDICT THE IMPACT THAT THE CONTINUING THREAT OF TERRORISM AND THE RESPONSES TO THAT THREAT BY MILITARY, GOVERNMENT, BUSINESS AND THE PUBLIC MAY HAVE ON OUR FINANCIAL CONDITION AND ABILITY TO CONTINUE TO IMPLEMENT OUR BUSINESS PLAN.

The terrorist attacks in the United States and other countries have brought devastation to many people, shaken consumer confidence and disrupted commerce throughout the world. The continuing threat of terrorism in the United States and other countries and heightened security measures, as well as current and any future military action in response to such threat, may cause significant disruption to the global economy, including widespread recession. We are unable to predict whether the continuing threat of terrorism or the responses to such threat will interfere with our efforts to raise additional capital to fund our operations through the development stage. If we are unable to raise a sufficient amount of capital due to economic conditions, we may not be able to finalize development of our detection systems and bring them to market as planned.

                         RISKS RELATED TO THIS OFFERING

OUR OPERATING RESULTS ARE LIKELY TO FLUCTUATE SIGNIFICANTLY, WHICH COULD INCREASE THE VOLATILITY OF OUR STOCK PRICE.

We are a development stage company. For this reason, you should not rely on period-to-period comparisons of our financial results as indications of future results. Our future operating results could fall below the expectations of public market analysts or investors and significantly reduce the market price of our common stock. Fluctuations in our operating results could increase the volatility of our stock price.

OUR COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS AND IN LITIGATION AGAINST US.

The stock market as a whole and individual stocks historically have experienced extreme price and volume fluctuations, which often have been unrelated to the performance of the related corporations. From February 27, 2002 (when trading in our shares commenced) through April 1, 2003, the high and low closing bid prices of our common stock were $3.10 and $0.58, respectively. The market price of our common stock may exhibit significant fluctuations in the future in response to various factors, many of which are beyond our control and which include:

     o variations in our quarterly financial results, which variations could result from, among other things, the availability of funding;

     o changes in market valuations of similar companies and stock market price and volume fluctuations generally;

     o    economic conditions specific to the industries in which we operate;

     o announcements by us or our competitors of new or enhanced products, technologies or services or significant contracts, acquisitions, strategic relationships, joint ventures or capital commitments;

     o    regulatory developments;

     o    additions or departures of key personnel; and

     o    future sales of our common stock or other debt or equity securities.

If our operating results in future quarters fall below the expectations of market makers, securities analysts and investors, the price of our common stock likely will decline, perhaps substantially. In the past, securities class action litigation often has been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources. Consequently, the price at which you purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of common stock at or above your purchase price, which may result in substantial losses to you.

NEGATIVE PUBLICITY COULD CAUSE OUR STOCK PRICE TO DECLINE AND MAKE IT DIFFICULT FOR US TO RAISE CAPITAL.

As discussed more fully in the section entitled "We understand there is a formal SEC inquiry that relates to investors in our predecessor company about the time of the reverse acquisition transaction between SLW Enterprises Inc. and HiEnergy Microdevices, Inc." above and "Legal Proceedings", we have been made aware that certain of our stockholders and directors know a person who had previously been involved in stock manipulation schemes. We believe negative publicity concerning this matter may have contributed to a decline in the market price of our common stock and may continue to contribute to a further decline. In addition, this negative publicity may make it difficult for us to raise capital. If these matters persist or intensify as factors affecting us, our stock price will most likely decline, and if we ultimately cannot raise additional capital, we could be forced out of business.

WE WILL PAY ACCRUED PENALTIES TO CERTAIN OF THE SELLING SECURITY HOLDERS AND MAY INCUR ADDITIONAL PENALTIES.

Under the documents relating to the issuance of the Series A Preferred and accompanying warrants, and our most recent offering of common stock and accompanying warrants, we are required to pay substantial penalties to the holders under specified circumstances, including, among others, the following:

     o we fail to deliver shares of our common stock on conversion of the Series A Preferred and exercise of the warrants;
     o we fail to maintain the listing of our common stock on the OTC Bulletin Board(R), or such other senior United States trading facility as we may elect, for a period of five consecutive trading days;
     o we fail to comply with a request for conversion of the Series A Preferred or exercise of the warrants;
     o we fail to meet the deadlines for filing and having this registration statement declared effective;
     o we fail to maintain the effectiveness of the registration statement covering the shares of common stock issued to certain common stock selling security holders and issuable on conversion of the Series A Preferred and on exercise of the warrants;
     o we fail to perform or observe any material covenant, condition or agreement under our agreement with the Series A Preferred selling security holders;
     o we make a false material misrepresentation or warranty under our agreement with the Series A Preferred selling security holders;
     o we fail to timely obtain stockholder approval of the issuance of the shares of common stock issuable on conversion of the Series A Preferred shares and exercise of the warrants, if such approval is required; or
     o we fail to obtain stockholder approval to file an amendment to our Certificate of Incorporation to increase our number of authorized shares of common stock, if such increase is required.

We would generally have to pay such penalties in the form of cash or additional shares. We did not request the Securities and Exchange Commission to declare our registration statement effective on a timely basis according to the relevant registrations rights provisions. Although we believe we have valid reasons for amending our registration statement twice before requesting effectiveness, we may be liable for these penalties nonetheless. If a court determines us liable for these penalties, or if we agree to pay them to avoid litigation, the penalties would be $28,017 for the first month (ending in December 2002) and $42,026 per month thereafter, aggregating $196,120 through April 2003, when we anticipate effectiveness. The shares issued as a penalty would also be included in the registration statement, of which this prospectus is a part. The number of shares of common stock that would be issuable to fully discharge all of the penalties is 154,105. The price per share for this purpose would be $1.15 as to the Series A Preferred Stock private offering and $1.35 for the October 2002 common stock private offering. Although we believe we have valid reasons for amending our registration statement, it may be possible for our Series A shareholders to claim a right to redeem their Series A Convertible Preferred Stock by alleging that our decision to update and amend our registration statement is a material breach of our registration rights agreement with them. If all of our Series A shareholders made such a claim and prevailed, we would have to redeem their Series A shares in an amount of approximately $1.0 million. Although this claim is a reasonable possibility, we do not believe it is probable, and we believe we have defenses against it.

THE NUMBER OF SHARES COVERED BY THIS PROSPECTUS IS SIGNIFICANT IN COMPARISON TO OUR CURRENT PUBLIC FLOAT, WHICH COULD CAUSE THE STOCK PRICE TO DECREASE SUBSTANTIALLY FROM THE STOCK PRICE IMMEDIATELY PRECEDING THIS OFFERING AND MAKE IT DIFFICULT FOR US TO RAISE ADDITIONAL CAPITAL THROUGH SALES OF EQUITY SECURITIES.

The number of shares offered pursuant to this prospectus, 14,224,420 shares, is a multiple of more than 200 times the average daily trading volume of our shares reported on the OTCBB. Our current public float as of April 16, 2003, consisted of a mere 4,627,502 shares. Sales of a substantial number of shares of our common stock in the public market, or the perception that offers and sales could occur, could adversely affect the market price for our common stock. Any adverse effect on the market price for our common stock could make it difficult in the future for us to sell equity securities at a time and at a price that we deem appropriate.

THE NUMBER OF SHARES BECOMING AVAILABLE FOR SALE ON AND AFTER APRIL 25, 2003 DUE TO LAPSE OF RULE 144 HOLDING PERIODS IS SIGNIFICANT IN COMPARISON TO OUR CURRENT PUBLIC FLOAT, WHICH COULD CAUSE THE STOCK PRICE TO DECREASE FROM THE STOCK PRICE IMMEDIATELY PRECEDING THIS OFFERING.

Please see the separate section entitled "Shares Eligible for Future Sale," below.

PRIVATE OFFERINGS OF COMMON STOCK BY US MAY MATERIALLY AFFECT THE MARKET PRICE OF COMMON STOCK.

We have commenced discussions in regard to a potential private offering of up to 2,000,000 investment units to not more than 35 investors comprised only of qualified institutional buyers and up to three institutional accredited investors, as discussed in the Form 8-K originally filed on March 28, 2003.

This private offering could affect the market price of our common stock. The price per share of common stock in the offering could be less than the price per share of common stock reported on public securities exchanges, and the offering would also result at some future time in additional shares becoming available for potential sale. Holders of our Series A Preferred stock may have the right to exchange their shares and warrants for investment units in a private offering if the investment units are determined to be offered on more favorable terms than the Series A Preferred shares, and this may further dilute our outstanding common stock. Investors in this offering could potentially allege claims against us, which could potentially result in liability on the part of us to return the investment by such investors or other liability under securities laws. The private placement also could distract management from operations and require it to expend financial and other resources. No assurance is possible that a financing will be completed on these terms or at all, and we are exploring other financing alternatives.

IF OUR SECURITY HOLDERS ENGAGE IN SHORT SALES OF OUR COMMON STOCK, INCLUDING SALES OF SHARES TO BE ISSUED UPON CONVERSION OR EXERCISE OF DERIVATIVE SECURITIES, THE PRICE OF OUR COMMON STOCK MAY DECLINE.

Selling short is a technique used by a stockholder to take advantage of an anticipated decline in the price of a security. A significant number of short sales or a large volume of other sales within a relatively short period of time can create downward pressure on the market price of a security. Further sales of common stock issued upon conversion or exercise of our derivative securities could cause even greater declines in the price of our common stock due to the number of additional shares available in the market, which could encourage short sales that could further undermine the value of our common stock. You could, therefore, experience a decline in the value of your investment as a result of short sales of our common stock.

BECAUSE OUR STOCK IS NOT LISTED ON A NATIONAL SECURITIES EXCHANGE, YOU MAY FIND IT DIFFICULT TO DISPOSE OF OR OBTAIN QUOTATIONS FOR OUR COMMON STOCK.

Our common stock has been traded under the symbol "HIET" on the OTC Bulletin Board(R) since May 3, 2002 and had previously traded under the symbol "SLWE" from February 22, 2002 through May 3, 2002. Because our stock trades on the OTC Bulletin Board(R) rather than on a national securities exchange or Nasdaq, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

BECAUSE WE ARE SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

OUR PREFERRED STOCK MAY DELAY OR PREVENT A TAKEOVER OF HIENERGY TECHNOLOGIES, POSSIBLY PREVENTING YOU FROM OBTAINING HIGHER STOCK PRICES FOR YOUR SHARES.

Our board of directors has the authority to issue up to 20,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights of those shares, without any further vote or action by our stockholders. Of these shares, 345 have been designated as Series A Convertible Preferred, of which approximately 96 were outstanding as of April
18, 2003. The rights of the holders of our common stock are subject to the rights of the holders of our outstanding preferred stock and will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, which would delay, defer or prevent a change in control of HiEnergy Technologies. Furthermore, preferred stock may have other rights, including economic rights senior to the common stock, and, as a result, the issuance of preferred stock could adversely affect the market value of our common stock.

CONCENTRATION OF OWNERSHIP IN OUR MANAGEMENT AND DIRECTORS MAY REDUCE THE CONTROL BY OTHER STOCKHOLDERS OVER HIENERGY TECHNOLOGIES.

Our executive officers and directors own or exercise full or partial control over more than 50% of our outstanding common stock. Assuming the sale to non-affiliates of all 14,224,420 shares covered by this offering, our executive officers and directors will still own or exercise full or partial control over more than 20% of our then outstanding common stock. As a result, other investors in our common stock may not have much influence on corporate decision making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of HiEnergy Technologies.

OUR BOARD OF DIRECTORS IS STAGGERED AND STOCKHOLDERS DO NOT HAVE THE AUTHORITY TO CALL A SPECIAL MEETING, BOTH OF WHICH MAKE IT MORE DIFFICULT FOR A STOCKHOLDER TO ACQUIRE CONTROL OF THE COMPANY.

Our certificate of incorporation and bylaws provide that our board of directors be divided into three classes, with one class being elected each year by the stockholders. Our certificate of incorporation also permits only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of the company. These provisions generally make it more difficult for stockholders to replace a majority of directors and obtain control of the board.

AN INVESTOR IN OUR COMMON STOCK WILL NOT RECEIVE SHARES WITH A TANGIBLE BOOK VALUE; AND WE DO NOT ANTICIPATE PAYING DIVIDENDS TO COMMON STOCKHOLDERS IN THE FORESEEABLE FUTURE, WHICH MAKE INVESTMENT IN OUR STOCK SPECULATIVE OR RISKY.

We have a deficit net tangible book value per share. See the separate section entitled "Dilution," below. Furthermore, we have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The fact that we have not and do not plan to pay dividends indicates that we must use all of our funds generated by operations for reinvestment in our operating activities.

LIMITED LIABILITY OF OUR CURRENT AND FORMER DIRECTORS MAY DISCOURAGE US AND THE STOCKHOLDERS FROM BRINGING ANY LAWSUITS AGAINST THEM.

Our certificate of incorporation and bylaws contain provisions that eliminate the liability of directors for monetary damages to the maximum extent permitted by law. These provisions may discourage stockholders from bringing a lawsuit against directors and officers for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against directors and officers even though such action, if successful, might otherwise have benefited the stockholders.

WE MAY OWE INDEMNIFICATION OBLIGATIONS TO OUR CURRENT AND FORMER DIRECTORS AND OFFICERS.

Our certificate of incorporation and bylaws contain provisions that provide for indemnification of officers and directors, in each instance to the maximum extent permitted by law. A stockholder's investment in our company may be adversely affected to the extent that costs of settlement and damage awards against directors or officers are paid by us under the indemnification provisions of the certificate of incorporation and bylaws. The impact on a stockholder's investment in terms of the costs of defending a lawsuit on behalf of a director or officer may also deter us from bringing suit against former directors or officers. To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of HiEnergy Technologies under the above provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might earn if we are successful in implementing our business strategies. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

          o our ability to finish developing our detection systems and produce and sell them;
          o the projected growth in those industries that may utilize our technology in the future;
          o our ability to fund the continued development, including securing government grants, and planned commercialization of our detection systems; and
          o our ability to distinguish ourselves from our current and future competitors.

You  can   identify   forward-looking   statements   generally  by  the  use  of
forward-looking terminology such as "believes," "expects," "may," "will," "intends," "plans," "should," "could," "seeks," "pro forma," "anticipates," "estimates," "continues," or other variations of those terms, including their use in the negative, or by discussions of strategies, opportunities, plans or intentions. You may find these forward-looking statements under the captions "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Description of Business," as well as captions elsewhere in this prospectus. A number of factors could cause results to differ materially from those anticipated by forward-looking statements, including those discussed under "Risk Factors", "Description of Business", and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

These  forward-looking   statements  necessarily  depend  upon  assumptions  and
estimates  that  may  prove  to be  incorrect.  Although  we  believe  that  the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements. It is appropriate for you to evaluate our forward-looking statements as you determine whether to buy shares of our common stock in this offering, but we urge you not to place undue reliance on forward-looking statements as you make your investment decision.

Any of the factors described above or in the "Risk Factors" section above could cause our financial results, including our net income (loss) or growth in net income (loss) to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

                                 USE OF PROCEEDS

We will be entitled to receive proceeds only from sales of the 5,000,000 shares of common stock which we are offering. We will not receive any of the proceeds from the sale of the balance of the shares of common stock offered under this prospectus. Rather, the selling security holders will receive those proceeds directly.

The amount and timing of our receipt of any such proceeds are uncertain because we intend to offer and sell shares from time to time. Generally, any proceeds we receive will furnish working capital to be utilized for funding research and development, current operating expenses and general corporate purposes. We have not specifically identified the uses for such proceeds; however, the uses will include the payment of current obligations such as rent, compensation, laboratory fees, travel and selling expenses, purchases of inventory, and professional fees.

                         DETERMINATION OF OFFERING PRICE

The shares of common stock are being registered for sale on a continuous basis pursuant to Rule 415 of the Securities Act. The price to the public, discounts and commissions and net proceeds to us or the selling security holders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made, if at all. We and the selling security holders may sell some portion of the shares from time to time on the over-the-counter market in regular brokerage transactions, in transactions directly with market makers or in privately-negotiated transactions at prices and on terms prevailing at the time of any such sale.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Below are the high and low closing bid prices of our common stock for the periods shown, as obtained from Pink Sheets LLC, a research service that compiles quote information reported on the National Association of Securities Dealers composite feed or other qualified interdealer quotation medium, and from other public sources. The quotations listed below reflect interdealer prices, without retail mark-up, mark-down or commissions, and may not reflect actual transactions. Our common stock commenced trading on the OTC Bulletin Board(R) operated by the NASD under the symbol "SLWE" on February 22, 2002. In connection with the change of SLW Enterprises' name to HiEnergy Technologies, Inc. on April 30, 2002, our ticker symbol was changed from "SLWE" to "HIET" on May 3, 2002.


         2002 - 2003:                                                  High             Low
         -----------                                                  -------------------------
         Fourth Quarter-Interim (February 1, 2003 to April 15, 2003)   $2.35            $0.58
         Third Quarter (November 1, 2002 to January 31, 2003)          $3.10            $2.11
         Second Quarter (August 1, 2002 to October 31, 2002)           $2.60            $1.41
         First Quarter (May 1, 2002 to July 31, 2002)                  $2.09            $0.20

         2001 - 2002:
         -----------
         Fourth Quarter (February 27, 2002 to April 30, 2002)          $2.68            $1.42


As of April 18, 2003, we had 24,174,605 shares of common stock outstanding held of record by approximately 197 stockholders of record. Within the holders of record of our common stock are depositories, such as Cede & Co., that hold shares of stock for several brokerage firms which, in turn, hold shares of stock for one or more beneficial owners.

                                 DIVIDEND POLICY

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. We currently anticipate that we will retain any earnings for use in the continued development of our business. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains. The board of directors has sole authority to declare dividends payable to our stockholders. However, common stock dividends are prohibited presently by the terms of the outstanding Series A Convertible Preferred Stock and could from time to time be prohibited further by credit agreements, other senior securities, or otherwise.

                       CONVERTIBLE SECURITIES OUTSTANDING

STOCK OPTIONS

As of April 18, 2003, we had the following stock options outstanding.

-------------------------------- -------------------- ----------------- -------------------------- -------------------
                                        NO. OF
                                      UNDERLYING       OPTION EXERCISE
NAME OF OPTIONEE                    COMMON SHARES          PRICE               EXERCISE TERM          DATE OF GRANT
-------------------------------- -------------------- ----------------- -------------------------- -------------------
Bogdan C. Maglich                     2,898,728             (1)                    (1)                    (1)

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Isaac Yeffet                          1,000,000            $1.00                 6 years                7/12/02

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Michal Levy                              89,410           $0.157                   (2)                  9/17/02

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Tom Pascoe                            3,005,038            $1.00                   (2)                  9/25/02

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Chapin E. Wilson                         36,363               (3)               10 years                  (3)

-------------------------------- -------------------- ----------------- -------------------------- -------------------
Derek W. Woolston                        36,363               (3)               10 years                  (3)

-------------------------------- -------------------- ----------------- -------------------------- -------------------
TOTAL                                 7,065,902
-------------------------------- -------------------- ----------------- -------------------------- -------------------

(1) 2,482,011 underlying shares granted on April 24, 2002, have an option exercise price of $0.134 per share and a term ending on November 30, 2008; and 416,717 underlying shares granted on February 11, 2003, have an option exercise price of $2.81 per share and a term of five years.
(2) Exercisable within 90 days after resignation of employment in March of 2003.
(3) 22,727 underlying shares granted on September 25, 2002, have an option exercise price of $1.00 per share, and 13,636 shares granted on December 19, 2002, have an option exercise price of $2.24 per share.



WARRANTS

As of February 19, 2003, we had the following warrants outstanding.
----------------------------------- -------------------- ------------------ ------------------ ------------------
                                          NO. OF
                                        UNDERLYING         WARRANT EXERCISE
NAME OF WARRANT HOLDER                 COMMON SHARES           PRICE           EXERCISE TERM      DATE OF GRANT
---------------------------------- -------------------- ------------------ ------------------ ------------------
Rheal Cote and assigns                   150,000               $1.00             3 years            5/31/02

----------------------------------- -------------------- ------------------ ------------------ ------------------
Wolfe      Axelrod      Weinberger       250,000               $2.12          Until 5/1/07          12/9/02
Associates LLC
----------------------------------- -------------------- ------------------ ------------------ ------------------
Primoris Group Inc.                      400,000               $2.00             2 years            8/1/02

----------------------------------- -------------------- ------------------ ------------------ ------------------
Investors in Series A Preferred          366,156               $1.50             2 years          10/7/02 and
Offering                                                                                            12/9/02
----------------------------------- -------------------- ------------------ ------------------ ------------------
Investors in October 2002 Common         269,990               $2.50             3 years         10/29/02 and
Stock Offering                                                                                     10/31/02
----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C. Wainwright & Co., Inc. and           84,000               $0.01             5 years            8/11/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C. Wainwright & Co., Inc. and          102,546               $1.15             5 years            10/7/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C. Wainwright & Co., Inc. and          145,994               $1.35             5 years           10/31/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
H.C.  Wainwright  & Co.,  Inc. and       150,000               $2.48             5 years            12/9/02
assigns

----------------------------------- -------------------- ------------------ ------------------ ------------------
Shaun Corrales                            40,000               $1.50             3 years            2/17/03

----------------------------------- -------------------- ------------------ ------------------ ------------------
Robert W. Bellano                         40,000               $1.50             3 years            2/17/03

----------------------------------- -------------------- ------------------ ------------------ ------------------
TOTAL                                  1,998,686
----------------------------------- -------------------- ------------------ ------------------ ------------------


SERIES A CONVERTIBLE PREFERRED STOCK

As of April 18,  2003,  we had the  following  shares of Series A  Convertible
Preferred Stock outstanding.

---------------------------- ----------------- --------------- -------------- --------------------- -----------------
                               NO. OF SERIES A     EQUIVALENT
NAME OF SERIES A                 PREFERRED      NO. OF COMMON    CONVERSION
PREFERRED HOLDER                  SHARES           SHARES          PRICE        CONVERSION TERM     DATE OF ISSUANCE
---------------------------- ----------------- --------------- -------------- --------------------- -----------------
Holders of shares of              95.82           833,419          $1.15            2 years             10/7/02
Series A Preferred

---------------------------- ----------------- --------------- -------------- --------------------- -----------------



                         SHARES ELIGIBLE FOR FUTURE SALE

The following table shows the tradability status of the 24,174,605 shares of common stock we had issued and outstanding on April 18, 2003:

o         Free  trading  shares  that  may be  sold  without  regard  to the
          requirements of Rule 144:                                              4,627,502 shares

o         Shares  being  sold  through  this  prospectus,   including  shares
          underlying convertible securities:                                     14,224,420 shares

o         Shares held by affiliates that may be sold under Rule 144:             1,542,500 shares

o         Shares  held by  non-affiliates  that may be sold  under Rule 144's
          conditions (after February 19, 2002):                                  300,000 shares

o         Shares  held by  non-affiliates  that may be sold  under Rule 144's
          conditions (after April 24, 2003):                                     3,975,494 shares

o         Shares  held by  affiliates  that  may be  sold  under  Rule  144's
          conditions (after April 24, 2003):                                     10,453,782 shares


In general, a sale under Rule 144 after holding shares for more than one year but less than two years requires compliance with the following material conditions:

o public information--we must be current in our requirement to file our quarterly and annual reports with the SEC, as well as any reports required to be filed on Form 8-K for material events;
o volume limitation--during any three-month period a stockholder may not sell more than one percent of our total outstanding shares, as shown on our most recent quarterly or annual report;
o manner of sale--the shares must be sold in a market transaction through a broker or market maker, generally without solicitation of a buyer; and
o notice--except for certain de minimis sales, the seller must file a Form 144 with the SEC.

Sales of unregistered securities by an affiliate must always comply with these four conditions. After holding their shares for more than two years, stockholders that are not affiliates may sell their shares without having to comply with these conditions. Rule 144 has a number of exceptions and complications, and any sale under Rule 144 requires an opinion of counsel reasonably satisfactory to us.

There are no contractual restrictions prohibiting the sale of any of our outstanding shares.



                                    DILUTION

There is a net deficit per share of common stock before this offering of shares. After this offering there may continue to be a net deficit or there may be a net book value per share. However, the amount of increase in tangible book value per share attributable to paying for shares will be a minor portion of the total amount paid for shares purchased in offerings pursuant to this prospectus. A major portion of the proceeds of sale of shares will be payable to selling security holders. Further, all of our previously outstanding shares of our common stock will dilute the positive effect on book value per share of any payments that are actually made to us for the purchase of shares. Essentially, investors in our common stock should consider that they shall absorb substantially complete immediate dilution.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                                PLAN OF OPERATION


The following discussion should be read in conjunction with our Consolidated Financial Statements beginning at page F-1 at the end of this prospectus. Certain statements contained in this discussion may constitute forward-looking statements, as discussed above in the section entitled "Forward-Looking
Statements". Our actual results could differ materially from the results anticipated in the forward-looking statements as a result of a variety of factors, including those discussed in the sections entitled "Risk Factors" and "Business".

                                    OVERVIEW

The Company was incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. On April 30, 2002, the Company changed its name to HiEnergy Technologies, Inc. in conjunction with the acquisition of an approximately 92% interest in HiEnergy Microdevices, Inc., a Delaware corporation based in Irvine, California in the business of developing a stoichiometric-based technology that can remotely determine the empirical chemical composition of substances, including explosives, biological weapons and illegal drugs. HiEnergy Microdevices was formed on August 21, 1995.

The acquisition of HiEnergy Microdevices by the Company occurred on April 25, 2002. The Company acquired HiEnergy Microdevices pursuant to a Voluntary Share Exchange Agreement that provided the framework for the exchange of outstanding common stock of HiEnergy Microdevices for shares of common stock of the Company. Pursuant to the voluntary share exchange, the Company offered to exchange
22.3524 shares of its common stock for each outstanding share of HiEnergy Microdevices' common stock. On the closing date of the offering, 14,380,200 shares of our common stock were issued in exchange for approximately 92% of HiEnergy Microdevices' outstanding shares of common stock in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of our outstanding equity and the five directors of HiEnergy Microdevices comprised five of our six directors. The composition of our board of directors has subsequently evolved to consist of the five directors discussed in the section entitled "Management".

On October 22, 2002, we changed our domicile from the State of Washington to Delaware. Our name remains HiEnergy Technologies, Inc., and our common shares continue to trade on the NASD's Over-the-Counter Bulletin Board(R) under the symbol "HIET".

We plan to develop three detection systems based on our innovative stoichiometric technology, which has been proven in the laboratory to remotely and non-intrusively determine the chemical formulas of certain concealed substances in controlled situations and "see through" metals and other materials.

Prior to the reverse take-over transaction, SLW Enterprises' initial efforts focused on establishing a web-based nutritional supplement sales business.

                              BASIS OF PRESENTATION

For accounting purposes, the voluntary share exchange transaction between the Company and HiEnergy Microdevices has been treated as a recapitalization of the Company, with HiEnergy Microdevices as the accounting acquiror (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

We have prepared our Consolidated Financial Statements on a going concern basis in accordance with generally accepted accounting principles in the United States. This going concern basis of presentation assumes that we will continue operations for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. As described below under Liquidity and Capital Resources, there is substantial uncertainty about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

                          CRITICAL ACCOUNTING ESTIMATES

The discussion and analysis of our financial condition and results of operations are based on our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates. We base our estimates on assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

                                OPERATING RESULTS

For the nine months ended January 31, 2003, we incurred a net loss of approximately $4.5 million, as compared to a net loss of approximately $600,000 for the same period in 2001. For the year ended April 30, 2002, we incurred a net loss of approximately $1.4 million, as compared to a net loss of approximately $288,000 for the year ended April 30, 2001. For the nine months ended January 31, 2003, we had negative cash flows from operations of approximately $2.1 million. For the year ended April 30, 2002, we had negative cash flows from operations of approximately $653,000. In addition, we had an accumulated deficit of approximately $8.1 million and were in the development stage as of January 31, 2003. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NINE MONTHS ENDED JANUARY 31, 2003 COMPARED TO NINE MONTHS ENDED JANUARY 31,
----------------------------------------------------------------------------
2002
----

         REVENUE

We had revenues of approximately $41,000 during the nine-month period ended January 31, 2003, as compared to revenues of approximately $117,000 during the same period last year. Our revenues were derived from government grants for development and testing of our remote detection technology. We have not commenced selling our products. Until we complete development of one of our detector systems, our revenues will most likely be limited to government grants. We cannot predict exactly when we will complete development of our planned detection systems and begin production for specific applications, but we expect that it will not be within the fiscal year that will end on April 30, 2003.

         OPERATING EXPENSES

Our operating expenses consist primarily of salaries and benefits, costs for general corporate functions, including finance, accounting and facilities, and fees for professional services.

Our general and administration expenses increased to approximately $4.4 million during the nine-month period ended January 31, 2003, from approximately $707,000 during the same period in 2002. The increase in operating expenses was primarily due to increases in administrative personnel, general office, legal, accounting and investor relations expenses, as well as research and development expenses.

         DEPRECIATION

Accumulated depreciation for property and equipment at January 31, 2003 was approximately $80,000. Depreciation expense for the nine-month periods ended January 31, 2003 and 2002 was approximately $72,600 and $5,800, respectively.

YEAR ENDED APRIL 30, 2002 COMPARED TO YEAR ENDED APRIL 30, 2001
---------------------------------------------------------------

         REVENUE

We reported no operating revenue during the fiscal years ended April 30, 2002 and 2001. Our 2002 revenues of approximately $148,000, as compared to revenues of approximately $80,000 for the year ended April 30, 2001, were derived from government grants for development and testing of our remote detection technology.

         OPERATING EXPENSES

Our general and administration expenses increased to approximately $1.5 million for the year ended April 30, 2002, from approximately $358,000 for the year ended April 30, 2001. The increase in operating expenses was primarily due to increases in administrative personnel, general office, legal, accounting and investor relations expenses, as well as research and development expenses. Transactional expenses associated with the reverse takeover transaction with HiEnergy Microdevices also contributed to the increase in expenses.

         DEPRECIATION

Accumulated depreciation for property and equipment at April 30, 2002 was approximately $7,000. Depreciation expense for the years ended April 30, 2002 and 2001 was approximately $5,000 and $1,000, respectively.

OTHER MATTERS
-------------

         TAX RETURNS

The Company's subsidiary, HiEnergy Microdevices, seemingly has not filed certain of its 1099's, W-2's, and payroll tax returns for the calendar years ended December 31, 1995 through 2001. As of January 31, 2003, federal and state taxing authorities have not assessed the Company any additional amounts due for payroll taxes, penalties, and interest. The Company has reserved $350,000 and $350,000 (unaudited) for any potential taxes due for payroll taxes, penalties, and interest that may have accrued as of April 30, 2002 and January 31, 2003, respectively. The Board of Directors has approved the Company filing these forms and payroll tax returns, and the Company is in the process of determining what needs to be filed and what amount, if any, is due.

         RECENT ACCOUNTING PRONOUNCEMENTS

The subsection of Note 3 to the Notes to the Financial Statements entitled "Recently Issued Accounting Pronouncements" is incorporated herein by reference.

               LIQUIDITY AND CAPITAL RESOURCES; PLAN OF OPERATION

During the nine months ended January 31, 2003, we used approximately $2.1 million for operating activities, approximately $677,108 to acquire property and equipment and approximately $505,971 to repay related party liabilities. These uses of cash were funded principally through opening cash on April 30, 2002 of approximately $1.1 million and private placement offerings that provided net proceeds of approximately $2.9 million. As of January 31, 2003, we had cash of approximately $756,000 and current liabilities of approximately $1.1 million.

We raised approximately $2.5 million in net proceeds from financing activities (after commissions) during the nine months ended January 31, 2003. On October 7, 2002, we closed an offering of our Series A Convertible Preferred Stock, providing net proceeds (after commissions) of approximately $855,000. We issued approximately 98 Series A Preferred shares at a face value of $10,000 per share. The Series A Preferred shares are convertible into common stock at a fixed rate of $1.15 per share. Each investor also received 30% warrant coverage, based on the number of common shares their Series A Preferred can be converted into, with an exercise price of $1.50 per share. Each investor also has the option of exchanging some or all of their Series A Preferred shares (including related warrants) at $10,000 per share to purchase securities in any future offering that is on more favorable terms than the October 2002 Series A Preferred offering. We also paid an 8% dividend on the Series A Preferred in advance by issuing approximately 68,000 common shares to the investors. On October 31, 2002, we completed an offering of our common stock, providing net proceeds (after commissions) of approximately $1.7 million. We issued approximately 1.3 million common shares at a price per share of $1.35. Each investor also received 20% warrant coverage, based on the number of common shares purchased, with an exercise price of $2.50 per share. The offerings and sales of our Series A Preferred Stock and our common stock were not registered under the Securities Act and were conducted pursuant to applicable exemptions from the Securities Act's registration requirements. This disclosure is not an offer of securities by us or a solicitation of an offer to buy securities from us. Placements were made only to accredited investors with preexisting contacts with HiEnergy Technologies and its authorized representatives.

On February 7, 2003, we repaid approximately $50,000 of the approximately $145,000 of related party notes payable that were outstanding on January 31, 2003. The remaining unpaid balance of approximately $95,000 is in default or due on demand. As discussed in the section entitled "Legal Proceedings", on January 15, 2003, we executed a settlement agreement with Keith Cowan, a former executive officer of HiEnergy Microdevices, that contains a maximum cash exposure of $175,000. The settlement agreement provides that we will pay Mr. Cowan $50,000. In addition, Mr. Cowan received 80,000 shares of restricted HiEnergy Technologies common stock, with registration rights that provided Mr. Cowan with the option of tendering the 80,000 shares to HiEnergy Technologies for a payment of $125,000 if the shares were not registered on or before April 1, 2003. As of April 1, 2003, the shares had not been registered and Mr. Cowan subsequently tendered the 80,000 shares to the Company and received a payment of $125,000.

On November 6, 2002, we filed a registration statement on Form SB-2, of which this prospectus is a part, to register an offering of common stock by some of our shareholders on a delayed and continuous basis. The Securities and Exchange Commission notified us that it would not review the registration statement. During the course of our ongoing due diligence in connection with this filing, we determined that certain disclosures should be updated prior to requesting that the Securities and Exchange Commission declare the registration statement effective.

On February 24, 2003, we filed a pre-effective amendment number one to the registration statement that updates these disclosures and includes updated financial statements. On April 18, 2003, we filed a pre-effective amendment number 2 to the registration statement that again that updates these disclosures and includes updated financial statements.

The SEC has initiated an investigation which includes an investigation of the relationship of a former director and certain stockholders or former stockholders to an individual who has previously been involved in stock manipulation schemes and our relationships, contracts, and press releases. The SEC requested our cooperation on a voluntary basis. We conducted an independent investigation of such relationships with that individual, the conclusions of which are discussed further below in the section entitled "Legal Proceedings." We understand that the SEC recently has formally commenced an investigation. We intend to cooperate with the ongoing investigation of this matter by the SEC and accordingly we may be required to incur additional expenses related to the SEC investigation. In a formal investigation, the SEC has power to require cooperation by issuance of subpoenas and other legal orders.

We may also be subject to claims by Barry Alter, a former Chief Executive Officer and director of HiEnergy Technologies, for an alleged right to indemnification from expenses incurred by him in connection with the SEC investigation under the indemnification provisions of our Certificate of Incorporation and Bylaws. We received a request to advance $20,000 to be paid into a retainer account at a law firm representing Mr. Alter, which we refused on the basis that the retainer is not an expense related to the investigation but rather is an asset held as security for future expense payments. We subsequently received an invoice for $14,651.35 of legal fees and costs plus $10,000 as a retainer amount. We are in the process of considering the request for indemnification and have not made a determination that Mr. Alter is entitled to it. The Bylaws provide for a determination to be made within 20 days. If it is determined that Mr. Alter's claim satisfies the conditions for advancement of expenses incurred in the SEC investigation, we may be obligated to advance any expenses, liabilities or losses incurred by him in connection with the investigation prior to a final determination whether Mr. Alter has satisfied the standard of conduct to justify indemnification. Mr. Alter has executed an undertaking to repay the advances if it is later finally determined that he is not entitled to indemnification. Under the provisions of the Certificate of Incorporation and Bylaws, if we challenge Mr. Alter's right to indemnification, we bear the burden of proof and are required to obtain a final judicial determination that he is not entitled to indemnification.

During the quarter ended January 31, 2003, our monthly cash used in operations was around $265,000, excluding the $50,000 paid to and the $125,000 held in escrow for Keith Cowan in connection with the settlement agreement. We are now working to conserve our cash. As a result of cost cutting measures, we are trying to limit our monthly cash used in operations to approximately $150,000 per month. We have no contractual obligations to make capital expenditures.
During the nine-month period ended January 31, 2003, we have made capital expenditures of approximately $677,000. We intend to make additional capital expenditures of approximately $30,000 through April 30, 2003, for a total of approximately $700,000 during the fiscal year, to further the development and testing of our technology and proposed products. If we make all of these capital expenditures and our cash used in operations remains steady at approximately $150,000 per month, we expect to have enough cash to support our operations, with continued cost-cutting measures, for approximately three to four months. Our cash on hand, however, may not be sufficient to fund our operations for a period of four months and we will need to raise additional funds to support our operations beyond four months.

The continued development and testing of our technology to create market-ready products depends upon raising additional funds. We anticipate that we will seek to raise equity capital in order to continue our operations for the year ending April 30, 2004. Negative publicity surrounding the matters discussed in the section entitled "Legal Proceedings" could increase the challenge of raising additional capital. There is no assurance that additional capital will be available when or if required. There can be no assurance that we will be able to continue as a going concern or achieve material revenues or profitable operations. Although there is no assurance, we believe we have a sufficient amount of authorized capital, as our Certificate of Incorporation authorizes 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of April 18, 2003, there were 24,174,605 shares of common stock and approximately 96 shares of preferred stock outstanding.

In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research ("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. The total cost of the project is $1,400,000, which includes private matching funds of $550,000 and $70,000 granted by the Department of Defense for Phase I testing of the system, currently being completed. The private contribution consists of approximately $200,000 in matching funds from private individuals and approximately $350,000 worth of HiEnergy's hi-tech equipment. On January 15, 2003, the contract with the Department of Defense was executed by the parties. We have commenced work under year one of the contract, valued at $415,000. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the DOD at the end of the first year.

We plan to continue to utilize a combination of equity financings and government grants to fund our operations. From time to time we consider issuing equity securities in private offerings. We have no definitive plans or arrangements in place with respect to additional capital sources or lines of credit available to us at this time.

The forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties. Our actual funding requirements may differ materially as a result of a number of factors, including unknown expenses associated with the development and testing of our products, marketing and sales, and the possibility that we are inaccurate in our estimates of potential market acceptance, the cost of production of our products and the timing of bringing our products to market. There can be no assurance that financing adequate to carry out our business plan will be available on terms acceptable to us, or at all. None of our forward-looking statements whatsoever is intended to be construed as a guarantee of future performance.

                             DESCRIPTION OF BUSINESS

                                    OVERVIEW

We have developed technology capable of remote and non-intrusive, quantitative on-line determination of the chemical composition of substances, including explosives, biological weapons and illegal drugs. We plan to continue to develop, commercialize and market our technology to agencies, organizations and ultimately industrial users that need to improve the speed, accuracy and efficiency of their security screening procedures.

Our technology is a "stoichiometric" confirmation sensor that identifies empirical chemical formulas of the analyzed chemical substance. "Stoichiometry" is the scientific term for the art and science of deciphering empirical chemical formulas of unknown substances.

Our technology is superior to confirmation detectors which provide confirmation by using "pattern recognition" technology which only qualitatively recognizes the specific chemical compounds that the detector is programmed to identify. While both stoichiometric technology and confirmation detectors will conclusively identify the chemical nature of the target being scanned, stoichiometric detection produces an identification of chemical formulas of almost every substance and is not limited to finding targeted substances. Our technology is far superior to the so-called "anomaly detectors", such as x-ray scanners, which merely identify objects fitting a certain profile that require additional examination. As a general proposition, anomaly detectors will give a high rate of "false positives."

During the period 1998-2002, our prototype SuperSenzor demonstrated the ability to retrieve from three feet away, in a matter of seconds, the chemical formula and three-dimensional location of (1) explosive simulant through steel or soil;
(2) cocaine simulant through rice; and (3) anthrax through paper. The empirical chemical formulas of substances and their locations are obtained non-intrusively, trans-barrier, and online.

On May 8, 2002, our prototype MicroSenzor demonstrated, before two inspectors of the Office of Inspector General of the Department of Transportation, the ability to semi-automatically, stoichiometrically identify one kilogram of TNT explosive simulant in a metal container from a distance of one foot in 20 minutes, and discriminate it from common non-explosive substances.

On June 3, 2002 our prototype MiniSenzor demonstrated, before an ad hoc (internal) committee led by an aviation security specialist, its ability to stoichiometrically identify, through a metal container, one pound of semtex explosive simulant in 30 seconds, automatically and without human intervention, as well as to reject common non-explosive substances like sugar and chocolate.

The SuperSenzor, MiniSenzor and MicroSenzor are based on the proprietary invention named atometry. We led the joint private sector-government-university research consortium that developed atometry over the period from 1997-2002. Atometry was scientifically validated at the US Department of Energy's Special Technologies Laboratory in Santa Barbara and was for the first time publicly presented at the White House International Symposium on Drug Control Policy in 1999 and published in the Symposium's Proceedings.

We are unaware of any other stoichiometric detector on the market. We understand there may be two in the laboratory stages, neither of which has been tested and shown to have stoichiometric detection capability.

                                CORPORATE HISTORY

We are the parent public company of an operating subsidiary named HiEnergy Microdevices, Inc. The Company was incorporated under the laws of the State of Washington on March 22, 2000, under the name SLW Enterprises Inc. On April 30, 2002, we changed our name to HiEnergy Technologies, Inc. following our acquisition of an approximately 92% ownership interest in HiEnergy Microdevices, Inc. in a reverse take-over transaction. As a result of this transaction, former stockholders of HiEnergy Microdevices came to own approximately 65% of our outstanding equity and the five directors of HiEnergy Microdevices comprised five of our six directors. The composition of our board of directors has subsequently evolved due to resignations and appointments to fill vacancies on the board and currently consists of five directors as discussed in the section entitled "Management."

On October 22, 2002, we changed our domicile (state of incorporation) from Washington to Delaware. Our name remains HiEnergy Technologies, Inc.

Our 92% owned subsidiary, HiEnergy Microdevices is a Delaware corporation formed in 1995. It is the entity by which our technology has been developed. Dr. Bogdan Maglich, our Chairman of the Board, Chief Executive Officer, President, Treasurer and Chief Scientific Officer, founded HiEnergy Microdevices to commercialize the technology he invented to remotely and non-intrusively decipher the chemical composition of substances.

Prior to the reverse take-over transaction, SLW Enterprises' initial efforts focused on establishing a web-based nutritional supplement sales business.

                                INDUSTRY OVERVIEW

We believe our technology will have broad applicability within the substance detection industry. The need for substance detection cuts across many spheres of our economic and political life. Many Americans most prominently associate substance detection with the security industry and more precisely with air travel since September 11, 2001.

Detection technology is used to detect a wide range of substances, including explosives, biological weapons and illegal drugs. We believe the major commercial  applications  for our  technology  are in areas  requiring  security precautions, including airports, ports of entry, military/government installations and other secured areas. In addition, industrial quality control processing in certain industries requires non-intrusive sampling. The table below summarizes selected markets for detection technology.

                 ------------------------------------- ---------------------------------
                 Market Area                            Customer
                 ------------------------------------- ---------------------------------
                 Airport security screening             Transportation and Security
                                     Agency
                  ------------------------------------- ---------------------------------
                 Customs contraband detection           U.S. Customs
                   ------------------------------------- ---------------------------------
                 Biological weapons detection           Department of Defense
                  ------------------------------------- ---------------------------------
                 Landmine detection                     Department of Defense
                  ------------------------------------- ---------------------------------
                 Industrial quality control             Crude oil refiners, bulk food
                 processing                             processors, steel manufactures
                   ------------------------------------- ---------------------------------
                                                        Bureau of Alcohol, Tobacco,
                 Police and ATF Bomb squads             Firearms (ATF); Local Bomb
                 explosive detection                    Squads
                 ------------------------------------- ---------------------------------

We believe our core technology has applications in each of these markets. In the aggregate we believe that the domestic demand for detection technology exceeds $3 billion over the next several years. We cannot predict the exact timing on which the agencies and organizations comprising these markets will purchase new detection systems. International markets also exist in each of these market areas.

Detection technologies can be broadly divided into anomaly detectors and confirmation detectors. Anomaly detectors, such as x-ray scanners, identify anomalies that require further intrusive inspection to determine whether a threat is present. As a general proposition, anomaly detectors will give a high rate of false positives that must be further investigated while confirmation detectors will conclusively identify the chemistry of the target being scanned.

Pattern recognition confirmation detectors qualitatively recognize specific chemical substances that the detector is programmed to identify. In contrast, stoichiometric confirmation detectors produce a quantitative identification of chemical formulas without having to seek a match to a pre-programmed qualitative pattern. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific signal shapes that the detector is programmed to identify.

The most commonly employed detection technology today is the x-ray, an anomaly detector. Certain versions of the x-ray known as a CT x-ray can retrieve precise three-dimensional images of the density of objects. The x-ray can identify objects fitting a certain profile that require further inspection through some confirmation detection process. But the x-ray is "chemically blind", and thus unable to identify the contents of a container without opening the container. In airport security screening, for example, the x-ray can roughly determine the target's density and if it is similar to that of a typical explosive. There are hundreds of common substances, however, that have a density similar to that of explosives. As many travelers experience daily at U.S. airports, once the x-ray identifies an anomaly, intrusive inspection is required to determine whether a security threat is present.

                               MARKET OPPORTUNITY

The events of September 11, 2001 have fundamentally altered the way both the public and governments view security. In response to September 11, governments are looking to step up security not only in the air travel sector, but across a wide array of activities. The enhanced security will demand either increased time and expense using existing technology or the adoption of innovative technologies to improve security while minimizing the drag on economic activity.

Specific problems that exist with current technology include the following:

AIRPORT SECURITY SCREENING
--------------------------

Congress has passed legislation requiring that 100% of checked baggage be screened for explosives by December 31, 2002, although a committee of the House of Representatives recently voted to extend that deadline to December 31, 2003. It is estimated that the Transportation and Security Administration will have to purchase up to 900 new Explosive Detection Systems and 5800 trace detection systems to check this amount of baggage. Existing technology, such as Computed Tomography (CT) machines, cannot identify the contents of luggage, as they are chemically blind. Instead, they look at the density of the objects inside a container, and ask the operator of the CT machine to decide whether there is a problem. This process results in a very high rate of false positives, it depends solely upon the alertness and training of the operator, it cannot see through metal containers, and it cannot confirm the existence of explosives.

CUSTOMS SCREENING
-----------------

The U.S. Customs Agency has identified the need to screen and check packages, shipping containers, and trucks entering all U.S. ports of entry. This task is monumental (approximately 5.7 million sea containers enter the U.S. each year), and requires technology that is quick, non-intrusive, and can operate at a distance. Under the Container Security Initiative of January 2002, the U.S. Customs has even begun pre-inspection of "high risk" cargo containers at three major points of origin. Existing technology is limited in that it cannot see well through metal, needs to be close to the suspected object (or inside the container), and cannot confirm the identity of the unknown substance.

LANDMINE DETECTION
-------------------

The Department of Defense has the difficult task of protecting its own troops and tanks from anti-personnel and anti-tank mines. Significant damage is done to tanks, soldiers, and civilians by old and new mines around the world. The current technology to clear landmines that uses anomaly detectors, such as metal detectors, Ground Penetrating Radar and infrared imaging, has significant drawbacks: only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are "clutter" that must nevertheless be investigated as though they were live mines. The result is that mines cannot be checked quickly, and humans must place themselves at risk to verify that an area of land is clear. The United Nations has estimated that it would cost $30 billion and take more than 150 years to clear all landmines using existing technology.

CONTAMINATION CONTROL
----------------------

With the advent of security for not only people, but the actual products they use, there is a growing market to make sure that someone does not cause panic and widespread terrorism by contamination. We believe that contamination control of all kinds could ultimately be one of our most significant markets. Currently contamination control is conducted through sampling, with targets being subjected to tests to determine whether specific contaminants are present. This approach requires the destruction of the target (resulting in an economic incentive to minimize sample size), it may not identify isolated instances of contamination, and it may not detect a contaminant because the contaminant's identification was excluded from the testing regimen.

In each of these areas, as well as others, we believe the market will pay for an innovative security approach that improves security while minimizing the drag on economic activity. The need for explosive and biological identification is a key factor in our assessment of the market opportunity for our technology. We believe the entire security and anti-terrorism market is a growing industry.

                       THE HIENERGY TECHNOLOGIES SOLUTION

We have developed unique detection technology that remotely and non-intrusively determines the chemical formula of unknown substances in real time (called "stoichiometric" detection). Our technology is unique in that it can for the first time:

o        Identify chemical compositions of unknown substances;
o        Operate remotely (i.e.: from a distance of millimeters to meters);
o        Operate through barriers (i.e.: through solid steel casing); and
o        Operate in real-time (i.e.: in a matter of seconds).

We believe our technology represents a major innovation in the field of detection technology because it will allow us to develop detection systems that can - without needing to pre-program patterns to be recognized - confirm the presence of concealed explosives, illegal drugs, biological/chemical weapons, and other contraband. Because stoichiometric detection produces an identification of chemical formulas, it is a superior technology to pattern recognition confirmation detection, which only recognizes specific chemical formulas that the detector is programmed to identify. Confirmation detectors, which confirm the presence of specific chemicals in a scanned target, are as a general rule superior to anomaly detectors, such as x-ray scanners, which merely identify objects fitting a certain profile that require further examination through some confirmation detection process (such as a time-consuming search). We believe our stoichiometric detection technology will provide substantial improvement over the anomaly detection-based technology that prevails today, because stoichiometric detection will produce more accurate detection results while simultaneously reducing the high rate of false positives (and the accompanying time-consuming searches).

Over the last three years several successful demonstrations have been conducted which proved the technical concepts.

o A Department of Defense funded demonstration which demonstrated the chemical detection of an explosive simulant through 3/4 of an inch of steel as well as 5 inches of soil from a distance of 3 feet;
o A demonstration under a U.S. Customs Service contract which demonstrated the chemical detection of cocaine simulant buried in rice; and
o A demonstration for the Defense Advanced Research Projects Agency that demonstrated the chemical fingerprinting of Anthrax simulant.

We are unaware of any prior demonstrations in the history of analytic chemistry where empirical chemical formulas have been stoichiometrically deciphered (a) on a timely basis, (b) without sampling and (c) through barriers.

We have developed our unique technology through several years of research and testing, including work under research contracts sponsored by the Department of Defense and the U.S. Customs Service, as well as by research and testing at the University of California, Irvine. Patent applications have been filed for certain proprietary components of the technology.

The technology uses the physical law that the gamma spectrum emitted from a collision between a neutron and an atom in the target has a unique signature. Combining information on the neutron's direction of travel with its length of travel provides the position in space of the nucleus impacted. A proprietary processor synthesizes the gamma spectrum data and outputs both the precise molecular makeup (also known as stoichiometry) of the irradiated specimen as well as its coordinates. In this manner, our technology performs remote, non-intrusive deciphering of the chemical formulas of concealed substances and can "see through" metals and other materials. Further, it does this analysis without the need of being in close proximity with the target for inspection or chemical identification.

We believe our technology will allow us to create leading products in several market areas, including airport security screening, customs screening, landmine detection and contamination control.

AIRPORT SECURITY SCREENING
--------------------------

X-ray detectors for airport security rely on anomaly detection, where a detector signals that a potential problem may exist. The operator must, for each bag, decide whether there is a potential problem, and then use a secondary, usually intrusive, means to actually determine whether there is an explosive. This system creates several problems, including a very high rate of false positives, and worse, the inability to detect explosives. The system depends upon the judgment of recently federalized screeners, the training and management of whom has proven a major stumbling block to consistent, alert security. Our proposed systems will be dramatically different. They should improve safety by automatically displaying the chemical formula of the target through up to 3/4 inch thick steel and not relying upon operator interpretation. Our technology should dramatically lower the rate of false positives, improving speed and efficiency and reducing air travel delays.

CUSTOMS SCREENING
-----------------

The U.S. Customs has identified the need to screen ports of entry for contraband, weapons, and biological agents. Currently, less than five percent of all shipping containers are checked by any physical screening method. Senator Charles Schumer has estimated that it could cost up to $5 billion to check every shipping container and truck entering the United States. Because our technology has demonstrated that it can perform detection through up to 3/4 inch thick steel, it offers the potential for real time trans-metal deciphering of chemical formulas. Thus, shipping containers could be checked for contraband, weapons, and explosives in real-time without having to open and unseal the containers. We are not aware of any other form of detection technology that can perform trans-metal stoichiometric detection.

LANDMINE DETECTION
------------------

Current technology used to clear landmines, such as Ground Penetrating Radar and metal detectors, has significant drawbacks. Existing technology is limited by the need to penetrate soil, by the manufacture of non-metallic landmines, and by its inability to operate from a distance in real time. Only one out of 800 anomalies turn out, after having been unearthed, to be real mines; the rest of the anomalies are "clutter" that must nevertheless be investigated as though they were live mines. The result of these drawbacks is that land cannot be checked quickly or accurately, and humans must place themselves at risk to verify that an area of land is clear. Because our technology can "see through" soil and containers, and return a quantitative chemical formula, it should enable field personnel to quickly, accurately, and safely confirm whether the anomaly is an explosives loaded landmine or clutter.

CONTAMINATION CONTROL
---------------------

We believe that our technology will be able to stoichiometrically analyze the contents of a given liquid or solid and provide an immediate warning if there are any chemicals or compounds that are not supposed to be present. We believe our technology will be a significant improvement over existing sampling procedures because of our technology's chemical-specific capabilities. Although we intend to begin pursuing this market area in the coming fiscal year, the development of this market area into a revenue-producing segment is a long-term project.

                                PROPOSED PRODUCTS

We are developing three versions of our technology:

o SuperSenzor: Fixed or van mounted, generator-powered product that can locate a concealed substance within the item being scanned and will include imaging.

o MiniSenzor: A portable sensor intended to accomplish the same objective, but without imaging, that will use a miniature accelerator that is expected to provide a substantial speed improvement over the Microsenzor.

o MicroSenzor: Portable, battery-powered, lower-cost system, also without imaging.

We have assembled bench-top prototypes of the MicroSenzor and MiniSenzor, and are in the process of creating a bench-top prototype of the SuperSenzor. A bench-top prototype is an improvised system, designed for laboratory use and testing, which has not been assembled into an integrated unit.

We are using our existing bench-top prototypes to conduct tests. These tests will determine performance parameters, e.g. detection rates and speed, for the MicroSenzor and MiniSenzor.

Once tests using the bench-top prototypes have been completed, we plan to assemble and test commercial prototypes. A commercial prototype will integrate and assemble all of the bench-top prototype's components into a fixed unit. We plan to test our commercial prototypes in circumstances that simulate the environments in which they will be used. This testing process will be a crucial link to the delivery of market-ready detection systems we seek to achieve. The results of ongoing tests may alter the direction and focus of our technology's development program.

We have assembled a commercial prototype (beta version) of a MiniSenzor designed for interrogating unexploded ordnances, and conducted tests in circumstances that simulate the environment in which it would be used.

The SuperSenzor, for which we are in the process of creating a bench-top prototype, has four key components:

     1. The "emitter" is a miniature accelerator that produces a stream of fast neutrons and alpha particles.
     2.   The "receiver" is a detector of gamma rays generated by the target.
     3. The "gammalyzer" is a fast electronics system operating on a billionth-of-a-second scale. It detects and analyzes the gamma rays and alpha particles to determine the target substance's location and separate the "signal" (i.e., the target substance, such as an explosive) from "noise" (i.e., clutter).
     4. The "controller" is a computer and software for interface and signal coordination that displays the result of the analysis online.

None of these key components require an increase in performance parameters to make a commercial prototype of the SuperSenzor, although design modifications may be required to coordinate the components into a fixed unit capable of being built on an integrated production line. We must also assess the durability of these key components in an environment where they must function accurately day-in and day-out, rather than occasionally in a lab experiment.

We have developed relationships with some of the manufacturers of the key components of our technology, such as AMETEK Ortec, a manufacturer of high-end gamma ray detectors, and Thermo MF Physics, a manufacturer of accelerators (neutron generators). We do not presently have supply contracts with these manufacturers or any others. Our equipment purchases to date have not entailed the volume levels that would make it advisable to put supply contracts in place.

The MicroSenzor is essentially a one-man portable version of the SuperSenzor. The MicroSenzor operates from a short range, a few inches from the object inspected. It is 100 times slower than the SuperSenzor, making it suitable for more static environments. We believe that certain prospective customers will view its lower unit cost and relative ease of transport as advantages. These prospective customers would choose a MicroSenzor for security applications and industrial applications where using a SuperSenzor would not be feasible or efficient. The MiniSenzor that we are developing is expected to perform in a manner similar to the MicroSenzor, but with a substantial speed improvement.

The MicroSenzor has three key components:

1. The emitter is a neutron  source via  Americium  isotope  production.
2. The receiver is a detector of gamma rays, the same as that used in the SuperSenzor.
3. The controller computer software for interface and results display.

The MicroSenzor provides only chemical formulas as its result, without imaging. We have conducted laboratory tests of the MicroSenzor for inspectors from the Office of the Inspector General of the Federal Aviation Administration, and we have concluded a series of tests of the Minisenzor (under a Phase I DOD SBIR Grant) at the University of California, Irvine.

            MARKETING PLANS, SALES, GOVERNMENT GRANTS AND PRODUCTION

The market niche that we occupy, within the broad security and anti-terrorism industry, is that of advanced detector technology. This niche is characterized by expensive, technologically advanced systems such as Computed Tomograhy (CT) and Quadrapole Resonance (QR) systems for airline and customs screening, and Ground Penetrating Radar (GPR) based systems for landmine detection.

Within this market niche, we believe our stoichiometric technology has several competitive advantages, including its ability to determine the exact chemical formula of a substance, perform trans-metal deciphering, operate from a distance, and not rely on user interpretation.

GENERAL MARKETING PLANS
-----------------------

We believe our technology represents a new generation of improvements in security technology. As a result, we believe that a general education program is necessary to persuade opinion leaders and the public of the benefits of our technology. We must raise customer awareness, implement a customer development program, and create public pressure to demand adoption of our technology.

To increase customer awareness, we plan to gain an understanding of the specific requirements for target customers and explain how our technology will satisfy their requirements. We plan to explain our technology through technical presentations, on-site demonstrations, publishing articles in technical journals, speaking at technical conferences, and creating opportunities to give interviews and generate media attention.

We expect that our customer development program will include developing a close relationship with the appropriate technical officers within a target customer's organization. We expect our program to include describing to potential customer technical personnel how the technology can apply to their applications and requirements. We hope to provide assistance in developing specifications and statements of work and budgets and to provide additional briefings to higher levels of management.

We may seek to cooperate with established participants in the security marketplace to market our technology through their established distribution channels. We plan to develop strategic relationships with suppliers of current security screening products. We believe that using these suppliers' established channels and customers could afford us quicker access to our targeted markets.

We plan to raise awareness of the unique capabilities of our technology among legislators, non-technical decision makers and the general public. Because our technology is complex, it will be very helpful to have a digital video (both on CD and cassette), and printed promotional materials, that can be sent to prospective customers, consultants, news reporters, and strategic partners. This pre-packaged promotional material will be cost efficient because it could save on travel and presentation costs - enabling us to send packets of information that concisely explain the complex technology and show the demonstration units in operation at minimal cost.

To facilitate international sales, we expect to work with a network of representatives located in countries with identified opportunities. We plan to select these representatives based on their track record in selling to the target customers and to compensate them on a commission basis tied to the contract sales price. We have identified some of the prospective representatives we would like to retain.

We hope to combine the effects of technical presentations to potential customers, news media demonstrations and public relations to create a "public demand" for our technology. Publishing articles in technical journals, speaking at technical conferences and creating opportunities to give interviews will be a longer-term strategy to continue the public demand for and awareness of our technology.

For the time being, we will try to segregate the deployment of our technology from the general public. We anticipate a possible adverse public reaction to the concept of "neutron bombardment." We anticipate the need for neutron shielding in certain applications, such as airports, to shield personnel from our anticipated levels of radiation bombardment. We have not determined the levels of shielding that are required, which may vary depending on the regulations of the states in which the system is installed.

We believe that any public objections can ultimately be overcome through education. Our Chief Scientific Officer, Dr. Maglich, believes that our anticipated level of neutron radiation dose will result in 10 to 100 times less tissue damage than the level of x-ray radiation dose needed to accomplish security screening. Fast neutrons, which are used in our technology, do not produce the same radioactive environment as thermal neutrons. Despite the relative safety of our technology, we propose to use our technology initially only for screening procedures that are remote from the general public (such as checked baggage) to avoid this adverse public reaction, instead of proposing to use our technology for high profile procedures (such as carry-on baggage screening). As public knowledge and awareness increase, we believe that the broader array of uses for our technology will become available.

SPECIFIC MARKETING PLANS
------------------------

We intend to focus on three markets initially: Airport security screening (Transportation Security Administration), landmine detection (Department of Defense), and customs screening (US Customs). This initial list of customers may be refined or altered as conditions dictate. A separate but potentially large segment includes industrial users. We will pursue each market using the same core technology.

     o    Stoichiometric   Luggage  Screening  Systems:   We  believe  that  our
          SuperSenzor technology can be integrated into luggage screening systems at passenger airports throughout the world to significantly reduce false alarm rates and to identify a wider variety of substances than current anomaly detection scanning systems. One configuration of the technology may be a system that will screen an entire luggage cart at a time on a confirmation detection basis, as opposed to the current systems that screen only one bag at a time on an anomaly detection basis. Although these systems will be more expensive than a single-piece luggage screening system, we believe that government agencies may be willing to pay a higher price because of increased volume and time efficiency. Other configurations of the technology may be a system that will screen individual checked baggage on a confirmation detection basis, or a system that is used in tandem with existing systems to enhance overall detection rates and reduce false alarm rates. We continue to work with Isaac Yeffet, a special consultant to the Company and a leading expert on airline security due to his years of service as director of security operations for El Al, Israel's national airline. We believe that Mr. Yeffet will continue to be instrumental in communicating the advantages of our technology to government officials and the public. Developing a strategic relationship with a current supplier of screening products could also help us to penetrate the market more quickly.

     o Confirmation Sensor for Demining: We have identified governments and organizations dedicated to destroying landmines throughout the world as candidates for purchasing landmine detection systems. Current landmine detection systems succeed at identifying only metal casings and tend to yield a very high false alarm rate. In contrast, we believe our SuperSenzor will detect mines in both metal casings and plastic casings and reduce the false alarm rate. In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research ("SBIR") program to receive up to $780,000 in funding over two years for Phase

          II testing and development of an anti-tank landmine detection system. On January 15, 2003, the contract with the Department of Defense was executed by the parties. We have commenced work under year one of the contract, valued at $415,000. The second year of the contract, valued at approximately $364,000, is under an option that can be exercised by the DOD at the end of the first year.

     o Customs Screening Systems: We plan to position ourselves as a direct supplier to major governmental agencies responsible for customs screening. We have completed tests on behalf of the U.S. Customs, and believe we are well-positioned with the only stoichiometric technology that can scan sealed shipping containers for the chemical composition of concealed contraband.

We intend to pursue other markets as well. During this fiscal year, which ends April 30, 2003, we plan to devote resources to exploiting the following markets:

     o Bio-Defense: We have identified agencies such as the Department of Defense, the U.S. Postal Service, Federal Bureau of Investigation, the National Institutes of Health and their foreign equivalents that have responsibility for detecting biological warfare agents as candidates for our SuperSenzor technology.

     o Bomb Squad: Because police departments and the Bureau of Alcohol, Tobacco and Firearms have no certain method for determining if a suspicious object contains explosives, we have identified these agencies as our market for the MicroSenzor or MiniSenzor technology.

     o Industrial Quality Control: We have identified a wide variety of potential industrial applications for our SuperSenzor, MiniSenzor and MicroSenzor technologies, including detecting impurities in oil, gas, and gemstones, and providing qualitative elemental information for food products.

SALES AND GOVERNMENT GRANTS
---------------------------

We have not made any product sales to date. Any future sales will depend on negotiating contracts with our targeted customers and modifying our technology to meet the specifications of our targeted customers. Because our targeted customers are primarily governmental agencies, we cannot predict the time frame on which they may obtain approval to enter into contracts to adopt a new generation of security technology. We also cannot predict the extent to which governmental agencies may require a commercial prototype specific to their application to be developed in advance of entering into a contract to purchase products incorporating our technology. We hope to ship product based on our technology within 24 months.

We have several government contracts/grants that have been awarded or are pending, including:

o         SBIR Phase I

          We have completed work on a Phase I SBIR Contract for $70,000 for testing of our MiniSenzor technology for landmine detection.

o         SBIR Phase II

          In August 2002, our project to develop the SuperSenzor was competitively selected by the Department of Defense Small Business Innovation Research ("SBIR") program to receive up to $780,000 in funding over two years for Phase II testing and development of an anti-tank landmine detection system. As of January 15, 2003, we have begun work under year one of the contract.

o         CalTIP

          We have submitted a proposal for up to $250,000 in matching funds to the California Technology Investment Partnership (CalTIP), which is designated for marketing and markets development. We were placed on a waiting list for possible award of the CalTIP grant, dependent upon available funding for the program. Based on budget shortfalls in the State of California, we do not anticipate award of this grant.

o         Navy

          We have submitted a proposal for $200,000 for a feasibility study on SuperSenzor's ability to detect Biological and Chemical weapons in sealed containers. This includes an option to build a prototype for an additional approximately $1.4 million.

o         Transportation Security Administration ("TSA")

          In November 2002 we submitted a funding application to the TSA for $3.2 million, which would be matched by a contribution of approximately $1 million from us. The funding would be used to build a prototype SuperSenzor for the airline industry.

PRODUCTION
----------

Taking our technology into commercial production involves refinement of our bench-top prototypes into commercial products. The commercial unit must take into account all relevant commercial standards for durability, usage and shielding, as well as specific customer requirements for detection, and physical unit packaging and installation. We intend to conduct this work both internally and with the assistance of outside partners. This work will include developing commercial blueprints, deciding upon final hardware configurations, developing testing standards, designing control units to manipulate targets or manipulate the unit itself around the target, and integrating shielding requirements. Funding requirements include internal time as well as the cost of contracting with outside firms. Where appropriate, we intend to ally ourselves with existing participants in the security field to minimize our technology's time to market.

                                   COMPETITION

Our fast neutron scanning is the only technology we know of that provides the chemical formula for identification of the target substance. We are not aware of any other functional stoichiometric confirmation detector in the world today. We have not identified any such detector being sold in the various markets we seek to exploit. We are not aware of any other supplier of detection systems that are intended to perform remote, non-intrusive confirmation deciphering of the chemical formulas of concealed substances.

From a market perspective, as opposed to a technical perspective, there are several other detection technologies being offered within our market niche. The following is a partial list of companies that market high-end explosive detection and cargo screening systems, principally for airport security screening. While none of these systems can confirm the identity of a substance, they are recognized currently as the only systems that can provide anomaly detection.

                 --------------------------------------- ------------------------- -------------------------
                 Company Name                            Products                  Comment
                  --------------------------------------- ------------------------- -------------------------
                 InVision Technologies                   CT Explosive detection    75% of Airports
                 --------------------------------------- ------------------------- -------------------------
                 L-3 Communications                      CT Explosive detection    25% of Airports
                 --------------------------------------- ------------------------- -------------------------
                 OSI Systems, Inc.                       Portable, vehicle,        Subcontractor to
                                                         Cargo X-Ray               InVision
                 --------------------------------------- ------------------------- -------------------------
                 PerkinElmer                             X-Ray baggage screening   Not CT certified
                 --------------------------------------- ------------------------- -------------------------
                 American Science & Engineering          Backscatter X-ray
                                                         Systems
                 --------------------------------------- ------------------------- -------------------------

Quantum Magnetics, recently acquired by InVision, has a pattern recognition confirmation detector for explosives based on magnetic pattern recognition, which is being tested for deployment in airport security screening. To the best of our knowledge, the detector cannot "see through" metal, has no imaging capability and must be within two inches of the explosive to recognize it.

Our competitors are established companies with operating histories. They are well financed and have many contacts and connections in the industries in which they operate. We must effectively promote our technology in order to overcome these obstacles. With respect to these detection systems, we see the real competition as being the challenge of educating the consumer either to incorporate or to substitute our stoichiometric confirmation detector system for the existing detection system.

In addition to the above companies which currently operate X-ray based systems, we have competitors that use gamma ray analysis, although their technologies do not have the same capabilities as ours. We believe that these competitors will seek to compete with us in cargo screening and landmine detection. We have two principal competitors whose technology is based on gamma ray analysis:

                 ------------------------ --------------------------
                 Company Name                 Products
                 ------------------------ ---------------------------
                 Ancore                       Pulsed Fast Neutron
                                              Analysis
                 ------------------------ ---------------------------
                 Thermo Gammametrics          Coal, Cement, Mineral
                                              Analysis systems
                 ------------------------ ---------------------------

As we understand its current configuration, Ancore's system cannot determine chemical formulas, and it is heavy (weighing up to 12 tons) and expensive ($8 million per system). As we understand its current configuration, Thermo Gammametrics's systems use thermal neutrons produced by radioactive Californium, and they cannot detect oxygen or carbon, only metallic impurities.

Science Applications International Corporation currently sells systems to U.S. Customs that scan trucks, railroad cars and sea containers using gamma ray technology to generate images. Science Applications International Corporation's systems "see through" metal but do not return a chemical analysis.

In addition to these companies using gamma ray analysis techniques, several research groups exist that are pursuing gamma ray based technologies. We are not aware of any that are nearing commercial production. A partial list of these companies includes the Special Technologies Lab of the DOE, the National Labs, and the Western Kentucky University consortium.

In addition, a company named Dynamics Technology, Inc., headquartered in Torrance, California, has developed a computer simulation of a technology that it calls Associated Particle Imaging technology. Dynamic Technologies claims that its technology is a unique imaging technology that offers standoff 3-D imaging and material identification through walls, metal barriers and structures or containers. However, we believe that Dynamics Technology simulated technology is based on a scintillation detector of gamma rays that is significantly less sensitive than our solid-state gamma ray detector and that will not return specific chemical formulae in its result, and therefore is not a stoichiometric detector. Dynamics Technology was a competitive bidder for the Department of Defense Small Business Innovation Research ("SBIR") program to receive funding for testing and development of an anti-tank landmine detection system.

We will encounter barriers to entry in the advanced technology security market. We must obtain access to high-level governmental decision makers. Although our technology may be an improvement over existing technology, political considerations and strong lobbying by competitors must be overcome. We must conduct a vigorous public relations and marketing campaign to convince governmental decision makers of the important technical innovations that we have made. We must achieve a number of certifications in order to be successful in the sales of our products, including FAA (now TSA) certification of our systems for use in airports, DoD approval for use in military applications, and U.S. Customs approval for use at ports of entry. Additionally, we must be granted certifications for use of high-energy neutrons in public settings.

                              INTELLECTUAL PROPERTY

We have filed the following six patent applications that are currently in the prosecution process. We have filed a total of six patent applications in various jurisdictions:

     o United States Patent Office - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on February 20, 2001);
     o United States Patent Office - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2001);
     o Patent Cooperation Treaty - "Method and Apparatus for Neutron Microscopy with Stoichiometric Imaging" (filed on June 18, 2002);
     o Canada - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 14, 2000);
     o Japan - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on August 18, 2000); and
     o Europe - "Method and Apparatus for Detecting, Locating and Analyzing Chemical Compounds Using Subatomic Particle Activation" (filed on September 14, 2000).

To date, we have not received any notification that our technology infringes the proprietary rights of third parties. Third parties could however make such claims of infringement in the future. Any future claims that do occur may have a material adverse affect on us and our prospects.

Prior to the reverse take-over transaction, SLW Enterprises' initial efforts focused on establishing a web-based nutritional supplement sales business. We still own a license to pursue this business, but we believe the financial needs of our detection technology business and the uncertainty surrounding the licensor's ability to perform counsel against allocating resources to exploit the license at the present time. From time to time we will assess the economic viability of this line of business to determine whether we will allocate resources to pursuing it.

                              GOVERNMENT REGULATION

Our  operations  are  subject to  compliance  with  regulatory  requirements  of federal, state and local authorities. While compliance with applicable regulations has not adversely affected our operations in the past, there can be no assurance that we will continue to be in compliance in the future or that these regulations will not change. Current costs of compliance have not been material to us, but we anticipate that they will be material as we commercialize our technology into products. We expect to incur some nonmaterial costs in connection with complying with environmental regulations related to our products under development, but we are not aware of the exact amount of the costs at this time.

Because our technology and its applications are so new, we are not certain of all of the potential government regulation that may affect us. We believe that certain applications of our technology will require approvals from various government organizations. Examples of government agencies that may regulate applications of our technology include the Federal Aviation Administration (now the Transportation Security Administration), the Department of Defense, the U.S. Customs Service, and the Food and Drug Administration in the case of potential quality assurance applications for food and drugs. We expect that our technology will require various potential environmental use approvals, particularly as it relates to using fast neutrons in public settings. The Nuclear Regulatory Commission may also regulate our use of fast neutrons. Where regulation is coordinated between federal, state and local authorities, we expect the state and local equivalents of these federal agencies to regulate us as well. The approvals from government organizations may take longer and be more difficult to obtain than expected. There is no assurance that any governmental approval that might be required will ever be obtained, which could affect our ability to commercialize and sell our technology.

We plan to have government agencies as customers for the products we develop. At the federal level, this will subject our contracting to the Federal Acquisition

Regulations, a comprehensive set of regulations governing how vendors do business with the federal government. We also apply for grants, which are subject to regulation by the granting agencies. Here again, where our customers or grantors are state or local governments, we will be subject to similar state and local contracting and grant regulations.

                                    EMPLOYEES

As of February 21, 2003, we had 10 full-time employees and 1 part-time employee classified as follows: 4 full-time executive officers; 3 full-time technical personnel; and 3 full-time and 1 part-time administrative personnel. We also had 5 consultants as follows: 1 of the consultants assists with sales and marketing, 3 assist with technical projects, and 2 assist with administrative matters.

We believe that our ability to attract, hire, and retain qualified personnel now and in the future is important to our success. While sourcing and recruiting appropriate technical personnel is often difficult and competitive, we expect that our need to recruit additional personnel in the future will not negatively affect our operations. We believe that our employee relations are good. None of our employees are represented by a collective bargaining unit.

                            RESEARCH AND DEVELOPMENT

Our future success will depend on our research and development efforts to enhance our existing technologies and on development of applications for our detection technology. For the fiscal years ended April 30, 2002 and 2001, we spent approximately $558,000 and $165,000, respectively, on research and development of our technology.


                             DESCRIPTION OF PROPERTY

On September 30, 2002, we relocated our offices to 1601 Alton Parkway, Unit B, Irvine, California 92606. Our new offices consist of approximately 6,600 square feet. The lease term is three years, with payments due at a monthly lease rate of $8,000. The facilities are close to all necessary services, including laboratories at the University of California, Irvine, which are currently used for certain developmental work. We pay $1,000 per month to use a nuclear reactor laboratory at the University of California, Irvine for purposes of developing and testing the detectors. The term of the contract to use the laboratory is from June 1, 2002 to December 31, 2003. We do not anticipate that while we are in the development stage we will require significant facilities over and above those that are currently leased or available.

                                LEGAL PROCEEDINGS

In March, 2002, Keith Cowan, a former CEO and President of HiEnergy Microdevices, filed a lawsuit against HiEnergy Microdevices, Dr. Maglich, and Mr. Richard Alden in the Superior Court of the State of California, County of Orange, Central Justice Center. The plaintiff served as the CEO and President of HiEnergy Microdevices from December 2001 through March 9, 2002. The plaintiff had an employment agreement with HiEnergy Microdevices. The Complaint contains the following claims: (A) failure to pay wages due in violation of the Labor
Code against HiEnergy Microdevices and Dr. Maglich; (B) breach of contract against HiEnergy Microdevices and Dr. Maglich; (C) false representation regarding the kind and character of the work against all three defendants; and
(D) fraud against all three defendants. In the prayer for relief,Mr. Cowan sought damages in the amount of $873,455, plus interest, penalties, attorney's fees, and costs. The parties to the lawsuit executed a settlement agreement on January 15, 2003. The settlement agreement provides that HiEnergy Technologies will pay Mr. Cowan $50,000: $25,000 in the form of wages that will be subject to payroll taxes and $25,000 in the form of a reimbursement for moving expenses and legal fees. In addition, Mr. Cowan received 80,000 shares of restricted common stock of HiEnergy Technologies with registration rights providing that if the 80,000 shares are not sold through a registered offering before April 1, 2003, then Mr. Cowan has the option of tendering the shares to HiEnergy Technologies and demanding payment of $125,000 held in escrow. As of April 1, 2003, the shares were not registered and Mr. Cowan subsequently tendered the 80,000 shares and received a payment of $125,000.

We received a letter dated December 5, 2002, from an attorney representing Richard T. Eckhouse, a consultant, demanding payment for accounting services allegedly performed by Mr. Eckhouse pursuant to a Letter Agreement dated November 7, 2001, between Mr. Eckhouse and HiEnergy Microdevices, Inc. The Letter Agreement provides that Mr. Eckhouse was to be paid $350 per hour, which was to be paid as follows: (i) one-third or $117 in cash; (ii) one-third or $117 paid by a Promissory Note at 10% annual interest, maturing when HiEnergy Technologies receives government funding of $900,000 or an investment totaling $300,000 or more; and (iii) one-third or $117 paid by Class A (common stock) of HiEnergy Microdevices at $5.00 per share. The demand letter received by us does not specify a specific amount of damages but states that such amount is "considerable". No lawsuit has been filed by Mr. Eckhouse as of April 1, 2003.

After reading news reports that connected our reverse acquisition of HiEnergy Microdevices with known stock manipulators, our Board of Directors directed our President to hire a team of independent investigators to investigate whether the company or any of its officers and directors had engaged in any wrongdoing. The core team of independent investigators consisted of two former federal prosecutors, a former Assistant United States Attorney in the civil division who has been in private practice since 1981 with experience in securities litigation and regulatory and investigative proceedings, and a former supervisory agent from the Federal Bureau of Investigation. The independent investigators have reviewed disclosures we have made, reviewed other publicly available information, and conducted a number of interviews, including interviews with the person who had previously been involved in stock manipulation schemes and two of our directors who know him. The independent investigators have completed their investigation. Except as discussed in the next paragraph, the independent investigators have concluded the following:

     1. The independent investigators have not identified any evidence that our current executive management team engaged in any wrongdoing.

     2. The independent investigators have not identified any evidence of wrongdoing following the April 2002 reverse merger of SLW Enterprises and HiEnergy Microdevices that resulted in our public company parent, HiEnergy Technologies.

     3. The independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by SLW Enterprises prior to the reverse merger.

     4. Our current officers and directors responded promptly and cooperated fully with the investigation.

As mentioned in item 3, above, the independent investigators believe there is insufficient evidence to fully conclude that there was no wrongdoing by SLW
Enterprises   prior  to  the  April  2002  reverse   merger.   The   independent
investigators obtained evidence that some of our stockholders who purchased significant amounts of SLW Enterprises shares prior to the reverse merger know or have had business dealings with the person who had previously been involved in stock manipulation and that one of these stockholders was a company reportedly owned by his mother, which disposed of its shares in April 2002 at a profit believed to be between $500,000 and $600,000. Mr. Barry Alter, a person who later served us as a director and for a short time as our interim President, was aware of these purchases of SLW Enterprises shares. The independent investigators believe the evidence is inconclusive whether the person who had previously been involved in stock manipulation had control over these SLW Enterprises shares or whether, if so, our former President and director had any knowledge of such control.

Except as described above, to the knowledge of our executive officers and directors, neither we nor our subsidiaries are party to any legal proceeding or litigation and none of our property is the subject of a pending legal proceeding and our executive officers and directors know of no other threatened or contemplated legal proceedings or litigation.


                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The directors and executive officers of HiEnergy Technologies and their ages, positions, business experience and education as of April 1, 2003 are as follows:


NAME                                AGE     POSITION
--------------------------------- --------- -----------------------------------------------------
Dr. Bogdan C. Maglich                74     Chairman of the Board, Chief Executive Officer,
                                            President, Treasurer and Chief Scientific Officer
--------------------------------- --------- -----------------------------------------------------
David R. Baker                       71     Director
--------------------------------- --------- -----------------------------------------------------
Robert Drysdale                      57     Director
--------------------------------- --------- -----------------------------------------------------
Bruce Del Mar                        89     Director
--------------------------------- --------- -----------------------------------------------------
Harb S. Al Zuhair                    64     Director
--------------------------------- --------- -----------------------------------------------------

Dr. Bogdan Maglich, and Mr. Harb Al Zuhairwere appointed to the board of directors on April 25, 2002. In February 2003, Mr. David Baker was appointed to the board of directors. In March 2003, Mr. Robert Drysdale and Mr. Bruce Del Mar were appointed to the board of directors.

All of the above named directors are divided into three classes of two directors as follows: Class I consists of David Baker, Robert Drysdale and Bruce Del Mar; Class II consists of Harb Al Zuhair; and Class III consists of Dr. Bogdan Maglich. The three classes have staggered terms of one, two and three years, respectively. All directors hold office until their respective successors are elected or until their earlier death, resignation or removal. Each officer of HiEnergy Technologies serves at the discretion of the board of directors. There are no family relationships between or among any of our directors or executive officers.

The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of our directors and executive officers has been furnished to us by each director and executive officer.

DR. BOGDAN C. MAGLICH. As HiEnergy Technologies' Chairman and Chief Scientific Officer, Dr. Maglich has primary responsibility for technology strategy, technology development and technical proposal development. Dr. Maglich is a respected scientist in his field. He received the White House Citation from President John F. Kennedy and was named an honorary citizen in Switzerland by the President of the Swiss Confederation for his discovery of the omega meson. In addition to his research discoveries and inventions in particle physics, instrumentation, and detection devices, Dr. Maglich has played a role in reducing weapons in areas such as Yugoslavia and Russia and working on safety measures for Soviet reactors in Europe. Currently, Dr. Maglich is involved in the development and testing of three detectors based on his stoichiometric technology.

Dr. Maglich has served as a professor of physics at University of Pennsylvania and has also worked at Rutgers and at the Joint Faculty, Princeton-Penn

Accelerator Laboratory. Dr. Maglich also worked in various leadership capacities on a variety of projects, including the following: the CERN European Center for High Energy (nuclear) Physics in Geneva, Switzerland; the U.S. National Laboratories, the Air Force Weapons Laboratory (now known as the Air Force Phillips Laboratory); and the British-Swedish-American Consortium for the design of the King Abdulaziz Energy Research Center in Saudi Arabia. Dr. Maglich received a Ph.D. in high-energy physics and nuclear engineering from the Massachusetts Institute of Technology (MIT), a Master of Science from Britain's University of Liverpool, and a Bachelor of Science from the University of Belgrade.

DAVID R. BAKER. Mr. Baker has been an attorney for over 45 years and is currently Of Counsel to the firm Haskell Slaughter Young & Rediker, LLC, of Birmingham, Alabama and New York City, and from October, 1993 a Retired Partner of Jones, Day, Reavis & Pogue from its New York City office. Prior to joining Haskell Slaughter Young & Rediker, LLC Mr. Baker was a partner in Baker, Johnston & Wilson LLP, Birmingham and New York City, from October 1998 and had been a sole practitioner in New York from February through September 1998. Mr. Baker is a graduate of Harvard Law School. He is a member of the Alabama and New York State Bar Associations, serves on the Liaison Committee of the American Bar Association to the Financial Accounting Standards Board and is the International Bar Association's principal representative in New York to the United Nations. In addition, he serves as Chairman of the New York Legislative Service.

ROBERT DRYSDALE. Mr. Drysdale is an experienced financial executive with over 30 years of experience in the financial markets. He currently serves as Senior Vice President and Branch Manager of Gilford Securities Incorporated, a full-service, national investment firm. Previously, Mr. Drysdale served as President and Chief Executive Officer of PNC Securities Inc., Pittsburg, PA, as well as President of Tucker Anthony Inc., New York, and First Vice President of Blyth, Eastman, Dillion, New York. He is the former Chairman of the Municipal Securities Rulemaking Board. Mr. Drysdale holds a B.S. from the University of Southern California.

BRUCE DEL MAR. Mr. Del Mar is a prominent inventor and entrepreneur who holds more than 35 patents for a diverse range of aerospace weapons training, medical instrumentation and compact disc products. Among his many accomplishments, Mr. Del Mar was a major inventor of airplane pressure cabin systems as Head of Special Projects for Douglas Aircraft. He subsequently formed his own company, Del Mar Engineering Laboratories, now Del Mar Avionics and Del Mar Medical Systems. Del Mar Avionics designs, develops, manufactures and markets precision load-positioning systems, multi-media presentation systems and aerospace electronics. Del Mar Medical specializes in the design, manufacture and distribution of Holter monitoring devices, which collect ambulatory heart electrocardiograph data. Mr. Del Mar holds a B.S., Mechanical and Aeronautical Engineering, from the University of California, Berkeley.

HARB S. AL ZUHAIR. Born on July 4, 1938, Mr. Al Zuhair received his primary education in Beirut and obtained a degree in civil engineering from the Portsmouth College of Technology, U.K. in 1961. In 1971, he established Electronics Equipment Marketing Co. as a division of SADCO, a company run by his family. Electronics Equipment Marketing Co. is one of the leading high-tech companies in Saudi Arabia. Presently Mr. Al Zuhair wholly owns or has investments in a variety of businesses, among them: construction, industrial, banking, mining, aviation and trading companies. Mr. Al Zuhair is also serving as chairman, member of the board of directors and founding member of various companies in the Saudi Kingdom and abroad.

The following person is a key administrative employee of ours:

IOANA C. NICODIN. As HiEnergy Technologies' Corporate Secretary, Ms. Nicodin is responsible for maintaining the company's corporate records as well as managing investor relations and public relations for the company. Ms. Nicodin graduated with a Bachelor of Arts from the University of California, Irvine. She worked in public relations for Brice & Associates, Marketing Communications, and thereafter in marketing for Solomon Smith Barney. Ms. Nicodin served as Assistant Corporate Secretary of HiEnergy Technologies from November of 2001 until March of 2003, when she was appointed HiEnergy's Corporate Secretary. Ms. Nicodin is fluent in both English and Romanian and is a proficient French speaker.

                             EXECUTIVE COMPENSATION

                       COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation that we have paid to our Named Executive Officers for the three fiscal years ended April 30, 2002, 2001 and 2000, respectively. With the exception of Dr. Maglich, no executive officers received more than $100,000 in annual salary and bonus during the fiscal year ended April 30, 2002. We do not currently have a long-term compensation plan and do not grant any long-term compensation to our executive officers. No other compensation was granted for the periods covered. Mr. Pascoe assumed the position of President and CEO in September 2002 and resigned as of March 7, 2003.

-------------------------------------------------------------------------------------------------------------------

                           SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------

                           Annual Compensation                         Long-Term Compensation
                           --------------------------------------    -----------------------------
                                                              Awards                       Pay-Outs
                                                              -----------------------     ------------
                                            Other                        Securities                All
                                            Annual            Restricted Under-                    Other
Name and          Fiscal                    Compen-           Stock      lying            LTIP     Compen-
Principal         Year     Salary  Bonus    sation            Award(s)   Options/         Payouts  sation
Position          Ended    ($)     ($)       ($)               ($)       SARs (#)           ($)      ($)
-------------------------------------------------------------------------------------------------------------------


BOGDAN            2002     $80,734  $50,000 $24,952           $196,148 2,482,011            -0-      -0-
MAGLICH           2001     $20,140  -0-     $26,666           $25,000     -0-               -0-      -0-
Chairman, Chief   2000     $11,430  -0-     $19,792           $41,300     -0-               -0-      -0-
Executive Officer,
President, Treasurer
and Chief Scientific
Officer (1)
-------------------------------------------------------------------------------------------------------------------

BARRY             2002     -0-      -0-     -0-               -0-      -0-                  -0-      -0-
ALTER
Former CEO
and President
-------------------------------------------------------------------------------------------------------------------

SUZANNE           2002     -0-      -0-     -0-               -0-      -0-                  -0-      -0-
WOOD              2001     -0-      -0-     -0-               -0-      -0-                  -0-      -0-
Former President
-------------------------------------------------------------------------------------------------------------------


(1) Dr.  Maglich  served as Chairman  and Chief  Scientific  Officer of HiEnergy
Microdevices during the three fiscal years covered. He was appointed Chairman and Chief Scientific Officer of HiEnergy Technologies on April 25, 2002. Dr.
Maglich was  appointed  Chief  Executive  Officer,  President  and  Treasurer of
HiEnergy Technologies effective as of March 2003. The Other Annual Compensation amounts paid to Dr. Maglich consisted of the following personal expense reimbursements:

EXPENSE CATEGORY:               FISCAL YEAR ENDED 2002         FISCAL YEAR ENDED 2001       FISCAL YEAR ENDED 2000
----------------                ----------------------         ----------------------       ----------------------
Auto Lease                                $6,705                       $15,745                      $8,454
Auto Insurance                            $1,438                       $2,017                       $1,267
Auto Expenses (other)                     $500                         $471                         $150
Home Rent                                 $13,750                      $6,500                       $6,925
Medical Insurance                         $2,559                       $1,933                       $2,996
TOTAL                                     $31,657                      $26,666                      $19,792


Dr. Maglich also received compensation in the form of shares of restricted common stock of HiEnergy Microdevices as follows: 196,149 shares with an estimated value of $196,149 during the fiscal year ended April 30, 2002; 35,000 shares with an estimated value of $25,000 during the fiscal year ended April 30,

2001; and 51,500 shares with an estimated value of $41,300 during the fiscal year ended April 30, 2000. These shares were subsequently converted by Dr. Maglich into shares of HiEnergy Technologies common stock through participation in the voluntary share exchange transaction with HiEnergy Technologies. In connection with the renegotiation of Dr. Maglich's employment agreement with HiEnergy Microdevices, he received a signing bonus in the form of a $100,000 promissory note subject to HiEnergy Technologies meeting specific financing goals. Dr. Maglich received $50,000 of the signing bonus upon receipt by HiEnergy Technologies of $1,000,000 raised through equity financing during April 2002. Since we have raised over $1,000,000 through private placement offerings that closed in October 2002, we paid him the remaining $50,000 in February 2003.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information with respect to stock options granted to each Named Executive Officer during our most recent fiscal year ended April 30, 2002. We have never granted any stock appreciation rights.

-------------------------------------------------------------------------------------------------------------------
                          Number of        Percent of Total
                          Securities       Options/SARs           Exercise or Base
                          Underlying       Granted to             Price
                          Options/SARs     Employees in           ($/Share)
Name                      Granted          Fiscal Year                                  Expiration Date
-------------------------------------------------------------------------------------------------------------------
BOGDAN                     2,482,011 (1)    100%              $0.134/share              November 30, 2008
MAGLICH
Chairman, Chief
Executive Officer, President,
Treasurer and Chief
Scientific Officer

(1) Option was granted on April 24, 2002 and was fully-vested and exercisable on the date of grant.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information with respect to fiscal year-ended April 30, 2002 option values. No stock options were exercised by our Named Executive Officers during the fiscal year ended April 30, 2002.

                                                                   Number of        Value of unexercised
                                                                   Unexercised      in-the-money
                                                                   options/SARs at  options/SARs at
                         Shares                                    FY-end (#)       FY-end ($)
                         acquired on      Value Realized           exercisable /    exercisable /
Name                     on exercise (#)       ($)                 unexercisable    unexercisable (1)

--------------------------------------------------------------------------------------------------------------------
BOGDAN                          ----         ----                  2,482,011/0      $4,854,814/$0
MAGLICH
Chairman, Chief
Executive Officer, President
Treasurer and Chief
Scientific Officer
--------------------------------------------------------------------------------------------------------------------

(1) The value of Dr. Maglich's options has been calculated based on the difference between the closing price of our stock on the OTC Bulletin Board(R) on April 30, 2002 ($2.09 per share) and the exercise price of the stock options
($0.134 per share).

                            COMPENSATION OF DIRECTORS

To date, our directors have not been compensated for their service as directors. We plan to compensate our directors with stock options for their service as directors. All directors are reimbursed for any reasonable expenses incurred in the course of fulfilling their duties as a director of HiEnergy Technologies.

Effective September 25, 2002, we agreed to pay Barry Alter $5,000 per month in connection with consulting services he provides to HiEnergy Technologies. The consulting agreement had a term of one year. Mr. Alter was reimbursed for reasonable expenses associated with performing consulting services for HiEnergy Technologies. The consulting agreement was terminated by the mutual written consent of both parties effective February 21, 2003.


                                 AUDIT COMMITTEE

The full board of directors currently serves as the Audit Committee. According to the definition used by Nasdaq for audit committee independence, our independent audit committee members are Robert Drysdale and Harb Al Zuhair. Bogdan C. Maglich, David Baker and Bruce Del Mar are not considered to be independent. Dr. Maglich is one of our officers, Mr. Baker has received fees from us in connection with his work as a legal consultant to us, and we lease our office space from Del Mar Avionics, of which Mr. Del Mar is President. Our audit committee has one qualified financial expert, Robert Drysdale, and one attorney, David Baker. As stated above, Robert Drysdale is considered independent of management.

The Audit Committee is governed by a written charter, a copy of which charter was filed with the Securities and Exchange Commission as an exhibit to our definitive proxy statement for our special meeting held on October 10, 2002. The Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each quarterly period and reviews and evaluates our internal control functions.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
                             COMPENSATION DECISIONS

The Compensation Committee currently consists of the entire board of directors. Therefore, Bogdan C. Maglich is an executive officer and also a member of the Compensation Committee. Accordingly Bogdan C. Maglich (as well as Tom Pascoe, the former CEO, and Michal Levy, formerly Corporate Secretary), participated in deliberations concerning executive compensation.

No executive officer of HiEnergy Technologies serves as a director or member of the compensation committee of any other entity whose executive officers serve as a director of HiEnergy Technologies.


                              EMPLOYMENT CONTRACTS

In March 2002, HiEnergy Microdevices entered into an employment agreement with Dr. Maglich, its Chairman and Chief Scientific Officer. On July 16, 2002, the employment agreement was assigned by HiEnergy Microdevices to HiEnergy Technologies pursuant to an Assignment and Assumption Agreement approved by the boards of directors of HiEnergy Technologies and HiEnergy Microdevices at meetings held on July 16, 2002 and executed by HiEnergy Microdevices, HiEnergy Technologies and Dr. Maglich. At our October 10, 2002 annual meeting, our stockholders (excluding Dr. Maglich) ratified Dr. Maglich's employment agreement. The employment agreement was amended in December 2002. The material terms of the employment agreement are summarized in the footnotes to our Consolidated Financial Statements, Note 8, pages F-27 to F-28 herein.

In connection with his hiring, Mr. Tom Pascoe entered into an employment agreement with HiEnergy Technologies. Mr. Pascoe received stock options pursuant to his employment agreement. As of the date of his resignation, his stock options had vested as to 939,073 shares of our common stock. Mr. Pascoe's right to exercise his stock options with respect to those vested shares will terminate on June 5, 2003. His stock options terminated with respect to all nonvested shares as of the date of his resignation. The exercise price to purchase an underlying share under Mr. Pascoe's stock options is $1.00 per share.

In February 2002, HiEnergy Microdevices executed a letter employment agreement with Michal Levy, its Corporate Secretary and Vice President. Ms. Levy resigned as Corporate Secretary and Vice President in March 2003 at the request of the Chairman of the Board. On September 17, 2002, HiEnergy Technologies assumed the employment agreement with Ms. Levy. The employment agreement had a one year term commencing on February 24, 2002 and provided that Ms. Levy would receive a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share vesting immediately and having a term of 5 years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

It is our current policy that all transactions with officers, directors, 5% stockholders and their affiliates be entered into only if they are approved by a majority of the disinterested directors, are on terms no less favorable to HiEnergy Technologies than could be obtained from unaffiliated parties and are reasonably expected to benefit HiEnergy Technologies.

LOANS FROM EXECUTIVE OFFICERS AND DIRECTORS
-------------------------------------------

During the fiscal years ended April 30, 2002 and 2001, HiEnergy Technologies incurred the following material notes payable-related parties and convertible notes payable-related parties to current and former officers and directors:

o HiEnergy Microdevices had unsecured notes totaling $59,083 payable to Dr. Maglich for past due employment compensation with interest payable at 6% per annum, maturing in December 2002. During the nine months ended January 31, 2003, the notes were paid in full.

o HiEnergy Technologies had an unsecured note totaling $100,000 payable to Dr. Maglich as a signing bonus pursuant to his employment agreement. The amount is non-interest-bearing, $50,000 payable upon receipt of $1,000,000 or more from any source, and $50,000 payable upon revenue in excess of $500,000 or $1,000,000 of additional funds from any source. During the nine months ended January 31, 2003, $50,000 was paid to Dr. Maglich by HiEnergy Technologies. Subsequent to January 31, 2003, we paid the remaining $50,000 to Dr. Maglich.

o During March, 2002, Barry Alter, a former director and former officer of HiEnergy Technologies, made a non-interest-bearing loan to HiEnergy Microdevices of $50,000. During the nine months ended January 31, 2003, the note was paid in full.

o During March and April, 2002, Rheal Cote, a former director of HiEnergy Technologies, made several non-interest-bearing loans to HiEnergy Microdevices totaling $150,000. During the nine months ended January 31, 2003, the notes were paid in full. In consideration for paying the notes late, in May 2002, we issued to Mr. Cote a warrant to purchase 150,000 shares of our common stock at an exercise price of $1.00 with a three year term.

o HiEnerggy Microdevices had an unsecured note payable to a former officer for $27,608 payable in February and March of 2002. The full amount was paid in January 2003.

o HiEnerggy Microdevices had an unsecured note payable to a former officer for $150,000 payable upon demand as of April 30, 2002. The full amount was paid in January 2003.

o HiEnergy Microdevices has a secured convertible note totaling $10,400 payable to Edward Finch, a former director of HiEnergy Technologies, interest payable at 8% per annum, and due in July 2001. The note is secured by the patent applications for Europe, Canada, and Japan. The holder of the note has the option to convert the principal and interest into shares of common stock. As of April 30, 2002, the note was in default.

o HiEnergy Microdevices had a secured convertible note totaling $5,000 payable to Gregory Gilbert, a former director of HiEnergy Technologies, with interest payable at 8% per annum, and due in July 2001. During the nine months ended January 31, 2003, the note was paid in full.

o HiEnergy Microdevices had an unsecured convertible note payable totaling $5,000 payable to Hamilton-Clarke, a corporation in which Mr. Gilbert is a stockholder, director and officer. During the nine months ended January 31, 2003, the note was paid in full.

o In July, 2002, we issued 11,218 shares of common stock to Harb Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two convertible notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full.

o In July, 2002, we issued 11,678 shares of common stock to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In July, 2002, we issued 15,000 shares of common stock to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc.

o HiEnergy Microdevices had an unsecured note payable to a former officer for $5,000 as of April 30, 2002. The note was paid in full during the nine months ended January 31, 2003.

We are or have been a party to various employment, consulting and compensation arrangements with related parties, as more particularly described above under the headings "Compensation of Executive Officers," "Compensation of Directors," and "Employment Contracts."

                         CERTAIN BUSINESS RELATIONSHIPS

Except with respect to the reverse take-over transaction that occurred on April 25, 2002, no director or nominee for director is or has been during the fiscal year ended April 30, 2002, or the six months ended October 31, 2002, an executive officer or beneficial owner of more than 10% of any other entity that has engaged in a transaction with HiEnergy Technologies in excess of 5% of either the company's revenues or assets.

                           INDEBTEDNESS OF MANAGEMENT

There are no persons who are directors, executive officers of HiEnergy Technologies, nominees for election as a director, immediate family members of the foregoing, corporations or organizations (in which the foregoing are executive officers or partners, or 10% of the shares of which are directly or beneficially owned by the foregoing), trusts or estates (in which the foregoing have a substantial beneficial interest or as to which the foregoing serve as a trustee or in a similar capacity) that are indebted to HiEnergy Technologies in an amount in excess of $60,000.




                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

-------------------------------------------------------------------- ---------------------- ------------------
                                                                                               PERCENT OF
NAME OF BENEFICIAL OWNER                                               NUMBER OF SHARES        OUTSTANDING
-------------------------------------------------------------------- ---------------------- ------------------
Dr. Bogdan C. Maglich, Chairman of the Board, Chief Executive           11,251,772 (1)           46.5%
Officer, President, Treasurer and Chief Scientific Officer
-------------------------------------------------------------------- ---------------------- ------------------
Harb S. Al Zuhair, Director                                               828,422 (2)             3.4%
-------------------------------------------------------------------- ---------------------- ------------------
Robert Drysdale, Director                                                      0                    *
-------------------------------------------------------------------- ---------------------- ------------------
David R. Baker, Director                                                  462,967 (3)             1.9%
-------------------------------------------------------------------- ---------------------- ------------------
Bruce Del Mar, Director                                                        0                    *
-------------------------------------------------------------------- ---------------------- ------------------
ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP (5 Persons)                12,543,161(4)           51.9%

-------------------------------------------------------------------- ---------------------- ------------------

*  Less than 1%.

(1) Includes 2,270,708 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,345,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,500,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of common stock issuable upon the exercise of currently exercisable stock options.
(2) Includes 17,882 shares of common stock issuable upon the exchange of 800 shares of HiEnergy Microdevices common stock held by Mr. Al Zuhair. The 800 shares of HiEnergy Microdevices common stock are subject to payment of a promissory note in the amount of $3.50 per share, or a total of $2,800.
(3) Includes 205,307 shares of common stock owned directly by Mr. Baker, 60,710 shares of common stock owned by BJW Investments, LLC, an Alabama limited liability company, of which Mr. Baker is a member, 152,245 of the shares owned by Advanced Projects Group, a Delaware corporation, attributable to Mr. Baker as a stockholder, and shares of HiEnergy Microdevices common stock that are exchangeable into 44,705 shares of our common stock.
(4) The number of shares beneficially owned takes into account the details set forth in the preceding footnotes.

The number of shares of common stock outstanding used in calculating the percentages was 24,076,269, the number of shares of common stock outstanding as of January 13, 2003. The beneficial ownership for each listed person includes those shares of common stock underlying options held by such persons on the date of this prospectus that are exercisable within 60 days. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange
Commission and includes voting or investment power with respect to the securities.

The amounts reflected above are based upon information provided to us and in filings with the Securities and Exchange Commission. To our knowledge, the table sets forth information about beneficial ownership information for (i) each person known by us to beneficially own more than 5% of our outstanding shares of common stock; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Unless otherwise indicated, the address for those listed below is c/o HiEnergy Technologies, Inc., 1601 Alton Parkway, Unit B, Irvine, California 92606. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                            SELLING SECURITY HOLDERS

As of April 18, 2003, a total of 24,174,605 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock both before and immediately after the offering, assuming each selling stockholder sells all of their shares listed in the table. The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders described below.




-------------------------------------------------------------------------------------------------------------------
                                        SHARES BENEFICIALLY OWNED                       SHARES BENEFICIALLY OWNED
                                            PRIOR TO OFFERING                             AFTER THE OFFERING (1)
                                       ----------------------------                 -------------------------------
                                                                       SHARES BEING
NAME OF BENEFICIAL OWNER                    NUMBER       % OF CLASS       OFFERED         NUMBER      % OF CLASS
-------------------------------------------------------------------------------------------------------------------

Nathan Freund and Lila Freund               133,930(2)       *             133,930(2)        0            *
-------------------------------------------------------------------------------------------------------------------
Robert A. Melnick                            80,359(3)       *              80,359(3)        0            *
-------------------------------------------------------------------------------------------------------------------
Jacob Bar Lev and Zvia Bar Lev               66,968(4)       *              66,968(4)        0            *
-------------------------------------------------------------------------------------------------------------------
Robert J. Neborsky, M.C., Inc.
     Combined Retirement Trust               66,968(5)       *              66,968(5)        0            *
-------------------------------------------------------------------------------------------------------------------
David Wiener Revocable Trust - 96            40,180(6)       *              40,180(6)        0            *
-------------------------------------------------------------------------------------------------------------------
James Enright                                33,442(7)       *              33,442(7)        0            *
-------------------------------------------------------------------------------------------------------------------
Ioannis Korologos                            40,180(8)       *              40,180(8)        0            *
-------------------------------------------------------------------------------------------------------------------
Ruth Arbel-Magid and Eliezer Magid           33,442(9)       *              33,442(9)        0            *
-------------------------------------------------------------------------------------------------------------------
Richard Melnick                             311,247(10)      *             311,247(10)       0            *
-------------------------------------------------------------------------------------------------------------------
Kris S. Pogoloff                             13,377(11)      *              13,377(11)       0            *
-------------------------------------------------------------------------------------------------------------------
Mark W. Collins                              34,655(12)      *              34,655(12)       0            *
-------------------------------------------------------------------------------------------------------------------
William I Schoenfeld and Rosalie G.
     Schoenfeld                              13,395(13)      *              13,395(13)       0            *
-------------------------------------------------------------------------------------------------------------------
Morrie Lieb                                  13,377(14)      *              13,377(14)       0            *
-------------------------------------------------------------------------------------------------------------------
Mark Capital LLC                             38,457(15)      *              38,457(15)       0            *
-------------------------------------------------------------------------------------------------------------------
Andrew J. Maffey                             66,878(16)      *              66,878(16)       0            *
-------------------------------------------------------------------------------------------------------------------
Karma Kapital LLC                           153,508(17)      *             153,508(17)       0            *
-------------------------------------------------------------------------------------------------------------------
Global Medicine, Inc, MPPP                  133,751(18)      *             133,751(18)       0            *
-------------------------------------------------------------------------------------------------------------------
Angeliki Frangou                             66,745(19)      *              66,745(19)       0            *
-------------------------------------------------------------------------------------------------------------------
Jan H. Stahl & Cynthia M. Ruggero            13,352(20)      *              13,352(20)       0            *
-------------------------------------------------------------------------------------------------------------------
1057111 Ontario Ltd.                         25,000(21)      *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
William S. Gaskey                            25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Richard Bertea Separate Property Trust      100,000(22)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Don Brennan                                  25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Croft Investments Limited Partnership       100,000(23)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Robert S. Davimos                            25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Peter DiMatteo                               50,000          *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
J.R. Fishman                                100,000          *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Fribourg Enterprises Inc.                   100,000(24)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Robert Galorenzo                             50,000          *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
C. Boyden Gray                              270,877         1.2%            25,000        245,877        1.1%
-------------------------------------------------------------------------------------------------------------------
Pam Gulla                                    50,000          *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
The Ed W. Hennings Revocable Trust           25,000(25)      *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Brian Kane                                  300,000         1.3%           300,000           0            *
-------------------------------------------------------------------------------------------------------------------


                                       45


-------------------------------------------------------------------------------------------------------------------
                                        SHARES BENEFICIALLY OWNED                       SHARES BENEFICIALLY OWNED
                                            PRIOR TO OFFERING                             AFTER THE OFFERING (1)
                                       ----------------------------                 -------------------------------
                                                                       SHARES BEING
NAME OF BENEFICIAL OWNER                    NUMBER       % OF CLASS       OFFERED         NUMBER      % OF CLASS
-------------------------------------------------------------------------------------------------------------------
David Kaplan                                200,000          *             200,000           0            *
-------------------------------------------------------------------------------------------------------------------
SLR Limited                                 195,000(26)      *             195,000           0            *
-------------------------------------------------------------------------------------------------------------------
Ajaib Limited                                 5,000(27)      *               5,000           0            *
-------------------------------------------------------------------------------------------------------------------
Gion Limited                                 50,000(28)      *              50,000           0            *
-------------------------------------------------------------------------------------------------------------------
Maraline International Ltd                  150,000(29)      *             150,000           0            *
-------------------------------------------------------------------------------------------------------------------
Dean Rose                                    25,000          *              25,000           0            *
-------------------------------------------------------------------------------------------------------------------
Vertigo Trading Inc.                        100,000(30)      *             100,000           0            *
-------------------------------------------------------------------------------------------------------------------
Isaac Yeffet                                500,000(31)     2.2%         1,000,000(32)       0            *
-------------------------------------------------------------------------------------------------------------------
Primoris Group Inc.                         400,000(33)     1.8%           400,000           0            *
-------------------------------------------------------------------------------------------------------------------
H.C. Wainwright & Co., Inc.                  25,000(34)      *              25,000(34)       0            *
-------------------------------------------------------------------------------------------------------------------
Wolfe Axelrod Weinberger                                                           35)
     Associates LLC                         250,000(35)     1.0%           250,000(          0            *
-------------------------------------------------------------------------------------------------------------------
Vertical Ventures Investments, LLC          444,446(36)     1.9%           444,446(36)       0            *
-------------------------------------------------------------------------------------------------------------------
North Bar Capital Inc.                       44,446(37)      *              44,446(37)       0            *
-------------------------------------------------------------------------------------------------------------------
Michael Kirsh                                22,223(38)      *              22,223(38)       0            *
-------------------------------------------------------------------------------------------------------------------
John Zanotti                                 22,223(39)      *              22,223(39)       0            *
-------------------------------------------------------------------------------------------------------------------
Tomer Vardi                                  22,223(40)      *              22,223(40)       0            *
-------------------------------------------------------------------------------------------------------------------
1530403 Ontario Inc.                        177,779(41)      *             177,779(41)       0            *
-------------------------------------------------------------------------------------------------------------------
1513549 Ontario Ltd.                        133,200(42)      *             133,200(42)       0            *
-------------------------------------------------------------------------------------------------------------------
Brian Gruson                                120,000(43)      *             120,000(43)       0            *
-------------------------------------------------------------------------------------------------------------------
Starfield International S.A.                180,000(44)      *             180,000(44)       0            *
-------------------------------------------------------------------------------------------------------------------
Perry Wolfman                               177,779(45)      *             177,779(45)       0            *
-------------------------------------------------------------------------------------------------------------------
Nathan Alsheh                                36,000(46)      *              36,000(46)       0            *
-------------------------------------------------------------------------------------------------------------------
Nardo Zaias, IRA-SEP                         18,000(47)      *              18,000(47)       0            *
-------------------------------------------------------------------------------------------------------------------
Hilda & Manuel Zaiac                         12,000(48)      *              12,000(48)       0            *
-------------------------------------------------------------------------------------------------------------------
Albert V. & Jennifer H. Skiba                22,223(49)      *              22,223(49)       0            *
-------------------------------------------------------------------------------------------------------------------
William G. Salatich                           9,600(50)      *               9,600(50)       0            *
-------------------------------------------------------------------------------------------------------------------

Daniel A. Haigh                              88,890(51)      *              88,890(51)       0            *
-------------------------------------------------------------------------------------------------------------------

John S. Haigh & Janette T. Blainey           22,223(52)      *              22,223(52)       0            *
-------------------------------------------------------------------------------------------------------------------

Jeff Berwick                                 44,446(53)      *              44,446(53)       0            *
-------------------------------------------------------------------------------------------------------------------

Jeff Hermanson                               22,223(54)      *              22,223(54)       0            *
-------------------------------------------------------------------------------------------------------------------
Jason T. Adelman                             73,909(55)      *              33,909      40,000 (57)       *
-------------------------------------------------------------------------------------------------------------------
Sherbrooke Partners LLC                     186,000(56)      *             106,000(56)  80,000 (56)       *
-------------------------------------------------------------------------------------------------------------------
Scott Weisman                                 7,770(57)      *               7,770(57)       0            *
-------------------------------------------------------------------------------------------------------------------
Robert Nathan                                24,000(57)      *              24,000(57)       0            *
-------------------------------------------------------------------------------------------------------------------
Steven Markovich                             10,000(57)      *               5,000(57)  5,000 (57)        *
-------------------------------------------------------------------------------------------------------------------
Shaun Corrales                               40,000(57)      *              40,000(57)       0            *
-------------------------------------------------------------------------------------------------------------------
Robert W. Bellano                            40,000(57)      *              40,000(57)       0            *
-------------------------------------------------------------------------------------------------------------------
Dr. Bogdan C. Maglich                    11,251,772(58)     46.5%        1,000,000      10,251,772      42.4%
-------------------------------------------------------------------------------------------------------------------
David Baker                                 462,967(59)      1.9%           44,705(60)     418,262       1.7%
-------------------------------------------------------------------------------------------------------------------

* Less than 1.0%.

(1)        Assumes all shares being offered by all beneficial owners are sold.

(2) Includes 91,732 shares underlying shares of Series A Preferred, 27,520 shares underlying warrants, 7,339 shares issued as a stock dividend in advance on October 7, 2002, and an additional 7,339 shares that may be issued as a stock dividend in advance on October 7, 2003.

(3) Includes 55,039 shares underlying shares of Series A Preferred, 16,512 shares underlying warrants and 4,404 shares issued as a stock dividend in advance on October 7, 2002, and an additional 4,404 shares that may be issued as a stock dividend in advance on October 7, 2003.

(4) Includes 45,867 shares underlying shares of Series A Preferred, 13,761 shares underlying warrants and 3,670 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,670 shares that may be issued as a stock dividend in advance on October 7, 2003.

(5) Includes 45,867 shares underlying shares of Series A Preferred, 13,761 shares underlying warrants and 3,670 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,670 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by the Robert J. Neborsky, M.C., Inc. Combined Retirement Trust is held by Robert J. Neborsky as Trustee.

(6) Includes 27,520 shares underlying shares of Series A Preferred, 8,256 shares underlying warrants and 2,202 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,202 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by the David Wiener Revocable Trust - 96 is held by David Wiener as Trustee.

(7) Includes 22,904 shares underlying shares of Series A Preferred, 6,872 shares underlying warrants and 1,833 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,833 shares that may be issued as a stock dividend in advance on October 7, 2003.

(8) Includes 27,520 shares underlying shares of Series A Preferred, 8,256 shares underlying warrants and 2,202 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,202 shares that may be issued as a stock dividend in advance on October 7, 2003.

(9) Includes 22,904 shares underlying shares of Series A Preferred, 6,872 shares underlying warrants and 1,833 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,833 shares that may be issued as a stock dividend in advance on October 7, 2003.

(10) Includes 137,414 shares underlying shares of Series A Preferred, 151,845 shares underlying warrants and 10,994 shares issued as a stock dividend in advance on October 7, 2002, and an additional 10,994 shares that may be issued as a stock dividend in advance on October 7, 2003.

(11) Includes 9,162 shares underlying shares of Series A Preferred, 2,749 shares underlying warrants and 733 shares issued as a stock dividend in advance on October 7, 2002, and an additional 733 shares that may be issued as a stock dividend in advance on October 7, 2003.

(12) Includes 23,736 shares underlying shares of Series A Preferred, 7,121 shares underlying warrants and 1,899 shares issued as a stock dividend in advance on October 7, 2002, and an additional 1,899 shares that may be issued as a stock dividend in advance on October 7, 2003.

(13) Includes 9,174 shares of common stock, 2,753 shares underlying warrants and 734 shares issued as a stock dividend in advance on October 7, 2002.

(14) Includes 9,162 shares of common stock, 2,749 shares underlying warrants and 733 shares issued as a stock dividend in advance on October 7, 2002.

(15) Includes 26,339 shares underlying shares of Series A Preferred, 7,902 shares underlying warrants and 2,108 shares issued as a stock dividend in advance on October 7, 2002, and an additional 2,108 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Mark Capital LLC is held by Evan Levine as Managing Member.

(16) Includes 45,806 shares underlying shares of Series A Preferred, 13,742 shares underlying warrants and 3,665 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,665 shares that may be issued as a stock dividend in advance on October 7, 2003.

(17) Includes 105,141 shares underlying shares of Series A Preferred, 31,543 shares underlying warrants and 8,412 shares issued as a stock dividend in advance on October 7, 2002, and an additional 8,412 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Karma Kapital LLC is held by Satanay Koushbay an officer.

(18) Includes 91,610 shares underlying shares of Series A Preferred, 27,483 shares underlying warrants and 7,329 shares issued as a stock dividend in advance on October 7, 2002, and an additional 7,329 shares that may be issued as a stock dividend in advance on October 7, 2003. Power to vote or dispose of the securities beneficially owned by Global Medicine, Inc., MPPP is held by Eugene Seymour, M.D., as Trustee.

(19) Includes 45,714 shares underlying shares of Series A Preferred, 13,715 shares underlying warrants and 3,658 shares issued as a stock dividend in advance on October 7, 2002, and an additional 3,658 shares that may be issued as a stock dividend in advance on October 7, 2003.

(20) Includes 9,144 shares underlying shares of Series A Preferred, 2,744 shares underlying warrants and 732 shares issued as a stock dividend in advance on October 7, 2002, and an additional 732 shares that may be issued as a stock dividend in advance on October 7, 2003.

(21) Power to vote or dispose of the securities beneficially owned by 1057111 Ontario Ltd. is held by Leonard P. Latchman as President.

(22) Power to vote or dispose of the securities beneficially owned by Richard Bertea Separate Property Trust is held by Richard Bertea as Trustee.

(23) Power to vote or dispose of the securities beneficially owned by Croft Investments Limited Partnership is held by Milton H. Barbarosh as President.

(24) Power to vote or dispose of the securities beneficially owned by Fribourg Enterprises Inc. is held by Cristina Venus Sasso de Hoos as President.

(25) Power to vote or dispose of the securities beneficially owned by The Ed W. Hennings Revocable Trust is held by Ed W. Hennings as Trustee.

(26) Power to vote or dispose of the securities beneficially owned by SLR Limited is held by Derek Ryan as a director.

(27) Power to vote or dispose of the securities beneficially owned by Ajaib Limited is held by Derek Ryan as a director.

(28) Power to vote or dispose of the securities beneficially owned by Gion Limited is held by Derek Ryan as a director.

(29) Power to vote or dispose of the securities beneficially owned by Maraline International Ltd. is held by Derek Ryan as a director.

(30) Power to vote or dispose of the securities beneficially owned by Vertigo Trading Inc. is held by A.W. Boggs as President.

(31)       Represents 500,000 shares underlying stock options that have vested.

(32)       Represents 1,000,000 shares underlying stock options.

(33) Represents 400,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Primoris Group Inc. is held by Joe Carusone as President.

(34) Represents 25,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by H.C. Wainwright & Co., Inc. is held by Scott A. Weisman as President.

(35) Represents 250,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Wolfe Axelrod Weinberger Associates LLC is held by Donald C. Weinberger as Managing Partner.

(36) Includes 370,371 shares of common stock and 74,075 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Vertical Ventures Investments, LLC is held by Joshua Silverman as a partner.

(37) Includes 37,038 shares of common stock and 7,408 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by North Bar Capital Inc. is held by Jared Shaw as Vice President.

(38) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(39) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(40) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(41) Includes 148,149 shares of common stock and 29,630 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1530403 Ontario Inc. is held by Julie Eisenstat as Secretary.

(42) Includes 111,000 shares of common stock and 22,200 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by 1513549 Ontario Ltd. is held by Mark Silver as President.

(43) Includes 100,000 shares of common stock and 20,000 shares underlying warrants.

(44) Includes 150,000 shares of common stock and 30,000 shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Starfield International S.A. is held by Martin Christen as a director.

(45) Includes 148,149 shares of common stock and 29,630 shares underlying warrants.

(46) Includes 30,000 shares of common stock and 6,000 shares underlying warrants.

(47) Includes 15,000 shares of common stock and 3,000 shares underlying warrants.

(48) Includes 10,000 shares of common stock and 2,000 shares underlying warrants.

(49) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(50) Includes 8,000 shares of common stock and 1,600 shares underlying warrants.

(51) Includes 74,075 shares of common stock and 14,815 shares underlying warrants.

(52) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(53) Includes 37,038 shares of common stock and 7,408 shares underlying warrants.

(54) Includes 18,519 shares of common stock and 3,704 shares underlying warrants.

(55) Includes 33,909 shares of common stock and 40,000 shares underlying warrants.

(56) Represents shares underlying warrants. Power to vote or dispose of the securities beneficially owned by Sherbrooke Partners LLC is held by Matthew Balk.

(57) Represents shares underlying warrants.

(58) Includes 2,270,708 shares owned directly by Dr. Maglich, 1,236,735 shares owned by Advanced Projects Group, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, 3,345,601 shares owned by Maglich Family Holdings, Inc., a Delaware corporation, of which Dr. Maglich is a director, officer and greater than ten percent stockholder, and 1,500,000 shares owned by Maglich Innovations Fund Inc., a Delaware corporation, of which Dr. Maglich is sole director, officer and direct or indirect stockholder. Dr. Maglich disclaims beneficial ownership of the stock held by Maglich Family Holdings, Inc. and Advanced Projects Group, Inc. beyond his pecuniary interest. Also includes 2,898,728 shares of common stock issuable upon the exercise of currently exercisable stock options.

(59) Includes 205,307 shares of common stock owned directly by Mr. Baker, 60,710 shares of common stock owned by BJW Investments, LLC, an Alabama limited liability company of which Mr. Baker is a member, 152,245 of the shares owned by Advanced Projects Group, Inc., a Delaware corporation, attributable to Mr. Baker as a stockholder, and shares of HiEnergy Microdevices common stock that are exchangeable into 44,705 shares of our common stock.

(60) Represents shares of our common stock issuable in exchange for HiEnergy Microdevices common stock.

                                CHANGE IN CONTROL

There are no arrangements known to us, the operation of which may result in a change of control of HiEnergy Technologies.

                   RELATIONSHIPS WITH SELLING SECURITY HOLDERS

Bogdan C. Maglich is our principal stockholder, Chairman, Chief Executive Officer, Treasurer and Chief Scientific Officer. David Baker is a member of our Board of Directors and has provided legal services to us.

The other selling security holders are included pursuant to registration rights under the respective agreements by which they acquired our securities.

                              PLAN OF DISTRIBUTION

The shares of common stock being offered by us under this prospectus may be offered for sale, from time to time, on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling security holders and any of their donees, pledgees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock being offered under this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales, which may include block transactions, may be at fixed or negotiated prices. We and the selling security holders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o short sales, which are contracts for the sale of shares of stock that the seller does not own, or certificates for which are not within the seller's control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

o    transactions to cover short sales;

o broker-dealers may agree with us or the selling security holders to sell a specified number of shares at a stipulated price per share;

o    a combination of any of these methods of sale; or

o    any other method permitted by applicable law.

The sale price to the public may be:

o    the market price prevailing at the time of sale;

o    a price related to the prevailing market price;

o    at negotiated prices; or

o    a price the selling security holder determines from time to time.

We may also sell shares under Regulation D under the Securities Act, if available, rather than under this prospectus. The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Both we and the selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if we or they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed shares, if necessary, puts and calls and other transactions in securities of HiEnergy Technologies or derivatives of HiEnergy Technologies securities and may sell or deliver shares in connection with these trades. The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by us or the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from us or the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Neither we nor the selling security holders expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Alternatively, we or the selling security holders may sell all or any part of the shares offered in this prospectus through an underwriter. We have not entered into any agreement with a prospective underwriter with respect to the shares offered under this prospectus, and to our knowledge no selling security holder has entered into any agreement with a prospective underwriter. We cannot assure you as to whether any such agreement will be entered into. If we enter into such an agreement or agreements, or if a selling security holder informs us that it has entered into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

This prospectus does not cover the sale or other transfer of derivative securities held by the selling security holders or the issuance of shares of common stock to the holders of those derivative securities upon conversion or exercise of those derivative securities. If a selling security holder transfers its derivative securities prior to conversion or exercise, the transferee of those derivative securities may not sell the shares of common stock issuable upon conversion or exercise of those of derivative securities under the terms of this prospectus unless we amend or supplement this prospectus to cover such sales.

For the period a holder holds our derivative securities, the holder has the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership of the shares of common stock issuable upon conversion or exercise of those derivative securities. The terms on which we could obtain additional capital during the period in which those derivative securities remain outstanding may be adversely affected. The holders of the derivative securities are most likely to voluntarily convert or exercise those derivative securities when the conversion price or exercise price is less than the market price for our common stock.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. Of the 20,000,000 authorized shares of preferred stock, 345 shares have been designated as Series A Convertible Preferred Stock, or Series A Preferred, and the remaining 19,999,655 shares are undesignated. As of April 18, 2003, we had 24,174,605 shares of common stock outstanding and 95.82 shares of Series A Preferred outstanding. The following is a summary description of our capital stock.

                                  COMMON STOCK

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine, subordinate to any preferences that may be granted to the holders of preferred stock. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote.

The common stock is not entitled to preemptive rights and may not be redeemed or converted. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to our stockholders are divided among the holders of the common stock in proportion to the number of shares of common stock held by each of them, after payment of all of our debts and liabilities and fulfillment of the rights of any outstanding class or series of preferred stock that has priority to distributed assets. The rights of holders of common stock are subordinate to those of holders of any series of preferred stock.

Because the holders of shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the directors.

Under our certificate of incorporation, only the board of directors has the power to call a special meeting of the stockholders, which limits the ability of stockholders to effect a change in control of the company by changing the composition of its board.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders may be diluted.

                                 PREFERRED STOCK

Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding common stock.

Preferred stock can be used as an anti-takeover measure. The board of directors has exclusive discretion to issue preferred shares with rights that may trump those of its common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of the company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of the company's common stock.

SERIES A CONVERTIBLE PREFERRED STOCK
------------------------------------

         LIQUIDATION PREFERENCE

In the event of the liquidation, dissolution or winding up of the affairs of HiEnergy Technologies, after payment or provision for payment of the debts and other liabilities of HiEnergy Technologies, the holders of shares of the Series A Preferred then outstanding will be entitled to receive, out of the assets of HiEnergy Technologies, an amount equal to $10,000 per share of the Series A Preferred plus any accrued and unpaid dividends before any payment will be made or any assets distributed to the holders of common stock or any other stock that is junior to the Series A Preferred. If the assets of HiEnergy Technologies are insufficient to cover what is owed to the Series A Preferred holders, whatever assets exist are to be distributed on a pro rata basis among the holders of Series A Preferred. No cash will be paid to holders of common stock unless the holders of the outstanding shares of Series A Preferred have been paid in cash the full amount due to them.

         DIVIDENDS

The holders of Series A Preferred are entitled to receive, when and as declared by the board of directors, dividends at the rate of 8% of the price paid for each share held, or $800 per share in advance for each of the first two years. The dividends may be in cash or common stock, at the election of the board of directors. If shares of common stock are paid, the resale of the shares must be registered by HiEnergy Technologies. As long as shares of the Series A Preferred are outstanding, HiEnergy Technologies may not pay dividends to holders of its common stock, unless all of the dividends owed to the Series A Preferred holders have been paid.

         CLASS VOTING RIGHTS

The Series A Preferred has the following class voting rights. Without the affirmative vote or consent of the holders of at least three-fourths (3/4) of the shares of the Series A Preferred outstanding at the time, HiEnergy Technologies shall not: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock ranking prior to the Series A Preferred, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock (except for the creation and issuance of another series of stock junior to the Series A Preferred); (iii) repurchase, redeem or pay dividends on shares of HiEnergy Technologies common stock, or any other stock that is junior to the Series A Preferred; (iv) amend the certificate of incorporation or bylaws of HiEnergy Technologies so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred (except for the creation and issuance of another series of stock junior to or on parity with the Series A Preferred); effect any distribution with respect to stock that is junior to the Series A Preferred; or (vi) reclassify HiEnergy Technologies' outstanding securities.

         GENERAL VOTING RIGHTS

Except as provided in the previous section regarding Class Voting Rights, the Series A Preferred will not have voting rights. The common stock into which the Series A Preferred is convertible will, upon issuance, have all of the same voting rights as other issued and outstanding common stock of HiEnergy Technologies.

         VOLUNTARY CONVERSION

At any time on or after being issued shares of Series A Preferred, the holder of such shares may, at the holder's option, elect to convert all or any portion of the shares into a number of shares of common stock equal to $10,000 divided by $1.15, the conversion price, or 8,695 shares of common stock per share of Series A Preferred Stock. The conversion price is subject to adjustment due to changes in the number of outstanding shares of common stock of HiEnergy Technologies from stock splits, stock dividends or distributions, reclassifications, exchanges or substitutions, reorganization, merger, consolidation or sales of assets. If all 95.82 shares of Series A Preferred Stock that were sold are converted, HiEnergy Technologies will issue 833,419 shares of common stock to the holders of the shares of Series A Preferred.

         MANDATORY CONVERSION

On October 7, 2004, the shares of Series A Preferred not previously converted will be automatically converted into common stock at the conversion rate disclosed above.

         REDEMPTION OPTION UPON MAJOR TRANSACTION

A holder of Series A Preferred shall have the right to require the corporation to redeem all or a portion of the holder's shares of Series A Preferred at a price per share equal to $10,000 per share plus accrued but unpaid dividends and liquidated damages if any of the following occurs: (i) HiEnergy Technologies consolidates, mergers or combines with another entity, except for a merger to change the domicile of the corporation or where the stockholders of HiEnergy Technologies continue to hold the voting power of the surviving entity necessary to elect a majority of the members of the board of directors of the surviving entity; (ii) the sale or transfer of all or substantially all of HiEnergy Technologies' assets; or (iii) consummation of a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of common stock.

         REDEMPTION OPTION UPON TRIGGERING EVENT

A holder of Series A Preferred shall have the right to require the corporation to redeem all or a portion of the holder's shares of Series A Preferred at a price per share equal to $10,000 per share plus accrued but unpaid dividends and liquidated damages if any of the following occurs: (i) the effectiveness of the registration statement, filed to register the offer and sale of the common stock underlying the Series A Preferred Stock, lapses for any reason or is unavailable to the holder of Series A Preferred Stock for sale of the shares of common stock, unless the lapse or unavailability is due to factors solely within the control of the holder of the Series A Preferred Stock; (ii) the suspension from listing or the failure of the common stock to be listed on the OTC Bulletin Board(R) for a period of five (5) consecutive days; (iii) HiEnergy Technologies' notice to any holder of Series A Preferred Stock of its inability to comply with proper requests for conversion of any Series A Preferred Stock into shares of common stock; (iv) HiEnergy Technologies' failure to comply within ten (10) business days to a notice to convert received from a holder of Series A Preferred Stock; or (v) HiEnergy Technologies breaches any representation, warranty, covenant or other term or condition of any agreement, document, certificate or other instrument delivered in connection with the transaction to acquire shares of Series A Preferred Stock.

         SUNSET PROVISION

Upon conversion of all shares of Series A Preferred Stock, the provisions pertaining to the Series A Preferred Stock in the certificate of incorporation shall be deemed completely performed and discharged. HiEnergy Technologies will be empowered to restate its certificate of incorporation as though the Series A Preferred Stock provisions had never existed.

         RESTRICTIONS UPON CONVERSION

At no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, the number of shares of common stock which would result in such holder owning more than 4.99% of all of the common stock outstanding at such time; provided, however, that upon a holder of Series A Preferred providing the corporation with sixty-one (61) days notice (the "Waiver Notice") that such holder would like to waive this restriction with regard to any or all shares of common stock issuable upon conversion of Series A Preferred, this restriction shall be of no force or effect with regard to those shares of Series A Preferred referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61) days immediately preceding the Mandatory Conversion Date.

At no time may a holder of shares of Series A Preferred convert shares of the Series A Preferred if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by such holder at such time, would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of common stock outstanding at such time; provided, however, that upon a holder of Series A Preferred providing the corporation with a Waiver Notice that such holder would like to waive this restriction with regard to any or all shares of common stock issuable upon conversion of Series A Preferred, this restriction shall be of no force or effect with regard to those shares of Series A Preferred referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one
(61) days immediately preceding the Mandatory Conversion Date.

                          TRANSFER AGENT AND REGISTRAR

Signature Stock Transfer is the transfer agent and registrar for our common and preferred stock. Signature Stock Transfer's telephone number is (972) 612-4120.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

The dismissal of Manning Elliott, Chartered Accountants, and the hiring of Singer Lewak Greenbaum & Goldstein LLP by the board of directors was previously reported in a report on Form 8-K, as amended, dated April 25, 2002 and filed on May 10, 2002.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

Neither Singer Lewak Greenbaum & Goldstein, LLP nor Yocca Patch & Yocca, LLP has been employed on a contingent basis in connection with the registration or offering of our common stock.

                                     EXPERTS

The consolidated financial statements of HiEnergy Technologies as of and for the years ended April 30, 2002 and 2001 included in this prospectus and in the registration statement of which this prospectus is a part have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, which report contains an explanatory paragraph regarding HiEnergy Technologies' ability to continue as a going concern and appears elsewhere in this prospectus, and are incorporated in this prospectus in reliance upon the report given upon the authority of Singer Lewak Greenbaum & Goldstein, LLP as experts in auditing and accounting.

                                  LEGAL MATTERS

The counsel issuing the opinion on the validity of the shares, which is attached to the registration statement, is Yocca Patch & Yocca, LLP. The firm has agreed to receive its fees for rendering such opinion and all its work in the form of our promissory note due September 15, 2003, bearing interest at the rate of ten percent (10%) per annum, and that is convertible at the firm's election into our common stock, at a conversion price of $1.00 per share of common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. While material elements of the contracts and documents referenced in this prospectus are contained in this prospectus, statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the full text of the contract or other document which is filed as an exhibit to the registration statement. For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file annual, quarterly and current reports and other information with the Securities and Exchange Commission. Such filings, including the registration statement and its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such documents may be obtained from the Securities and Exchange Commission upon the payment of the charges prescribed by the Securities and Exchange Commission. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's website address is http://www.sec.gov. Our website address is http://www.hienergyinc.com. You should not consider the information on our website either to be a part of or to be incorporated by reference into this prospectus or the registration statement that includes it.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]


                                               FINANCIAL STATEMENTS

                                    INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                          PAGES
                                                                                         -------


Independent Auditor's Report                                                              F-2

Consolidated balance sheets as of April 30, 2002
     and January 31, 2003 (unaudited)                                                     F-3 to F-4

Consolidated  statements  of  operations  for the years ended April 30, 2002 and
     2001 (audited), for the nine months
     ended January 31, 2003 and 2002 (unaudited),  and for the period                     F-5 to F-6
     from August 21, 1995 (inception) to January 31, 2003 (unaudited)

Consolidated  statements of shareholders'  equity for the period from August 21,
     1995 (inception) to January 31, 2003 (unaudited)                                     F-7 to F-11

Consolidated  statements  of cash flows for the years  ended  April 30, 2002 and
     2001 (audited), for the nine
     months ended  January 31, 2003 and 2002  (unaudited),  and for                       F-12 to F-15
     the period from August 21, 1995 (inception) to January 31, 2003 (unaudited)

Notes to the consolidated financial statements April 30, 2002                             F-16 to F-41
    and January 31, 2003 (unaudited)



                                           INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
HiEnergy Technologies, Inc.
(formerly SLW Enterprises, Inc.)
and subsidiaries

We have audited the accompanying consolidated balance sheet of HiEnergy Technologies, Inc. (formerly SLW Enterprises, Inc.) and subsidiaries (development stage companies) as of April 30, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended April 30, 2002, and the period from August 21, 1995 (inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HiEnergy Technologies, Inc. (formerly SLW Enterprises, Inc.) and subsidiaries as of April 30, 2002, and the results of their operations and their cash flows for each of the two years in the period ended April 30, 2002, and the period from August 21, 1995 (inception) to April 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the year ended April 30, 2002, the Company incurred a net loss of $1,389,530, and it had negative cash flows from operations of $652,585. In addition, the Company had an accumulated deficit of $2,724,564 and was in the development stage as of April 30, 2002. These factors, among others, as discussed in Note 2 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
June 5, 2002



                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                                        CONSOLIDATED BALANCE SHEETS
                                                                    APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------

                                                      ASSETS

                                                                                  January 31,         April 30,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)

CURRENT ASSETS
     Cash and cash equivalents                                                  $       755,833    $      1,078,136
     Accounts receivable                                                                      -              29,166
     Other current assets                                                               883,041               7,500
                                                                                ---------------    -----------------

         Total current assets                                                         1,638,874           1,114,802

PROPERTY AND EQUIPMENT, net                                                             719,120             114,568
                                                                                ---------------    ----------------

TOTAL ASSETS                                                                    $     2,357,994    $      1,229,370
                                                                                ================   ================






   The accompanying notes are an integral part of these financial statements.


                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                                        CONSOLIDATED BALANCE SHEETS
                                                                    APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------


                                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                  January 31,         April 30,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)

CURRENT LIABILITIES
     Accounts payable                                                           $       469,945    $        209,895
     Accrued expenses                                                                     6,400             151,567
     Accrued payroll and payroll taxes                                                  429,034             350,000
     Accrued interest                                                                    32,973              29,767
     Notes payable - related parties                                                    135,000             621,691
     Convertible notes payable - related parties                                         10,400              35,400
                                                                                ---------------    -----------------

         Total current liabilities                                                    1,083,752           1,398,320
                                                                                ---------------    -----------------

MINORITY INTEREST IN SUBSIDIARY                                                          18,923              18,923
                                                                                ---------------    -----------------

COMMITMENTS AND CONTINGENCIES

CONVERTIBLE, REDEEMABLE PREFERRED STOCK
     Series A convertible, redeemable preferred stock
         8% dividends, voting rights, liquidation preference
         $10,000 per share, 345 shares authorized
         96 (unaudited) and 0 shares issued and outstanding                                   1                   -
     Additional paid-in capital                                                         783,152                   -
                                                                                ---------------    ----------------

              Total convertible, redeemable preferred stock                             783,153                   -
                                                                                ---------------    ----------------

SHAREHOLDERS' EQUITY (DEFICIT)
     Preferred stock, $0.001 par value
         20,000,000 shares authorized
         0 (unaudited) and 0 issued and outstanding                                           -                   -
     Common stock, $0.001 par value
         100,000,000 shares authorized
         24,174,605 (unaudited) and 22,075,200 shares issued
         and outstanding                                                                 24,174              22,075
     Additional paid-in capital                                                      10,781,037           2,514,616
     Committed common stock, 51,348 (unaudited) and 0 outstanding                        20,298                   -
     Deferred compensation                                                           (2,272,561)                  -
     Deficit accumulated during the development stage                                (8,080,782)         (2,724,564)
                                                                                ---------------    ----------------

                  Total shareholders' equity (deficit)                                  472,166            (187,873)
                                                                                ---------------    ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                            $     2,357,994    $      1,229,370
                                                                                ================   ================



   The accompanying notes are an integral part of these financial statements.
                                      F-4


                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                       FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
                                    FOR THE NINE MONTHS ENDED JANUARY 31, 2003 AND 2002  (UNAUDITED),  AND FOR THE
                                         PERIOD FROM AUGUST 21, 1995  (INCEPTION)  TO  JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------



                                                                                                         For the
                                                                                                      Period from
                                                                                                       August 21,
                                          For the Nine Months Ended          For the Year Ended           1995
                                                  January 31,                    April 30,           (Inception) to
                                        -----------------------------  ----------------------------    January 31,
                                             2003           2002            2002           2001           2003
                                        -------------  --------------  -------------  -------------  --------------
                                        (unaudited)      (unaudited)                                  (unaudited)

CONTRACT REVENUES                       $      40,834  $      117,000  $     148,166  $      80,000  $      366,750

OPERATING EXPENSES
   General and administration               4,361,030         707,278      1,525,276        358,432       7,370,248
                                        -------------  --------------  -------------  -------------  ---------------

LOSS FROM OPERATIONS                       (4,320,196)       (590,278)    (1,377,110)      (278,432)     (7,003,498)
                                        -------------  --------------  -------------  -------------  --------------

OTHER INCOME (EXPENSE)
   Interest income                              6,588               -              -              -           6,365
   Other income                                   231          (7,647)       (10,486)        (7,089)            231
   Interest expense                            (8,540)              -              -              -         (38,595)
   Financing expense                         (223,710)              -              -              -        (223,710)
   Forgiveness of accounts payable             36,000               -              -              -          36,000
                                        -------------  --------------  -------------  -------------  --------------

     Total other income (expense)            (189,431)         (7,647)       (10,486)        (7,089)       (219,709)
                                        -------------  --------------  -------------  -------------  --------------

LOSS BEFORE PROVISION FOR INCOME
   TAXES                                   (4,509,627)       (597,925)    (1,387,596)      (285,521)     (7,223,207)

PROVISION FOR INCOME TAXES                        800               -          1,934          2,546          11,784
                                        -------------  --------------  -------------  -------------  ---------------

NET LOSS                                   (4,510,427)       (597,925)    (1,389,530)      (288,067)     (7,234,991)

BENEFICIAL CONVERSION FEATURE
   GRANTED ON PREFERRED STOCK                (767,431)              -              -              -        (767,431)

PREFERRED STOCK DIVIDENDS                     (78,360)              -              -              -         (78,360)
                                        -------------  --------------  -------------  -------------  --------------

NET LOSS AVAILABLE TO COMMON
   SHAREHOLDERS                         $  (5,356,218) $     (597,925) $  (1,389,530) $    (288,067) $   (8,080,782)
                                        =============  ==============  =============  =============  ==============


   The accompanying notes are an integral part of these financial statements.

                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                       FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
                                     FOR THE NINE MONTHS ENDED JANUARY 31, 2003 AND 2002  (UNAUDITED),  AND FOR THE
                                           PERIOD FROM AUGUST 21, 1995  (INCEPTION)  TOJANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------

                                                                                                         For the
                                                                                                      Period from
                                                                                                       August 21,
                                          For the Nine Months Ended          For the Year Ended           1995
                                                  January 31,                    April 30,           (Inception) to
                                        -----------------------------  ----------------------------    January 31,
                                             2003           2002            2002           2001           2003
                                        -------------  --------------  -------------  -------------  --------------
                                          (unaudited)      (unaudited)                                (unaudited)
NET LOSS PER SHARE                      $       (0.20) $        (0.04) $       (0.08) $       (0.02) $        (0.58)

BENEFICIAL CONVERSION FEATURE
   GRANTED ON PREFERRED STOCK
   PER SHARE                                    (0.03)              -              -              -           (0.06)

PREFERRED STOCK DIVIDENDS
   PER SHARE                                        -               -              -              -           (0.01)
                                        -------------  --------------  -------------  -------------  --------------

BASIC AND DILUTED LOSS AVAILABLE
   TO COMMON SHAREHOLDERS PER
   SHARE                                $       (0.23) $        (0.04) $       (0.08) $       (0.02) $        (0.65)
                                        =============  ==============  =============  =============  ==============

BASIC AND DILUTED WEIGHTED-
   AVERAGE COMMON SHARES
   OUTSTANDING                             23,131,533      16,248,534     17,783,760     14,693,224      12,443,033
                                        =============     ===========    ===========    ===========  ==============


   The accompanying notes are an integral part of these financial statements.
                                      F-6

                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------
                                                                                                 Deficit
                                                                                               Accumulated
                                   Common Stock            Additional  Committed     Deferred   during the
                                -----------------------     Paid -In     Common       Compen-   Development
                                Shares         Amount       Capital       Stock       sation        Stage        Total
                               ----------    ----------    ----------    ----------   ------   ----------    ----------

BALANCE, AUGUST 21, 1995
   (INCEPTION)                          -    $        -     $       -     $       -   $    -   $        -    $        -

RECAPITALIZATION UPON
   REVERSE MERGER               6,470,000         6,470        (6,456)
                                                                                                                     14
ISSUANCE OF COMMON STOCK FOR
   SERVICES                       734,771           735         7,495                                             8,230
NET LOSS                                                                                          (39,387)      (39,387)
                               ----------    ----------    ----------    ----------   ------   ----------    ----------

BALANCE, APRIL 30, 1996         7,204,771         7,205         1,039             -        -      (39,387)      (31,143)
ISSUANCE OF COMMON STOCK FOR
   SERVICES                         3,219             3            33                                                36
NET LOSS                                                                                         (110,004)     (110,004)
                               ----------    ----------    ----------    ----------   ------   ----------    ----------

BALANCE, APRIL 30, 1997         7,207,990         7,208         1,072             -        -     (149,391)     (141,111)
ISSUANCE OF COMMON STOCK FOR
   CASH                           596,589           597       143,955
                                                                                                                144,552
ISSUANCE OF COMMON STOCK FOR
   SERVICES                     1,451,928         1,452        15,598                                            17,050
NET LOSS                                                                                         (293,019)     (293,019)
                               ----------    ----------    ----------    ----------   ------   ----------    ----------

   The accompanying notes are an integral part of these financial statements.

                                      F-7

                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------
                                                                                                          Deficit
                                                                                                        Accumulated
                                        Common Stock             Additional     Committed      Deferred during the
                                ----------------------------      Paid -In       Common        Compen-  Development
                                  Shares         Amount           Capital         Stock        sation      Stage             Total
                                ------------    ------------    ------------    ------------   ------   ------------    -----------
BALANCE, APRIL 30, 1998           9,256,507    $      9,257    $    160,625$    $         -    $    -   $  (442,410)   $  (272,528)
ISSUANCE OF COMMON STOCK FOR
   CASH                             264,852             265         150,965                                                 151,230
ISSUANCE OF COMMON STOCK FOR
   SERVICES                       2,167,620           2,167          47,592                                                  49,759
NET LOSS                                                                                                   (272,426)      (272,426)
                               ------------    ------------    ------------    ------------   ------   ------------    ------------

BALANCE, APRIL 30, 1999          11,688,979          11,689         359,182               -        -       (714,836)      (343,965)
ISSUANCE OF COMMON STOCK FOR
   CASH                             638,548             638         295,008
                                                                                                                            295,646
ISSUANCE OF COMMON STOCK FOR
   SERVICES                       1,914,570           1,915          83,322                                                  85,237
NET LOSS                                                                                                   (332,131)      (332,131)
                               ------------    ------------    ------------    ------------   ------   ------------    ------------

BALANCE, APRIL 30, 2000          14,242,097          14,242         737,512               -        -     (1,046,967)      (295,213)
ISSUANCE OF COMMON STOCK FOR
   CASH                             465,437             465         109,265
                                                                                                                            109,730
ISSUANCE OF COMMON STOCK FOR
   SERVICES                         371,035             371          36,097                                                  36,468
NET LOSS                                                                                                   (288,067)      (288,067)
                               ------------    ------------    ------------    ------------   ------   ------------    ------------


   The accompanying notes are an integral part of these financial statements.

                                      F-8

                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------
                                                                                                      Deficit
                                                                                                     Accumulated
                                        Common Stock         Additional     Committed      Deferred  during the
                                -------------------------    Paid -In        Common        Compen-   Development
                                  Shares         Amount        Capital        Stock        sation       Stage           Total
                                ------------    ---------   ------------    ------------   ------   ------------    -----------

BALANCE, APRIL 30, 2001           15,078,569  $   15,078  $   882,874  $       -  $       - $  (1,335,034)        $    (437,082)
ISSUANCE OF COMMON STOCK FOR
   CASH                              712,071         712      180,857                                                   181,569
ISSUANCE OF COMMON STOCK FOR
   SERVICES                        5,059,560       5,060      227,110                                                   232,170
ISSUANCE OF COMMON STOCK IN
   PRIVATE PLACEMENT               1,225,000       1,225    1,223,775                                                 1,225,000
NET LOSS                                                                                           (1,389,530)       (1,389,530)
                                ------------  ----------  -----------  ---------  ---------   ---------------  ----------------

BALANCE, APRIL 30, 2002           22,075,200      22,075    2,514,616          -          -        (2,724,564)         (187,873)
ISSUANCE OF COMMON STOCK IN
   PRIVATE PLACEMENT (unaudited)     500,000         500      499,500                                                   500,000
ISSUANCE OF COMMON STOCK IN
   PRIVATE PLACEMENT (unaudited)   1,349,934       1,350    1,821,057                                                 1,822,407
OFFERING COSTS (unaudited)                                   (196,793)                                                 (196,793)
DIVIDENDS ON PREFERRED STOCK
   (unaudited)                        68,150          68       78,292                                 (78,360)                -
BENEFICIAL CONVERSION FEATURE
   GRANTED IN CONNECTION WITH
   ISSUANCE OF PREFERRED
   STOCK (unaudited)                                          767,431                                (767,431)                -
ISSUANCE OF COMMON STOCK TO
   AN EMPLOYEE FOR A BONUS
   (unaudited)                        11,178          11       21,339                                                    21,350

   The accompanying notes are an integral part of these financial statements.

                                      F-9

                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------
                                                                                                      Deficit
                                                                                                     Accumulated
                                        Common Stock         Additional     Committed      Deferred  during the
                                -------------------------    Paid -In        Common        Compen-   Development
                                  Shares         Amount        Capital        Stock        sation       Stage           Total
                                ------------    ---------   ------------    ------------   ------   ------------    -----------

COMMON STOCK COMMITTED TO
   AN EMPLOYEE FOR A BONUS
   (unaudited)                                   $           $                $   13,134  $          $              $  13,134
ISSUANCE OF COMMON STOCK ON
   CONVERSION OF SERIES A
   CONVERTIBLE REDEEMABLE
   PREFERRED STOCK (unaudited)       18,336       18           17,228                                                 17,246
ISSUANCE OF COMMON STOCK IN
   LEGAL SETTLEMENT (unaudited)      80,000       80          124,920                                                125,000
CONVERSION OF CONVERTIBLE NOTES
   PAYABLE - RELATED PARTIES INTO
   COMMON STOCK (unaudited)          37,898       38           37,858                                                 37,896
ISSUANCE OF COMMON STOCK IN
   CASHLESS EXERCISE OF WARRANTS
   (unaudited)                       33,909       34              (34)                                                     -
FINANCING EXPENSE IN
   CONNECTION WITH ISSUANCE
   OF WARRANTS (unaudited)                                    223,710                                                223,710
STOCK OPTIONS ISSUED TO A
   CONSULTANT FOR SERVICES
   TO BE RENDERED (unaudited)                                 761,007                                                761,007
DEFERRED COMPENSATION IN
   CONNECTION WITH ISSUANCE
   OF STOCK OPTIONS TO
   EMPLOYEE (unaudited)                                     3,305,542                       (3,305,542)                    -



   The accompanying notes are an integral part of these financial statements.

                                      F-10




                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                    FOR THE PERIOD FROM AUGUST 21, 1995 (INCEPTION) TO JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------
                                                                                                      Deficit
                                                                                                     Accumulated
                                        Common Stock         Additional     Committed      Deferred  during the
                                -------------------------    Paid -In        Common        Compen-   Development
                                  Shares         Amount        Capital        Stock        sation       Stage           Total
                                ------------    ---------   ------------    ------------   ------   ------------    -----------

STOCK OPTIONS ISSUED TO A
   CONSULTANT IN EXCHANGE FOR
   ACCOUNTS PAYABLE (unaudited)                 $           $   65,000       $            $           $             $   65,000
WARRANTS ISSUED TO A CONSULTANT
   FOR SERVICES RENDERED OR TO BE
   RENDERED (unaudited)                                        740,364                                                 740,364
AMORTIZATION OF DEFERRED
   COMPENSATION (unaudited)                                                                1,032,981                 1,032,981
EXERCISE OF STOCK OPTIONS
   IN SUBSIDIARY (unaudited)                                                       7,164                                 7,164
NET LOSS (unaudited)                                                                                 (4,510,427)    (4,510,427)
                                ------------    ---------   ------------    ------------   ------   ------------    -----------


BALANCE, JANUARY 31, 2003
   (UNAUDITED)                   24,174,605     $  24,174  $10,781,037      $    20,298  $(2,272,561) $(8,080,782)   $472,166
                                ============    =========   ============    ============ ===========  ============= ===========



   The accompanying notes are an integral part of these financial statements.

                                      F-11



                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                       FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
                                    FOR THE NINE MONTHS ENDED JANUARY  31, 2003 AND 2002  (UNAUDITED),  AND FOR THE
                                        PERIOD FROM AUGUST 21, 1995  (INCEPTION)  TO   JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------

                                                                                                          For the
                                                                                                       Period from
                                                                                                        August 21,
                                          For the Nine Months Ended          For the Year Ended            1995
                                                 January 31,                    April 30,             (Inception) to
                                        -----------------------------  ----------------------------     January 31,
                                             2003           2002            2002           2001            2003
                                        -------------  --------------  -------------  -------------  --------------
                                        (unaudited)      (unaudited)                                  (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                              $ (4,510,427)  $    (597,925) $  (1,389,530) $    (288,067)  $  (7,234,991)
   Adjustments to reconcile net loss to
     net cash used in operating activities
       Depreciation                            72,556           5,829          5,469            968          79,988
       Compensation expense relating
         to issuance of common stock
         in exchange for services
         rendered                                   -         161,707        232,170         36,468         428,950
       Compensation expense relating
         to issuance of common stock
         in exchange for services
         rendered to minority
         shareholders                               -               -          4,000              -          18,923
       Warrants issued for services
         rendered or to be rendered           740,364               -              -              -         740,364
       Common stock issued to an
         employee for a bonus                  21,350               -              -              -          21,350
       Common stock committed to
         an employee for a bonus               13,134               -              -              -          13,134
       Common stock issued to a
         former officer as a settlement       125,000               -              -              -         125,000
       Additional compensation to
         officer                                    -               -         42,171              -          42,171
       Amortization of deferred
         compensation                       1,032,981               -              -              -       1,032,981
       Financing expense in
         connection with issuance
         of warrants                          223,710               -              -              -         223,710
       Forgiveness of accounts
         payable                               36,000               -              -              -          36,000
       (Increase) decrease in
         Accounts receivable                   29,166              -         (29,166)             -               -
         Other current assets                (114,534)             -          (7,500)             -        (122,034)



   The accompanying notes are an integral part of these financial statements.


                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                       FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
                                    FOR THE NINE MONTHS ENDED JANUARY  31, 2003 AND 2002  (UNAUDITED),  AND FOR THE
                                        PERIOD FROM AUGUST 21, 1995  (INCEPTION)  TO   JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------



                                                                                                          For the
                                                                                                       Period from
                                                                                                        August 21,
                                          For the Nine Months Ended          For the Year Ended            1995
                                                  January 31,                    April 30,            (Inception) to
                                        -----------------------------  ----------------------------     January 31,
                                             2003           2002            2002           2001            2003
                                        -------------  --------------  -------------  -------------  --------------
                                        (unaudited)      (unaudited)                                  (unaudited)
       Increase (decrease) in
         Accounts payable               $     289,488  $      147,020  $     185,027  $      24,546  $      499,385
         Accrued expenses                    (145,167)          5,669        119,579          2,227           6,416
         Accrued payroll and payroll
           taxes                               79,034          75,000        175,000         35,000         429,034
         Accrued interest                       5,664           7,647         10,195          7,090          35,431
                                        -------------  --------------  -------------  -------------  ---------------

Net cash used in operating activities      (2,101,681)       (195,053)      (652,585)      (181,768)     (3,624,188)
                                        -------------  --------------  -------------  -------------  --------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment        (677,108)        (44,818)      (118,510)             -        (799,108)
                                        -------------  --------------  -------------  -------------  --------------

Net cash used in investing activities        (677,108)        (44,818)      (118,510)             -        (799,108)
                                        -------------  --------------  -------------  -------------  --------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common
     stock in private placement             2,322,407               -      1,225,000              -       3,547,407
   Offering costs on common stock            (196,793)              -              -              -        (196,793)
   Proceeds from issuance of preferred
     stock                                    979,301               -              -              -         979,301
   Offering costs on preferred stock         (178,902)              -              -              -        (178,902)
   Proceeds from issuance of common
     stock                                          -         153,000        181,583        109,730         882,723
   Exercise of stock options in subsidiary      7,164               -              -              -           7,164
   Proceeds from notes payable - related
     parties                                        -         183,468        443,007         39,456         579,520
   Payments on notes payable - related
     parties                                 (486,691)        (38,528)             -              -        (486,691)
   Proceeds from convertible notes
     payable - related parties                 29,280               -          5,400         25,000          84,680
   Payments on convertible notes
     payable - related parties                (19,280)         (9,280)        (9,280)       (10,720)        (39,280)
                                        -------------  --------------  -------------  -------------  --------------

Net cash provided by financing
   activities                               2,456,486         288,660      1,845,710        163,466       5,179,129
                                        -------------  --------------  -------------  -------------  ---------------

   The accompanying notes are an integral part of these financial statements.


                                      F-13

                                                                                        HIENERGY TECHNOLOGIES, INC.
                                                                                   (FORMERLY SLW ENTERPRISES, INC.)
                                                                                                   AND SUBSIDIARIES
                                                                                      (DEVELOPMENT STAGE COMPANIES)
                                                                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                       FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
                                    FOR THE NINE MONTHS ENDED JANUARY  31, 2003 AND 2002  (UNAUDITED),  AND FOR THE
                                        PERIOD FROM AUGUST 21, 1995  (INCEPTION)  TO   JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------------------------------------------



                                                                                                          For the
                                                                                                       Period from
                                                                                                        August 21,
                                          For the Nine Months Ended          For the Year Ended            1995
                                                 January 31,                    April 30,             (Inception) to
                                        -----------------------------  ----------------------------     January 31,
                                             2003           2002            2002           2001            2003
                                        -------------  --------------  -------------  -------------  --------------
                                        (unaudited)      (unaudited)                                  (unaudited)

Net increase (decrease) in cash and
   cash equivalents                     $    (322,303) $       48,789  $   1,074,615  $     (18,302) $      755,833

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                      1,078,136           3,521          3,521         21,823              -
                                        -------------  --------------  -------------  -------------  -------------

CASH AND CASH EQUIVALENTS,
   END OF PERIOD                        $     755,833  $       52,310  $   1,078,136  $       3,521  $      755,833
                                        =============  ==============  =============  =============  ===============


SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION

     INTEREST PAID                      $       2,876  $            -  $           -  $           -  $        2,876
                                        =============  ==============  =============  =============  ===============

     INCOME TAXES PAID                  $         800  $           -   $       1,934  $       2,546  $       11,783
                                        =============  =============   =============  =============  ==============



SUPPLEMENT SCHEDULE OF NON-CASH FINANCING ACTIVITIES

During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company issued 0, 0, 37,898 (unaudited), 0 (unaudited), and 37,898 (unaudited) shares, respectively, of common stock for the outstanding principal on convertible notes payable - related parties and accrued interest of $0, $0, $37,896 (unaudited), $0 (unaudited), and $37,896 (unaudited), respectively.

During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company converted accounts payable due to a consultant of $0, $0, $65,000 (unaudited), $0 (unaudited), and $65,000 (unaudited), respectively, into options to purchase 0, 0, 72,726 (unaudited), 0 (unaudited), and 72,726
(unaudited) shares, respectively, of common stock. Of these options, 45,454 (unaudited) are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012.

   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    FOR THE YEARS ENDED APRIL 30, 2002 AND 2001,
 FOR THE NINE MONTHS ENDED JANUARY  31, 2003 AND 2002  (UNAUDITED),  AND FOR THE
      PERIOD FROM AUGUST 21, 1995  (INCEPTION)  TO  JANUARY 31, 2003 (UNAUDITED)

--------------------------------------------------------------------------------

SUPPLEMENT SCHEDULE OF NON-CASH FINANCING ACTIVITIES (CONTINUED)
During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company issued 0, 0, 68,150 (unaudited), 0 (unaudited), and 68,150 (unaudited) shares, respectively, of common stock for $0, $0, $78,360 (unaudited), $0 (unaudited), and $78,360 (unaudited), respectively, of dividends accrued on the Series A convertible, redeemable preferred stock.

During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the holders of 0, 0, 2 (unaudited), 0 (unaudited), and 2 (unaudited) shares, respectively, of the Series A convertible, redeemable preferred stock converted their shares into 0, 0, 18,336 (unaudited), 0 (unaudited), and 18,336 (unaudited) shares, respectively, of common stock.

During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, warrants to purchase 0, 0, 47,000 (unaudited), 0 (unaudited), and 47,000 (unaudited) shares, respectively, of common stock were exercised via a cashless exercise, whereby the Company issued 0, 0, 33,909 (unaudited), 0 (unaudited), and 33,909 (unaudited) shares, respectively, of common stock.

During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, options to purchase 0, 0, 1,000,000 (unaudited), 0 (unaudited), and 1,000,000 (unaudited) shares, respectively, of common stock were issued to a consultant for services to be rendered valued at $0, $0, $761,007 (unaudited), $0 (unaudited), and $761,007 (unaudited) (see Note 10).



   The accompanying notes are an integral part of these financial statements.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

         GENERAL
         HiEnergy Technologies, Inc. ("HiEnergy") was incorporated on March 22, 2000 under the laws of the state of Washington. In October 2002, HiEnergy reincorporated under the laws of the state of Delaware.

         HiEnergy and its subsidiaries (collectively, the "Company") are development stage companies that were organized to develop the "Atometer," commercially known as the "SuperSenzor," which is technology for numerous governmental and commercial applications and markets, including airport security screening; border patrol/customs control drug and contraband detection; bomb, biological, and chemical weapons detection, including landmine clearance; detecting of impurities in crude oil, coal, and natural gas; and "fingerprinting" of diamonds and other gemstones. This leading edge detection technology can remotely and non-intrusively decipher (including through metal) the chemical formulas of concealed biological agents, explosives, drugs, and other substances and their locations.

         MERGER
         On April 25, 2002, HiEnergy Microdevices, Inc. ("Microdevices") entered into a voluntary share exchange agreement, whereby it acquired 92% of the outstanding common stock of HiEnergy in exchange for 14,380,200 shares of newly issued common stock. For accounting purposes, the transaction has been treated as a recapitalization of HiEnergy, with Microdevices as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests.

         Microdevices was incorporated on August 21, 1995 in the state of Delaware. HiEnergy had minimal assets and liabilities at the date of the acquisition and did not have significant operations former to the acquisition. Therefore, pro forma information is not presented.


NOTE 2 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern. However, during the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company incurred net losses available to common shareholders of $1,389,530, $288,067, $5,356,218 (unaudited), $597,925 (unaudited), and $8,080,782
         (unaudited), respectively, and it had negative cash flows from operations of $652,585, $181,768, $2,101,681 (unaudited), $195,053
         (unaudited), and $3,624,188 (unaudited), respectively. In addition, the Company had an accumulated deficit of $8,080,782 (unaudited) and was in the development stage as of January 31, 2003. These factors raise substantial doubt about the Company's ability to continue as a going concern.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 2 - GOING CONCERN (CONTINUED)

         Recovery of the Company's assets is dependent upon future events, the outcome of which is indeterminable. Successful completion of the Company's development program and its transition to the attainment of profitable operations is dependent upon the Company achieving a level of sales adequate to support the Company's cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheets is dependent upon the Company's ability to meet its financing requirements and the success of its plans to develop and sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         In addition to the capital raised as of January 31, 2003 through a private placement, the Company is currently negotiating with certain investors about raising capital through additional private placement offerings. Unless the Company raises additional funds, either by debt or equity issuances, management believes that its current cash on hand will be insufficient to cover its working capital needs until the Company's sales volume reaches a sufficient level to cover operating expenses.


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of HiEnergy and its wholly owned subsidiaries, Microdevices and VWO II, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

         DEVELOPMENT STAGE ENTERPRISE
         The Company is development stage companies as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting all of its present efforts to its formation and to fundraising, and its planned principal operations have not yet commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

         INTERIM FINANCIAL INFORMATION
         The financial information as of January 31, 2003 and 2002, and for the nine months then ended, is unaudited, but in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, that the Company considers necessary for a fair presentation of the financial position, operating results, and cash flows for such periods. Results for the nine months ended January 31, 2003 are not necessarily indicative of results for the year ended April 30, 2003.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         COMPREHENSIVE INCOME
         The Company presents comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company's financial statements since the Company did not have any of the items of comprehensive income in any period presented.

         CASH AND CASH EQUIVALENTS
         The Company maintains its cash deposits at several banks located throughout California. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of April 30, 2002 and January 31, 2003, uninsured portions of the balances at those banks aggregated to $1,125,206 and $640,357 (unaudited), respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash and cash equivalents.

         For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

         ACCOUNTS RECEIVABLE
         Accounts receivable at April 30, 2002 consisted of an amount due from a governmental contract.

         PROPERTY AND EQUIPMENT
         Property and equipment are recorded at cost and are depreciated or amortized using the straight-line method over an estimated useful life of five years.

         PATENTS
         The Company has filed several patent applications within and outside the United States. The outcome is indeterminable.

         FAIR VALUE OF FINANCIAL INSTRUMENTS
         For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, accrued payroll and payroll taxes, and accrued interest, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable - related parties and convertible notes payable - related parties also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         STOCK-BASED COMPENSATION
         The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company adopted the disclosure requirements of SFAS No. 123, "Accounting for Stock-Based Compensation." Under SFAS No. 123, the Company must disclose certain pro forma information related to employee stock option grants as if the fair value-based method defined in SFAS No. 123 had been applied.

         INCOME TAXES
         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         LOSS PER SHARE
         The Company calculates loss per share in accordance with SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)
--------------------------------------------------------------------------------

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         LOSS PER SHARE (Continued)
         The following potential common shares have been excluded from the computation of diluted net loss per share for the periods presented because the effect would have been anti-dilutive for the years ended April 30, 2002 and 2001 and the nine months ended January 31, 2003 and 2002:

                                                   For the Nine Months Ended                For the Year Ended
                                                         January 31,                           April 30,
                                               ---------------------------------  ---------------------------------
                                                      2003             2002              2002             2001
                                               ---------------  ----------------  ---------------  ----------------
                                                 (unaudited)        (unaudited)

                  Stock options outstanding          6,649,185                 -        2,482,011                 -
                  Warrants outstanding               1,918,686                 -                -                 -
                  Redeemable, convertible
                    Series A preferred
                    stock                              833,217                 -                -                 -
                  Microdevices minority
                    shareholders                       459,222           459,222          459,222           369,709
                  Microdevices option and
                    warrant holders                    951,507           952,557        1,086,682           385,543
                                               ---------------  ----------------  ---------------  ----------------

                      TOTAL                         10,811,817         1,411,779        4,027,915           755,252
                                               ===============  ================  ===============  ================


         ESTIMATES
         The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
         In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and
         supersedes   Accounting   Principles  Board  ("APB")  Opinion  No.  16,
         "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. This statement is not applicable to the Company.

                                                   HIENERGY TECHNOLOGIES, INC.
                                               (FORMERLY SLW ENTERPRISES, INC.)
                                                             AND SUBSIDIARIES
                                                 (DEVELOPMENT STAGE COMPANIES)
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (Continued)
         -----------------------------------------
         In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. The Company does not expect adoption of SFAS No. 142 to have a material impact, if any, on its financial position or results of operations.

         In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

         In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded as it is no longer necessary. SFAS No. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. This statement is not applicable to the Company.

                                                HIENERGY  TECHNOLOGIES,  INC.
                                           (FORMERLY  SLW  ENTERPRISES,  INC.)
                                                            AND  SUBSIDIARIES
                                               (DEVELOPMENT  STAGE  COMPANIES)
                                NOTES  TO  CONSOLIDATED  FINANCIAL STATEMENTS
                        APRIL  30,  2002  AND  JANUARY  31,  2003  (UNAUDITED)

-----------------------------------------------------------------------------


NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (Continued)
         In June 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. This statement is not applicable to the Company.

         In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes the requirement in SFAS No. 72 and Interpretation 9 thereto, to recognize and amortize any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset. This statement requires that those transactions be accounted for in accordance with SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." In addition, this statement amends SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," to include certain financial institution-related intangible assets. This statement is not applicable to the Company.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," an amendment of SFAS No. 123. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. This statement is effective for financial statements for fiscal years ending after December 15, 2002. SFAS No. 148 will not have any impact on the Company's financial statements as management does not have any intention to change to the fair value method.

                                                HIENERGY  TECHNOLOGIES,  INC.
                                           (FORMERLY  SLW  ENTERPRISES,  INC.)
                                                            AND  SUBSIDIARIES
                                               (DEVELOPMENT  STAGE  COMPANIES)
                                NOTES  TO  CONSOLIDATED  FINANCIAL STATEMENTS
                        APRIL  30,  2002  AND  JANUARY  31,  2003  (UNAUDITED)

-----------------------------------------------------------------------------



NOTE 4 - OTHER CURRENT ASSETS

         Other current assets at April 30, 2002 and January 31, 2003 consisted of the following:

                                                                                  January 31,         April 30,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)

                  Restricted cash held in escrow                                4       125,000    $              -
                  Prepaid consulting                                                    706,515                   -
                  Other                                                                  51,526               7,500
                                                                                ---------------    ----------------

                      TOTAL                                                     $       883,041    $          7,500
                                                                                ===============    ================


NOTE 5 - PROPERTY AND EQUIPMENT

         Property and equipment at April 30, 2002 and January 31, 2003 consisted of the following:

                                                                                  January 31,         April 30,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)

                  Micro sensor                                                  $        53,115    $         42,127
                  Laboratory equipment                                                  666,121                   -
                  Web site development                                                   14,400              14,400
                  Computer equipment                                                      7,473               7,473
                  Neutron generator                                                      58,000              58,000
                                                                                ---------------    ----------------

                                                                                        799,109             122,000
                  Less accumulated depreciation                                          79,989               7,432
                                                                                ---------------    ----------------

                      TOTAL                                                     $       719,120    $        114,568
                                                                                ===============    ================


         Depreciation expense for the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003 was $5,469, $968, $72,556
         (unaudited), $5,829 (unaudited), and $79,988 (unaudited), respectively.


                                                HIENERGY  TECHNOLOGIES,  INC.
                                           (FORMERLY  SLW  ENTERPRISES,  INC.)
                                                            AND  SUBSIDIARIES
                                               (DEVELOPMENT  STAGE  COMPANIES)
                                NOTES  TO  CONSOLIDATED  FINANCIAL STATEMENTS
                        APRIL  30,  2002  AND  JANUARY  31,  2003  (UNAUDITED)

-----------------------------------------------------------------------------



NOTE 6 - NOTES PAYABLE - RELATED PARTIES

         Notes payable - related parties at April 30, 2002 and January 31, 2003 consisted of the following:

                                                                                 January 31,          April 30,
                                                                                      2003               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Unsecured notes to a majority shareholder/officer/ director of the Company, interest payable at 6% per annum, maturing in
                      December  2002.  During the nine months ended  January 31,
                      2003, the notes
                      were paid in full (unaudited).                            $             -    $         59,083

                  Unsecured note to a majority  shareholder/officer/ director of
                      the    Company   as   a   signing    bonus.    Amount   is
                      non-interest-bearing,  $50,000  payable  upon  receipt  of
                      $1,000,000  or more from any source,  and $50,000  payable upon  revenue  in  excess of  $500,000  or  $1,000,000  of additional  funds from any source.  During the nine months ended January 31, 2003, $50,000
                      (unaudited) was repaid.                                            50,000             100,000

                  Unsecured  notes to a  shareholder  of the  Company,  interest payable  at  10.5%  per  annum,  or 15%  per  annum  if in default, and due in November 1997. As of January 31, 2003, the notes were in
                      default (unaudited).                                               40,000              40,000

                  Unsecured notes to a former  officer of the Company,  interest payable at 6% per annum, and payable in February and March
                      2002.  The  Company  was  in  litigation  regarding  these amounts, but a settlement was reached, and the full amount was paid in January 2003
                      (unaudited) see Note 8)                                                 -              27,608

                  Secured   note  to  an   officer/director   of  the   Company,
                      non-interest-bearing,  and due in March 2002.  The note is secured by 7,857 shares of common  stock.  As of April 30,
                      2002,  the note was in  default.  During  the nine  months ended January 31, 2003, the note was paid in full
                      (unaudited).                                                            -              50,000


                                      F-24

                                                HIENERGY  TECHNOLOGIES,  INC.
                                           (FORMERLY  SLW  ENTERPRISES,  INC.)
                                                            AND  SUBSIDIARIES
                                               (DEVELOPMENT  STAGE  COMPANIES)
                                NOTES  TO  CONSOLIDATED  FINANCIAL STATEMENTS
                        APRIL  30,  2002  AND  JANUARY  31,  2003  (UNAUDITED)

-----------------------------------------------------------------------------



NOTE 6 - NOTES PAYABLE - RELATED PARTIES (CONTINUED)
                                                                                 January 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Secured notes to a shareholder/former  officer/director of the
                      Company, non-interest-bearing,  and due in March 2002. The notes are secured by 23,571 shares of common stock.  As of
                      April 30, 2002, the notes were in default. During the nine months  ended  January  31,  2003,  the notes were paid in full. In addition, since the notes were in default and the principal  balance of $150,000 was paid late,  the Company issued  the  holder  of the notes a  warrant  to  purchase
                      150,000   shares of common stock (unaudited) (see Note 11). $           -    $        150,000

                  Unsecured  amount  to a  former  officer  of  the  Company  as severance, non-interest-bearing,  and payable upon demand.
                      The Company was in litigation regarding this amount, but a settlement  was  reached,  and the full amount was paid in
                      January 2003 (unaudited) (see Note 8).                                  -             150,000

                  Unsecured notes to an unrelated party, non-interest-
                      bearing, and payable upon demand.                                  45,000              45,000
                                                                                ---------------    ----------------

                                                                                        135,000             621,691
                  Less current portion                                                  135,000             621,691
                                                                                ---------------    ----------------

                           LONG-TERM PORTION                                    $             -    $              -
                                                                                ===============    ================

                                      F-25


                                                HIENERGY  TECHNOLOGIES,  INC.
                                           (FORMERLY  SLW  ENTERPRISES,  INC.)
                                                            AND  SUBSIDIARIES
                                               (DEVELOPMENT  STAGE  COMPANIES)
                                NOTES  TO  CONSOLIDATED  FINANCIAL STATEMENTS
                        APRIL  30,  2002  AND  JANUARY  31,  2003  (UNAUDITED)

-----------------------------------------------------------------------------


NOTE 7 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES

         Convertible  notes  payable -  related  parties  at April 30,  2002 and
         January 31, 2003 consisted of the following:
                                                                                 January 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Secured  note  to  a  shareholder/director   of  the  Company,
                      interest  payable at 8% per  annum,  and due in July 2001.
                      The note is secured by the patent  application for Europe,
                      Canada,  and Japan.  The holder of the note has the option to convert  the  principal  and  interest  into  shares of common  stock.  During the nine months  ended  January 31,
                      2003,  this  note  plus  accrued   interest  of  $780  was
                      converted into 5,780 shares of common stock (unaudited).  $             -    $          5,000

                  Secured  notes  to  a  shareholder/director  of  the  Company, interest payable at 8% per annum, $5,000 due in July 2001, and $5,400 due in July 2002.  The notes are secured by the patent  application  for Europe,  Canada,  and Japan.  The holder  of  the  notes  has  the  option  to  convert  the principal and interest into shares of common stock.  As of
                      January 31, 2003, the  notes were in default (unaudited).          10,400              10,400

                  Secured  note  to  a  shareholder/director   of  the  Company,
                      interest  payable at 8% per  annum,  and due in July 2001.
                      The note is secured by the patent  application for Europe,
                      Canada,  and Japan.  The holder of the note has the option to convert  the  principal  and  interest  into  shares of common  stock.  During the nine months  ended  January 31,
                      2003,  this  note plus  accrued  interest  of  $1,678  was
                      converted into 11,678 shares of common stock (unaudited).               -              10,000

                  Secured note to a  shareholder/director/former  officer of the
                      Company, interest payable at 8% per annum, and due in July
                      2001.  The note is secured by the patent  application  for
                      Europe,  Canada, and Japan. The holder of the note has the option to convert the  principal  and interest into shares of common stock.  During the nine months ended January 31,
                      2003, the   note was paid in full (unaudited).                          -               5,000



                                      F-26


                                                HIENERGY  TECHNOLOGIES,  INC.
                                           (FORMERLY  SLW  ENTERPRISES,  INC.)
                                                            AND  SUBSIDIARIES
                                               (DEVELOPMENT  STAGE  COMPANIES)
                                NOTES  TO  CONSOLIDATED  FINANCIAL STATEMENTS
                        APRIL  30,  2002  AND  JANUARY  31,  2003  (UNAUDITED)

-----------------------------------------------------------------------------


NOTE 7 - CONVERTIBLE NOTES PAYABLE - RELATED PARTIES (CONTINUED)

                                                                                 January 31,          April 30,
                                                                                      2002               2002
                                                                                ---------------    ----------------
                                                                                 (unaudited)
                  Unsecured note to a shareholder/director/former officer of the
                      Company,  interest  payable  at 7% per  annum,  and due in
                      January  2002.  The  holder of the note has the  option to convert the  principal  and interest into shares of common stock. During the nine months ended October 31,
                      2002, the note was paid in full (unaudited).              $             -    $          5,000
                                                                                ---------------    ----------------

                                                                                         10,400              35,400
                  Less current portion                                                   10,400              35,400
                                                                                ---------------    ----------------

                           LONG-TERM PORTION                                    $             -    $              -
                                                                                ===============    ================


NOTE 8 - COMMITMENTS AND CONTINGENCIES

         EMPLOYMENT AGREEMENT
         In March 2002, the Company entered into an employment agreement with its Chief Scientist/Chairman of the Board. Major terms of the agreement are as follows:

o The Company must pay a signing bonus of $100,000, of which $50,000 (unaudited) was paid during the nine months ended January 31, 2003.

o The Company must pay an annual bonus, which must not be less than 20% of the total amount of bonuses paid to officers of the Company. If the pretax profit in any fiscal year exceeds $0.20 per share, then his bonus in that year must not be less than $50,000.

o The Company granted options to purchase 2,482,011 shares of common stock at an exercise price of $0.134, vesting immediately, and which are exercisable from time to time within the period ending November 30, 2008.

o The Company will grant its Chief Scientist/Chairman of the Board annually during the term of five years 1% per annum of the Company's stock issued and outstanding with an exercise price of the average price for the preceding 30 days. He must not receive less than 10% of the total number of options granted by the Company for services in that year. As of January 31, 2003, the Company is required to grant options to purchase 405,492 (unaudited) shares of common stock.

o The Company will provide its Chief Scientist/Chairman of the Board a car, pay his and his family's health insurance, provide life and disability insurance and will reimburse him for reasonable out-of-pocket expenses, not to exceed $20,000 in any one year, and reimburse him for any personal tax liabilities arising up to $75,000. During the nine months ended January 31, 2003, the Company paid $17,500 (unaudited) for an automobile deposit on behalf of its Chief Scientist/Chairman of the Board.

                                                HIENERGY  TECHNOLOGIES,  INC.
                                           (FORMERLY  SLW  ENTERPRISES,  INC.)
                                                            AND  SUBSIDIARIES
                                               (DEVELOPMENT  STAGE  COMPANIES)
                                NOTES  TO  CONSOLIDATED  FINANCIAL STATEMENTS
                        APRIL  30,  2002  AND  JANUARY  31,  2003  (UNAUDITED)

-----------------------------------------------------------------------------



NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         EMPLOYMENT AGREEMENT (Continued)

     o    The Company must pay a base salary payable in cash as follows:

          o    January 1, 2002 to December 31, 2002    $125,000 per year
          o    January 1, 2003 to December 31, 2003    $175,000 per year
          o    January 1, 2004 to December 31, 2004    $175,000 per year
          o    January 1, 2005 to December 31, 2005    $175,000 per year
          o    January 1, 2006 to December 31, 2006    $283,013 per year

     o In December 2002, the Company increased its Chief Scientist/Chairman of the Board's base salary to $175,000 (unaudited) per year, effective November 2002.

     o If the agreement is terminated by the Company without cause, the Company must pay its Chief/Scientist/Chairman of the Board, on the termination date, an amount equal to two years of the minimum annual base salary.

         EMPLOYMENT AGREEMENTS (UNAUDITED)

          In September  2002, the Company  entered into a three-year  employment
          agreement       with       its        President/Chief        Executive
          Officer/Treasurer/Director. Major terms of the agreement are as follows:

     o    The Company must pay a base salary as follows:

          o    $135,000 per year

          o $175,000 per year when the Company receives new revenue and/or new financing in excess of $2,000,000

          o $250,000 per year when the Company receives new revenue and/or new financing in excess of $4,000,000

     o    The officer is entitled to a bonus equal to $250,000  once the Company
          achieves  two  consecutive   quarters  of  positive  cash  flows  from
          operations.

     o The Company granted options to purchase 3,005,038 shares of common stock, which represents an amount equal to 10% of the Company's outstanding common stock on a fully diluted basis as of September 30, 2002. Of these options, 75% vest 1/12 on a quarterly basis over the next 36 months. The remaining 25% vest on the earlier of a) the date when the Company's closing price of its common stock has equaled or exceeded $1.75 for 90 consecutive calendar days, b) the date immediately preceding a sale of the Company for $1.75 per share of common stock or more, or c) if the Company's common stock ceased to be publicly traded on the date following the closing of an offering at a deemed price per share of common stock of $1.75 or more.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

--------------------------------------------------------------------------------


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         EMPLOYMENT AGREEMENTS (UNAUDITED) (Continued)

              The exercise price is fixed six months after September 25, 2002 at the lesser of a) $1 per share, b) for any offering of preferred or common stock that closes within six months from September 25, 2002, the following percentage of price per unit: (i) for preferred with warrants - 70%, (ii) for preferred without warrants
              - 80%, (iii) for common with warrants - 90%, (iv) for common without warrants - 100%. The Company granted the stock options below the fair market on the date of grant; therefore, the Company recorded deferred compensation of $1,305,542.

              As of January  31,  2003,  options to purchase  939,703  shares of
              common  stock  had  vested,   and   $1,032,981   of  the  deferred
              compensation was expensed and is included in general and administration expenses on the accompanying statement of operations.

          o If the agreement is terminated without cause, the Company must pay its President/Chief Executive Officer/Treasurer/Director an amount equal to the executive's annual salary, payable in 12 monthly installments following the termination date, and health insurance benefits for 12 months.

         In March 2003, the President/Chief Executive Officer/Treasurer/Director resigned his position (see Note 14).

         In February 2002, Microdevices entered into a one-year employment agreement with its Vice President/Corporate Secretary. In May 2002, the Company assumed the employment agreement. Under the agreement, the Company will pay a salary of $91,000 per year, a car allowance of $100 per week, a quarterly bonus of 5,589 shares of the Company's common stock, starting May 2002, and a non-qualified stock option to purchase 89,410 shares of common stock at $0.157 per share, vesting immediately and having a five-year term. As of January 31, 2003, 11,178 shares of common stock were issued, and 5,589 shares of common stock were committed. The shares were valued at $34,484, which approximates the fair value of the shares.

         CONSULTING AGREEMENTS (UNAUDITED)
         In July 2002, the Company entered into a three-year consulting agreement, whereby the consultant will assist the Company with business development, product and corporate image advertising, and access to government grants and purchases. The Company will pay the consultant $20,000 per month, plus 5% of any gross revenues collected in cash from government grants or business and other third-party business that the consultant produces for the Company. Furthermore, the consultant was issued options to purchase 1,000,000 shares of common stock. Of these options, 500,000 vested immediately, and the remaining 500,000 vest one year after the Company's Minisenzor product is operational and ready to be shown. The stock options have an exercise price of $1 per share and are exercisable for six years from the date of grant.

         The stock options were valued at $761,007, of which $148,073 was expensed and is included in general and administration expenses on the accompanying statement of operations. The remaining balance of $612,934 is included in prepaid consulting in other current assets, which will be amortized over the remaining term of the consulting agreement.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------

NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         CONSULTING AGREEMENTS (UNAUDITED) (Continued)
         In August 2002, the Company entered into a one-year consulting agreement with an investor and media relations firm. Under the terms of the agreement, the Company will pay $10,000 per month, plus approved expenses. In addition, upon execution of the agreement, the Company issued a warrant to purchase 400,000 shares of common stock, vesting immediately at an exercise price of $2 per share, exercisable for two years. The warrants were valued at $187,163, of which $93,582 was expensed and is included in general and administration expenses in the accompanying statement of operations. The remaining balance of $93,581 is included in other current assets, which will be amortized over the term of the consulting agreement. Either party may terminate the agreement six months after the commencement of this agreement. Effective March 2003, the Company terminated this consulting agreement by mutual written consent.

         In September 2002, the Company entered into a one-year consulting agreement with its former Chief Executive Officer. Under the terms of the agreement, the Company will pay $5,000 per month, plus out-of-pocket expenses. Effective February 2003, the Company terminated this consulting agreement by mutual written consent.

         In November 2002, the Company entered into a four-month consulting agreement with a public relations firm. Under the terms of the agreement, the Company will pay $12,500 per month, plus out-of-pocket expenses.

         LEASE AGREEMENT (UNAUDITED)
         In September 2002, the Company entered into a three-year operating lease agreement for its corporate offices in Irvine, California. The lease provides for monthly rent of $8,000, expiring in October 2005. Future minimum payments at January 31, 2003 under this lease agreement were as follows:

                    12 Months
                       Ending
                   January 31,
                 ---------------
                      2004                       $   96,000
                      2005                           96,000
                      2006                           72,000
                                                 -----------

                           TOTAL                 $  264,000
                                                 ===========

         PLACEMENT AGENT AGREEMENT (UNAUDITED)
         In August 2002, the Company entered into an exclusive, one-year agreement with a placement agent to arrange the sale of debt or equity securities. Major terms of the agreement are as follows:

          o Upon execution of the agreement, the Company issued warrants to purchase 100,000 shares of common stock, exercisable at $0.01 per share. The warrants vest immediately and expire five years from date of grant.

          o The Company paid a placement fee equal to 8% of any gross proceeds received by the Company.

                                                    HIENERGY TECHNOLOGIES, INC.
                                               (FORMERLY SLW ENTERPRISES, INC.)
                                                               AND SUBSIDIARIES
                                                  (DEVELOPMENT STAGE COMPANIES)
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         PLACEMENT AGENT AGREEMENT (UNAUDITED) (Continued)

          o The Company issued warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately and expire five years from the date of grant. Upon the closing of the preferred stock private placement and closing of the common stock private placement, the Company issued warrants to purchase 117,994 and 161,994 shares of common stock, respectively, at an exercise price of $1.15 per share and $1.35 per share, respectively.

          o In November 2002, to cancel the remainder of the terms of this agreement, the Company agreed to issue warrants to purchase 150,000 shares of common stock. The warrants vest immediately, have an exercise price of $2.48 per share, and expire five years from the date of grant (see Note 10).

         In December 2002, the Company entered into an exclusive one-year agreement with a placement agent to arrange for the sale of debt or equity securities. Major terms of the agreement are as follows:

          o Upon execution of the agreement, the Company paid a retainer fee of $25,000 and will pay an additional $25,000 on March 1, 2003.

          o The Company will pay a placement fee equal to 8% of any gross proceeds received by the Company.

          o The Company will issue warrants to purchase 10% of the amounts of securities issued to investors. The exercise price of the warrants will be equal to the price at which the security was issued. The warrants vest immediately, expire five years from the date of grant, and include piggyback registration rights.

          o    The placement  agent has the right to  participate  in any equity
               transaction  under  the  same  terms  as  other  investors.   Its
               investment will be limited to 10% of the total capital raised.

          o The placement agent will act as a financial advisor to the Company with respect to any potential business combinations. Upon the closing of such business combination, the Company will pay a minimum transaction fee of $250,000.

         TAX RETURNS
         Microdevices has not filed its federal and state tax returns for the years ended April 30, 1995, 2000, and 2001; however, management reports that the minimum tax for the state of California has been paid. While the estimated tax owed has been accrued, the Company will not be in compliance until such reporting is made. The Board of Directors has approved the Company filing these tax returns.

                                                    HIENERGY TECHNOLOGIES, INC.
                                               (FORMERLY SLW ENTERPRISES, INC.)
                                                               AND SUBSIDIARIES
                                                  (DEVELOPMENT STAGE COMPANIES)
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         TAX RETURNS (Continued)
         In addition, the Company seemingly has not filed certain of its 1099's, W-2's, and payroll tax returns for the calendar years ended December 31, 1995 through 2001. As of January 31, 2003, federal and state taxing authorities have not assessed the Company any additional amounts due for payroll taxes, penalties, and interest. The Company has reserved $350,000 and $350,000 (unaudited) for any potential taxes due for payroll taxes, penalties, and interest that may have accrued as of April 30, 2002 and January 31, 2003, respectively. The Board of Directors has approved the Company filing these forms and payroll tax returns, and the Company is in the process of determining what needs to be filed and what amount, if any, is due.

         LITIGATION
         The Company is involved in certain legal proceedings and claims which arise in the normal course of business. Management does not believe that the outcome of these matters will have a material effect on the Company's financial position or results of operations.

         In addition, the Company was sued by a former officer of the Company for failure to pay wages, breach of contract, false representations, and fraud. In January 2003, the Company entered into a settlement agreement with this former officer. The settlement agreement provides that the Company will pay its former officer $25,000 (unaudited) in salary owed, $25,000 (unaudited) to reimburse legal and moving expenses, plus issue 80,000 shares (unaudited) of the Company's restricted common stock. The shares are to be included in the next registration statement filed by the Company. If the 80,000 shares are not sold through the registered offering before April 1, 2003, the former officer has the option of tendering the shares to the Company and demanding payment of $125,000.

         Furthermore, if the former officer receives less than $125,000 upon the sale of the 80,000 shares with 30 days of the effective date of the registration statement, he is entitled to payment of the difference between $125,000 and the amount he received from the sale of the stock. Under the terms of the agreement, the $125,000 has been deposited into an escrow account acceptable to the former officer and is included in other current assets on the accompanying balance sheet. In April 2003, the former officer tendered the 80,000 shares and received payment of $125,000.

         MINORITY SHAREHOLDERS
         Microdevices has 20,540 minority shares issued and outstanding. The Company has agreed that in the event of any merger or other consolidation of Microdevices with HiEnergy, each remaining Microdevices shareholder will receive the greater of the market value of his/her Microdevices shares or shares in the Company on the same terms as the voluntary share exchange. If all minority shareholders convert, the Company will be required to issue 459,222 additional shares of common stock to the minority shareholders.

                                                  HIENERGY TECHNOLOGIES, INC.
                                             (FORMERLY SLW ENTERPRISES, INC.)
                                                             AND SUBSIDIARIES
                                                (DEVELOPMENT STAGE COMPANIES)
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-----------------------------------------------------------------------------


NOTE 8 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

         WARRANT AND OPTION HOLDERS
         Microdevices has granted stock options and warrants to purchase 12,365 and 32,247 shares, respectively, of common stock. These stock options and warrants are exercisable at $3.50 per share. If the stock option and warrant holders exercise their stock options and warrants, the Company has agreed to allow these stock option and warrant holders to voluntarily exchange their shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share (or $0.157 per share). If these stock option and warrant holders exercise and convert their shares, the Company will be required to issue 997,272 additional shares of common stock to the stock option and warrant holders.

         During the nine months ended January 31, 2003, 2,047 (unaudited) of the above stock options were exercised via a cash payment of $7,165
         (unaudited), or $3.50 per share. The Company has agreed to exchange these shares in Microdevices for shares in HiEnergy at an exchange rate of 22.3524 per share, or 45,755 (unaudited) shares of common stock.

         During the nine months ended January 31, 2003, options to purchase 4,000 (unaudited) shares of Microdevices' common stock were assumed by the Company at an exchange rate of 22.3524 per share (or $0.157 per share). Therefore, the Company issued options to purchase 89,410 shares of its common stock at an exercise price of $0.157 per share.


NOTE 9 - PREFERRED STOCK

         SERIES A CONVERTIBLE, REDEEMABLE PREFERRED STOCK (unaudited)
         ------------------------------------------------
         In August 2002, the Board of Directors approved an amendment to the Company's Articles of Incorporation to establish Series A convertible, redeemable preferred stock (the "Series A"), par value $0.001 per share. The Company is authorized to issue 345 shares of the Series A. Each share is convertible on either of these events a) any time at the option of the holder at $1.15 per share or b) mandatorily convertible two years following the issuance date at $1.15 per share. Under certain circumstances, the conversion price is subject to adjustment. Furthermore, upon a certain major transaction or triggering event, the holder of the Series A has the right to require the Company to redeem all or a portion of the Series A at a price per share equal to the liquidation preference, plus any accrued but unpaid dividends and liquidated damages.

         The liquidation preference is $10,000 per share. The holders of the Series A are entitled to receive, when and as declared by the Board of Directors, dividends at a rate of 8%, or $800 per share in advance for each of the first two years. The dividends may be paid in cash or common stock at the election of the Board of Directors. The Series A has certain class voting rights and general voting rights.

         In October 2002, the Company sold 98 shares of the Series A for net cash proceeds of $800,399. At the time of issuance, the conversion price of the preferred stock was less than the fair market value of the common stock. Since the Series A was convertible immediately, the Company recorded a beneficial conversion feature upon issuance of $767,431.

                                                  HIENERGY TECHNOLOGIES, INC.
                                             (FORMERLY SLW ENTERPRISES, INC.)
                                                             AND SUBSIDIARIES
                                                (DEVELOPMENT STAGE COMPANIES)
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-----------------------------------------------------------------------------


NOTE 9 - PREFERRED STOCK (CONTINUED)

         SERIES A CONVERTIBLE, REDEEMABLE PREFERRED STOCK
         (unaudited) (Continued)

         In January 2003, two shares of the Series A were converted into 18,336 shares of the Company's common stock.

         As of March 2003, the Company may be in default with a triggering event; therefore, the holders of the Series A may be able to request the Company to redeem their shares in cash at $10,000 per share. If all holders were to request redemption, the Company would be required to make a cash payment of $958,200. In addition, the Company could be subject to paying penalties of approximately $28,000 for the first month (ending in December 2002) and approximately $42,000 per month thereafter.


NOTE 10 - SHAREHOLDERS' EQUITY (DEFICIT)

         COMMON STOCK ISSUED FOR CASH
         During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company issued 712,071, 465,437, 0 (unaudited), 344,255 (unaudited), and 2,677,497 (unaudited), shares, respectively, of common stock in exchange for cash of $181,569, $109,730, $0 (unaudited), $95,000 (unaudited), and $882,727
         (unaudited), respectively.

         COMMON STOCK ISSUED FOR SERVICES RENDERED
         During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company issued 5,059,560, 371,035, 0 (unaudited), 1,051,318 (unaudited), and 11,702,703 (unaudited) shares, respectively, of common stock in exchange for services rendered valued at the fair market value of the stock issued of $232,170, $36,468, $0 (unaudited), $47,030 (unaudited), and $428,950 (unaudited), respectively.

         COMMON STOCK ISSUED FOR CASH (UNAUDITED)
         During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company issued 712,071, 465,437, 0, 344,255, and 2,677,497, shares, respectively, of common stock in exchange for cash of $181,569, $109,730, $0, $153,000, and $882,723, respectively.

         COMMON STOCK ISSUED FOR SERVICES RENDERED (UNAUDITED)
         During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company issued 5,059,560, 371,035, 0, 1,051,318, and 11,702,703 shares, respectively, of common stock in exchange for services rendered valued at the fair market value of the stock given of $232,170, $36,468, $0, $161,707, and $428,950, respectively.

                                                  HIENERGY TECHNOLOGIES, INC.
                                             (FORMERLY SLW ENTERPRISES, INC.)
                                                             AND SUBSIDIARIES
                                                (DEVELOPMENT STAGE COMPANIES)
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-----------------------------------------------------------------------------


NOTE 10 - SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

         CONVERTIBLE NOTES PAYABLE - RELATED PARTIES CONVERTED INTO COMMON STOCK (UNAUDITED)

         During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company issued 0, 0, 37,898, 0, and 37,898 shares, respectively, of common stock for the outstanding principal on convertible notes payable - related parties and accrued interest of $0, $0, $37,896, $0, and $37,896, respectively.

         COMMON STOCK ISSUED IN PRIVATE PLACEMENTS
         In April 2002, the Company completed its first closing of its first private placement, whereby 1,225,000 shares of common stock were issued in exchange for cash of $1,225,000. The private placement offering was originally slated to close at the same time as the voluntary share exchange. HiEnergy extended the term of the offering and increased the size to a maximum of 2,000,000 shares of common stock at $1 per share.

         In June 2002, the Company completed its second closing of its first private placement, whereby 500,000 shares (unaudited) of common stock were issued in exchange for cash of $500,000 (unaudited). This private placement has been closed.

         In October 2002, the Company completed its second private placement, issuing 1,349,934 shares (unaudited) of common stock in exchange for net cash proceeds of $1,625,614 (unaudited), of which $184,000 (unaudited) was recorded as a subscription receivable and collected in November 2002.

         COMMON STOCK ISSUED FOR DIVIDENDS (UNAUDITED)
         In October 2002, the Company issued 68,150 shares of common stock for $78,360 of dividends accrued on the Series A.

         COMMON STOCK ISSUED AND COMMITTED FOR EMPLOYEE BONUS (UNAUDITED)
         The Company issued 11,178 shares of common stock and is committed to issue 5,589 shares of common stock to an employee of the Company in lieu of a cash bonus. The shares were valued at $34,484, which approximates the fair value of the shares.

         ACCOUNTS PAYABLE CONVERTED INTO STOCK OPTIONS (UNAUDITED)
         During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002 and the period from August 21, 1995 (inception) to January 31, 2003, the Company converted accounts payable due to a consultant of $0, $0, $65,000, $0, and $65,000, respectively, into options to purchase 0, 0, 72,726, 0, and 72,726 shares, respectively, of common stock. Of these options, 45,454 are exercisable at $1 per share, vest over a one-year period, and expire in September 2012. The remaining options are exercisable at $2.24 per share, vest over a one-year period, and expire in December 2012.

         CASHLESS EXERCISE OF WARRANTS (UNAUDITED)
         In December 2002, warrants to purchase 47,000 shares of common stock were exercised via a cashless exercise, whereby the Company issued 33,909 shares of common stock.

                                                     HIENERGY TECHNOLOGIES, INC.
                                                (FORMERLY SLW ENTERPRISES, INC.)
                                                                AND SUBSIDIARIES
                                                   (DEVELOPMENT STAGE COMPANIES)
                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

--------------------------------------------------------------------------------

NOTE 10 - SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

         COMMON STOCK ISSUED TO A FORMER OFFICER AS A SETTLEMENT (UNAUDITED)
         -------------------------------------------------------------------
         In February 2003, the Company issued 80,000 shares of restricted common stock valued at $125,000 in connection with a settlement agreement with a former officer.

         STOCK SPLITS
         In September 1998 and May 1999, the Company effectuated 2-for-1 stock splits. All share and per share data have been retroactively restated to reflect these stock splits.

         WARRANTS ISSUED FOR SERVICES RENDERED
         In November 2002, the Company entered into a termination agreement with its placement agent, whereby the Company agreed to issue warrants to purchase 150,000 shares of common stock. The warrants vest immediately, are exercisable at $2.48 per share, and expire five years from the date of grant. Any liabilities arising under the original placement agent agreement have been released.


         STOCK OPTIONS AND WARRANTS
         The following summarizes the stock options transactions:

                                           Weighted-                      Weighted-                     Weighted-
                                           Average           Stock        Average                       Average
                               Stock       Granted          Options       Granted                       Granted
                             Options          Price           Non-           Price          Total          Price
                            Employee       Per Share      Employee        Per Share       Options       Per Share
                         -------------  -------------  --------------  -------------  -------------  --------------

         Outstanding,
         August 21,
         1995
         (inception) to April 30,
         2001                        -  $           -               -  $           -              -  $            -

         Granted             2,482,011  $        0.13               -  $           -      2,482,011  $         0.13
                         -------------                 --------------                 -------------

         Outstanding,
         April 30,
         2002                2,482,011  $        0.13               -  $           -      2,482,011  $         0.13

         Granted
         (unaudited)         3,005,038  $        1.00       1,072,726  $        1.03      4,077,764  $         1.01

         Transferred
         from
         subsidiary
         (unaudited)            89,410  $        0.16               -  $           -         89,410  $         0.16
                         -------------                 --------------                 -------------

         (continued)

                                  F-36


                                                  HIENERGY TECHNOLOGIES, INC.
                                             (FORMERLY SLW ENTERPRISES, INC.)
                                                             AND SUBSIDIARIES
                                                (DEVELOPMENT STAGE COMPANIES)
                                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-----------------------------------------------------------------------------


NOTE 10 - SHAREHOLDERS' EQUITY (DEFICIT) (CONTINUED)

         STOCK OPTIONS AND WARRANTS (Continued)

                                         Weighted-                      Weighted-                     Weighted-
                                           Average           Stock        Average                       Average
                               Stock       Granted          Options       Granted                       Granted
                             Options          Price           Non-           Price          Total          Price
                            Employee       Per Share      Employee        Per Share       Options       Per Share
                         -------------  -------------  --------------  -------------  -------------  --------------

         (continued)

         OUTSTANDING,
         JANUARY
         31, 2003
         (UNAUDITED)         5,576,459  $        0.60       1,072,726  $        1.03      6,649,185  $         0.67
                         =============                 ==============                 =============

         EXERCISABLE,
         JANUARY
         31, 2003
         (UNAUDITED)         3,510,494  $        0.37         511,364  $        1.00      4,021,858  $         0.45
                         =============                 ==============                 =============

         The following summarizes the warrant transactions:
                                                                                                       Weighted-
                                                                                                        Average
                                                                                  Warrants           Granted Price
                                                                                Non-employee            Per Share
                                                                                ---------------   -----------------

                  Outstanding, August 21, 1995 (inception) to April 30, 2002                  -    $              -
                  Granted (unaudited)                                                 1,965,686    $           1,75
                  Exercised (unaudited)                                                 (47,000)   $           0.83
                                                                                ---------------

                      OUTSTANDING, JANUARY 31, 2003 (UNAUDITED)                       1,918,686    $           1.77
                                                                                ===============

                      EXERCISABLE, JANUARY 31, 2003 (UNAUDITED)                       1,918,686    $           1.77
                                                                                ===============


NOTE 11 - FINANCING EXPENSE - RELATED PARTY (UNAUDITED)

         In May 2002, the Company issued warrants to purchase 150,000 shares of common stock to a shareholder/former director of the Company. The warrants vest immediately, are exercisable at $1 per share, and expire on May 31, 2005. Since the Company was in default on the note payable for $150,000 to this shareholder/former officer/director of the Company, the Company granted these warrants. Accordingly, the Company recorded financing expense of $223,710 during the nine months ended January 31, 2003.

                                                 HIENERGY TECHNOLOGIES, INC.
                                            (FORMERLY SLW ENTERPRISES, INC.)
                                                            AND SUBSIDIARIES
                                               (DEVELOPMENT STAGE COMPANIES)
                                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

----------------------------------------------------------------------------


NOTE 12 - INCOME TAXES

         The following table presents the current and deferred income tax provision for federal and state income taxes for the years ended April 30, 2002 and 2001:

                                                                                      2002               2001
                                                                                ---------------    ----------------
                  Current
                      Federal                                                   $             -    $              -
                      State                                                               1,934               2,546
                                                                                ---------------    ----------------

                                                                                          1,934               2,546
                                                                                ---------------    ----------------
                  Deferred
                      Federal                                                                 -                   -
                      State                                                                   -                   -
                                                                                ---------------    ----------------

                                                                                              -                   -
                                                                                ---------------    ----------------

                           PROVISION FOR INCOME TAXES                           $         1,934    $          2,546
                                                                                ===============    ================

         The provision for income taxes differs from the amount that would result from applying the federal statutory rate for the years ended
         April 30, 2002 and 2001 as follows:

                                                                                      2002               2001
                                                                                ---------------    ----------------

                  Statutory regular federal income benefit rate                       34.00%              34.00%
                  State taxes                                                          5.74                5.70
                  Change in valuation allowance                                      (39.77)             (39.19)
                  Other                                                               (0.09)              (0.78)
                                                                                -----------        ------------

                      TOTAL                                                           (0.12)%             (0.27)%
                                                                                ===========        ============


                                               HIENERGY TECHNOLOGIES, INC.
                                          (FORMERLY SLW ENTERPRISES, INC.)
                                                          AND SUBSIDIARIES
                                             (DEVELOPMENT STAGE COMPANIES)
                                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

--------------------------------------------------------------------------

NOTE 12 - INCOME TAXES (CONTINUED)
         The tax effects of temporary differences which give rise to the deferred tax provision at April 30, 2002 consisted of the following:

                  Deferred tax assets
                      Compensation                                                                 $        150,000
                      Net operating loss carryforwards                                                    1,012,000
                                                                                                   ----------------

                           Total deferred tax assets                                                      1,162,000

                  Deferred tax liability
                      State taxes                                                                           (45,000)
                                                                                                   ----------------

                                                                                                          1,117,000
                  Less valuation allowance                                                                1,117,000
                                                                                                   ----------------

                               NET DEFERRED TAX ASSET                                              $              -
                                                                                                   ================

         As of April 30, 2002, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $2,360,000 each, which expire through 2022. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.


NOTE 13 - RELATED PARTY TRANSACTIONS

         During the years ended April 30, 2002 and 2001, the nine months ended January 31, 2003 and 2002, and the period from August 21, 1995 (inception) to January 31, 2003, the Company purchased $0, $0, $4,767 (unaudited), $0 (unaudited), and $4,767 (unaudited), respectively, of property and equipment from a Board member.

         See Notes 6, 7, and 11 for related party transactions.


NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED)

         MANAGEMENT CHANGES

          Appointments
          In February 2003, the Company appointed Mr. David R. Baker to the Board of Directors of the Company.


          In March 2003, the Company appointed Mr. Robert Drysdale and Mr. Bruce Del Mar to its Board of Directors.

          In March 2003, Ms. Ioana C. Nicodin was appointed Secretary of the Company.

                                                   HIENERGY TECHNOLOGIES, INC.
                                              (FORMERLY SLW ENTERPRISES, INC.)
                                                              AND SUBSIDIARIES
                                                 (DEVELOPMENT STAGE COMPANIES)
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

------------------------------------------------------------------------------


NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

         MANAGEMENT CHANGES (Continued)

         Appointments (Continued)

         In March 2003, Dr. Bogdan C. Maglich was appointed Chief Executive Officer/President/Treasurer of the Company.

         Resignations
         At the request of the Chairman of the Board, Mr. Gregory Gilbert and Mr. Barry Alter, both of whom were directors of the Company, resigned their positions in March 2003.

         In  March  2003,   Mr.   Thomas   Pascoe   resigned  his  positions  as
         President/Chief Executive Officer/Treasurer/Director of the Company.

         In March 2003, Ms. Michal Levy resigned her positions as Vice President/Corporate Secretary of the Company at the request of the Chairman of the Board.

         SEC INVESTIGATION
         In February 2003, the Enforcement Division of the SEC opened an investigation requesting the Company's cooperation on a voluntary basis. The Company has not been notified of any formal investigation. The Company has supplied the Enforcement Division's attorneys with the reports developed by the Company's independent investigators. The Company has cooperated promptly and continuously and intends to continue to cooperate with the Enforcement Division's investigation. It has also agreed to voluntarily provide the Enforcement Division with other documents they have requested in its informal investigation. In April 2003, the Enforcement Division of the SEC commenced a formal investigation.

         In connection with the SEC investigation, the Company may be subject to a claim by a former Chief Executive Officer/director for an alleged right to indemnification from expenses incurred by him in connection with the investigation under the indemnification provisions of the Company's Certificate of Incorporation and Bylaws. The Company is in the process of considering the request for indemnification and has not made a determination that he is entitled to it.

         CONSULTING AGREEMENT
         Effective February 21, 2003, the Company terminated the consulting agreement with a former Chief Executive Officer by mutual written consent.

         EMPLOYMENT AGREEMENT
         In February 2003, the Company paid $50,000 due on a promissory note to its Chief Scientist/Chairman of the Board and issued options to purchase 416,712 shares of common stock in connection with his employment agreement.

                                                    HIENERGY TECHNOLOGIES, INC.
                                               (FORMERLY SLW ENTERPRISES, INC.)
                                                               AND SUBSIDIARIES
                                                  (DEVELOPMENT STAGE COMPANIES)
                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                APRIL 30, 2002 AND JANUARY 31, 2003 (UNAUDITED)

-------------------------------------------------------------------------------


NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

         STOCK OPTIONS
         In February 2003, the Company issued warrants to purchase 80,000 shares of common stock to a placement agent. The options vest immediately, have an exercise price of $1.50 per share, and expire in February 2006.

         CONTINGENCY WITH FORMER OFFICER OF THE COMPANY
         In April 2003, a former officer of the Company returned 80,000 shares of common stock to the Company, and the Company released from escrow $125,000 to the former officer in accordance with the terms of a settlement agreement (see Note 8).

         OUTSIDE SERVICES
         In March 2003, the Company entered into an agreement to retain a corporate counsel. Under the terms of the agreement with respect to non-litigation matters, the counsel's fees until August 31, 2003 will be payable by delivery of convertible promissory notes. The convertible promissory notes earn interest at 10% per annum, fall due within six months, and are convertible into a number of shares of common stock of the Company equal to the result of dividing the principal amount of the note by $1.

                    Subject to Completion - April 18, 2003

                                   PROSPECTUS

                           HIENERGY TECHNOLOGIES, INC.
                                14,224,420 SHARES
                                  COMMON STOCK


We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made after the date of this prospectus shall create an implication that the information contained in it or the affairs of HiEnergy Technologies have not changed since the date of this prospectus.

Until July 18, 2003 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                  THE DATE OF THIS PROSPECTUS IS APRIL 18, 2003

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In accordance with Delaware General Corporation Law, Section 145, Article XI of our certificate of incorporation, filed as Exhibit 3.1 hereto, provides that the company will indemnify its directors to the full extent permitted by applicable corporate law, except that such indemnity will not apply if the director did not
(a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the company, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director's conduct was unlawful. The certificate of incorporation also provides that the company will advance expenses for such persons pursuant to the terms set forth in the company's bylaws, or in a separate board of directors resolution or contract. Delaware law requires a corporation to indemnify any such person who is successful on the merits or defense of such action against costs and expenses actually and reasonably incurred in connection with the action.

Article X of our bylaws, filed as Exhibit 3.2 hereto, provides that the company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of the company, absent a finding of negligence or misconduct in office. Section 10.6 of our bylaws, as well as Section 11.3 of our certificate of incorporation, also permits the company to maintain insurance on behalf of our officers, directors, employees and agents against any liability asserted against and incurred by that person whether or not the company has the power to indemnify such person against liability for any of those acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of HiEnergy Technologies pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses over the course of the offering. Our estimates are subject to change, except for the SEC registration fee.

             -------------------------------------------------------------------- --------------------
                                            ITEM                                      AMOUNT ($)
             -------------------------------------------------------------------- --------------------
             SEC registration fee                                                           $   4,600
             -------------------------------------------------------------------- --------------------
             NASD Fees                                                                            ---
             -------------------------------------------------------------------- --------------------
             Accounting fees and expenses                                                      50,000
             -------------------------------------------------------------------- --------------------
             Legal fees and expenses                                                          100,000
             -------------------------------------------------------------------- --------------------
             Blue Sky fees and expenses                                                        10,000
             -------------------------------------------------------------------- --------------------
             Printing costs                                                                     5,000
             -------------------------------------------------------------------- --------------------
             Miscellaneous fees and expenses                                                    6,000
             -------------------------------------------------------------------- --------------------
                        TOTAL                                                              $  175,600
             -------------------------------------------------------------------- --------------------

The selling security holders will pay for their own legal expenses in connection with the offering.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of our securities without registration during the past three years.

o In February 2003, we issued warrants to purchase 40,000 shares of common stock, with an exercise price of $1.50 and a term of three years, to each of the two principals of Columbus Group/cFour Partners, an employment placement agency, as compensation for services rendered to HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In February 2003, we issued stock options to purchase 416,712 shares of common stock, with an exercise price of $2.81 and a term of 5 years, to our Chief Scientist/Chairman of the Board in connection with is employment agreement. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In January 2003, we issued 80,000 shares of common stock to Keith Cowan, a former director and executive officer of HiEnergy Microdevices, in connection with a settlement agreement. Mr. Cowan is an accredited investor. These shares were returned to the Company in April, 2003 We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on December 19, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 27,272 shares of common stock at $2.24 per share. December 19, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended October 31, 2002. The closing sales price on December 19, 2002 was $2.79. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In December 2002, we issued warrants to purchase 250,000 shares of common stock, with an exercise price of $2.12 and a termination date of May 1, 2007, to Wolfe Axelrod Weinberger Associates in connection with the termination of a consulting agreement with HiEnergy Technologies. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In November 2002, the Company entered into a termination agreement with its placement agent, whereby the Company agreed to issue warrants to purchase 150,000 shares of common stock. The warrants vest immediately, are exercisable at $2.48 per share and expire 5 years from the date of grant. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.


o In October 2002, we issued 1,349,934 shares of common stock and 269,990 warrants in connection with a private placement offering of our common stock at $1.35 per unit for aggregate gross proceeds from the offering of approximately $1.8 million. The warrants have an exercise price of $2.50 and a term of 3 years. An offering memorandum was distributed to each investor. Fees consisting of approximately $146,000 and warrants to purchase approximately 162,000 shares of common stock, with an exercise price of $1.35 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States citizens, comprising $887,350 of the offering, we believe that the offer and sale of securities was exempt pursuant to Regulation S under the Securities Act.

o In October 2002, we issued approximately 98 shares of Series A Convertible Preferred Stock, approximately 68,000 shares of common stock, and approximately 256,000 warrants in connection with the closing of a private placement offering of our Series A Convertible Preferred Stock at a face value of $10,000 per share for aggregate gross proceeds of approximately $930,000. The shares of Series A Preferred are convertible into common stock at an exchange rate of $1.15 per share. The warrants have an exercise price of $1.50 per share and a term of two years. On December 9, 2002, an additional 110,620 warrants were issued to Richard Melnick, one of the Series A Preferred investors, in connection with consulting services provided to HiEnergy Technologies by Mr. Melnick. Those warrants have the same terms as the warrants previously issued to the Series A Preferred investors. Fees consisting of approximately $74,000 and warrants to purchase approximately 118,000 shares of common stock, with an exercise price of $1.15 per share and a term of five years, were paid to H.C. Wainwright & Co., Inc., our placement agents, in connection with this offering. All of the investors who purchased Series A Preferred shares and warrants through the private placement were accredited investors. We believe that the offer and sale of the securities through the private placement offering were exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $190,000 of the offering, we believe that the offer and sale of securities were exempt pursuant to Regulation S under the Securities Act.

o In September 2002, we issued a stock option to Tom Pascoe, our President and CEO and a director, to purchase 3,005,038 shares of common stock in connection with his employment agreement with us. Mr. Pascoe is an accredited investor. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o As an accommodation to adjust amounts owing to QED Law Group, P.L.L.C., on September 25, 2002, we issued stock options to Shea Wilson and Derek Woolston to purchase an aggregate of 45,454 shares of common stock at $1.00 per share. September 25, 2002 was the third trading day following our filing of a report on Form 10-QSB for the quarterly period ended July 31, 2002. The closing sales price on September 25, 2002 was $2.10. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In September 2002, we issued a stock option to Michal Levy, our Corporate Secretary and Vice President, to purchase 89,410 shares of common stock at $0.157 per share pursuant to her employment agreement with us. In September 2002, we also issued 11,178 shares of common stock to Ms. Levy pursuant to her employment agreement with us. Ms. Levy is an accredited investor. We believe the issuances of securities were exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act.

o In August 2002, we issued warrants to purchase 100,000 shares of common stock, with an exercise price of $0.01 per share and a term of five years, to H.C. Wainwright & Co., Inc. as a retainer fee in connection with a placement agent letter agreement. In December 2002, we issued warrants to purchase 150,000 shares of common stock, with an exercise price of $2.48 per share and a term of five years, to H.C. Wainwright & Co. in connection with the termination of the placement agent letter agreement. We believe the issuance of securities was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act.

o In August 2002, we issued a warrant to Primoris Group Inc. to purchase 400,000 shares of common stock at $2.00 per share with a term of 2 years in connection with a consulting agreement. Primoris Group Inc. provides investor relations services to us. Since Primoris Group Inc. is an Ontario corporation and has its headquarters in Toronto, Ontario, we believe the issuance of securities was exempt from registration under Regulation S under the Securities Act.

o In July 2002, we issued 11,678 shares of common stock, par value $0.001 per share, to Richard Alden, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Alden on a note payable totaling $11,678. The note is considered paid in full. In July 2002, we also issued 15,000 shares of common stock, par value $0.001 per share, to Rimar Investments, Inc., a California corporation, valued at $1.00 per share to retire the principal and interest owing to Rimar Investments, Inc. on a note payable totaling $15,000. The note is considered paid in full. Mr. Alden is one of three stockholders and directors of Rimar Investments, Inc. We believe the issuances of stock to Mr. Alden and to Rimar Investments, Inc. were exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Alden and Rimar Investments, Inc. are accredited investors.

o    In July 2002, we issued and granted a  non-qualified  stock option to Isaac
     Yeffet to purchase up to 1,000,000 shares of our common stock with an exercise price of $1.00 per share. The stock option was issued in connection with a consulting agreement between Yeffet Security Consultant, Inc., of which Mr. Yeffet is the sole principal, and HiEnergy Technologies. One half of the shares are exercisable immediately and the other half are exercisable beginning one year after our Minisenzor product is operational and ready to be shown for approval to appropriate authorities. The stock option agreement was amended and restated in September 2002 to add a cashless exercise provision. We believe the issuance of the stock option to Mr. Yeffet was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Mr. Yeffet is an accredited investor.

o In July 2002, we issued 11,218 shares of common stock, par value $0.001 per share, to Mr. Al Zuhair, a director of HiEnergy Technologies, valued at $1.00 per share to retire the principal and interest owing to Mr. Al Zuhair on two notes payable in the amounts of $5,780 and $5,438, respectively. The notes are considered paid in full. We believe the issuance of the stock to Mr. Al Zuhair was exempt from registration pursuant to Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Alternatively, the offer and sale of the stock may be exempt pursuant to Regulation S under the Securities Act. Mr. Al Zuhair is an accredited investor and resides outside of the United States.

o In May 2002, we issued a warrant to Rheal Cote, a former director, to purchase 150,000 shares of common stock at an exercise price of $1.00 and with a term of three (3) years. Mr. Cote is an accredited investor. We believe that the issuance of the warrant and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Since Mr. Cote is a Canadian citizen, we believe the issuance of securities was also exempt from registration under Regulation S under the Securities Act.

o In April 2002, we issued 1,225,000 shares of common stock in connection with the initial closing of a private placement offering of our common stock at $1.00 per share. The initial closing was contingent upon closing the reverse acquisition of HiEnergy Microdevices by SLW Enterprises through the voluntary share exchange. In June 2002, we issued an additional 500,000 shares of common stock at $1.00 per share in connection with the final closing of the private placement for aggregate gross proceeds of $1,725,000. An offering memorandum was distributed to each prospective investor. All of the investors who purchased shares of common stock through the private placement were accredited investors. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or
     Section 4(2) under the Securities Act. In addition, for those investors who reside outside the United States and are not United States' citizens, comprising $750,000 of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, we issued 14,380,200 shares of common stock to the stockholders of HiEnergy Microdevices in connection with a voluntary share exchange offering between SLW Enterprises and the stockholders of HiEnergy Microdevices. An offering memorandum was distributed to all of the HiEnergy Microdevices stockholders 20 business days before the offering closed. We believe that the private placement offering was exempt under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. In addition, for those HiEnergy Microdevices stockholders who reside outside the United States and are not United States citizens, comprising 1,444,606 shares of the offering, we believe that the offer and sale of common stock was exempt pursuant to Regulation S under the Securities Act.

o In April 2002, SLW Enterprises' board of directors authorized and approved the grant and issuance of a stock option to Dr. Bogdan Maglich to purchase 2,482,011 shares of common stock at an exercise price of $0.134 per share. The option will terminate on November 30, 2008. The stock options were granted and issued in exchange for Dr. Maglich's agreement to cancel 111,040 HiEnergy Microdevices stock options issued to him prior to the acquisition of HiEnergy Microdevices by HiEnergy Technologies. The 2,482,011 shares underlying the stock option were calculated at the same rate as the voluntary share exchange transaction, or 22.3524 per HiEnergy Microdevices share and the option price was adjusted accordingly from $3.00 per share to $0.134 per share. We believe that the offer and sale of the stock options and underlying common stock was exempt from registration under Rule 506 of Regulation D and/or Section 4(2) under the Securities Act. Dr. Maglich is an executive officer and director of both HiEnergy
     Microdevices and HiEnergy Technologies. The stockholders of HiEnergy Technologies, excluding Dr. Maglich and shares beneficially attributed to him, ratified the grant of the stock option at our Annual Meeting of Stockholders held on October 10, 2002.


ITEM 27.  EXHIBITS

EXHIBIT
NUMBER             DESCRIPTION
------------------ ---------------------------------------------------------------------------------------------------

   2.1             Voluntary  Share  Exchange  Agreement  dated March 22, 2002  between the  Registrant  and HiEnergy
                   Microdevices, Inc. (1)

   2.2             Agreement and Plan of Merger dated October 18, 2002 by and between the  Registrant  and its wholly owned subsidiary, HiEnergy Technologies, Inc., a Delaware corporation (4)

   3.1             Certificate of Incorporation filed on October 17, 2002 (4)

   3.2             Bylaws adopted on October 18, 2002 (4)

   4.1             Specimen Common Stock Certificate (4)

   4.2             Specimen Series A Convertible Preferred Stock Certificate (4)

   4.3             Designation of Relative  Rights and  Preferences of the Series A Convertible  Preferred Stock (see
                   Exhibit 3.1)

   4.4             Form of Registration  Rights Agreement between the Registrant and each June 2002 Private Placement
                   Common Stock investor (4)

   4.5             Registration Rights Agreement dated July 12, 2002 between the Registrant and Isaac Yeffet (4)

   4.6             Registration  Rights  Agreement  dated August 19, 2002 between the  Registrant  and Primoris Group
                   Inc. (4)

   4.7             Form of Registration  Rights Agreement dated October 7, 2002 between the Registrant and the Series
                   A Convertible Preferred Stock investors (4)

   4.8             Form of Warrant  Certificate  dated  October 7, 2002  issued by the  Registrant  to each  Series A
                   Convertible Preferred Stock investor (4)

   4.9             Form of  Registration  Rights  Agreement  between the  Registrant  and each  October  2002 Private
                   Placement Common Stock Investor (4)

   4.10            Form of Warrant  Certificate  issued by the  Registrant  to each October  2002  Private  Placement
                   Common Stock investor (4)

   5.1             Opinion of Yocca, Patch & Yocca, LLP

   10.1            Lease Agreement dated August 15, 2002 between the Registrant and Del Mar Avionics (4)

   10.2            Lease Agreement dated December 13, 1996 between HiEnergy Microdevices, Inc. and TESLAco (2)

   10.3            Award Contract dated February 12, 2002 by the U.S. Department of Defense to the Registrant (2)

   10.4**          Employment  Agreement dated March 6, 2002 between  HiEnergy  Microdevices,  Inc. and Dr. Bogdan C.
                   Maglich (2)

   10.5**          Nonqualified Stock Option dated April 24, 2002 issued by the Registrant to Bogdan C. Maglich (2)

   10.6**          Assignment and Assumption of Employment  Agreement dated July 6, 2002 by and among the Registrant,
                   HiEnergy Microdevices, Inc. and Dr. Bogdan C. Maglich (2)
                                      II-5

   10.7            Warrant Certificate dated June 3, 2002 issued by the Registrant to Rheal Cote (2)

   10.8            Consulting  Agreement dated July 12, 2002 between the Registrant and Yeffet  Security  Consultant,
                   Inc. (2)

   10.9            Amended and Restated  Nonqualified  Stock Option dated July 12, 2002 issued by the  Registrant  to
                   Isaac Yeffet (4)

   10.10           Placement Agent Letter  Agreement dated August 8, 2002 between the Registrant and H.C.  Wainwright
                   & Co., Inc. (3)

   10.11           Consulting Agreement dated August 1, 2002 between the Registrant and Primoris Group Inc. (4)

   10.12           Amendment  No. 1 to the  Consulting  Agreement  dated August 19, 2002 between the  Registrant  and
                   Primoris Group Inc. (4)

   10.13           Nonqualified  Stock Option  [Warrant]  dated August 1, 2002 issued by the  Registrant  to Primoris
                   Group Inc. (4)

   10.14           Form of Warrant  Certificate  dated August 11, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns (5)

   10.15           Letter  Employment  Agreement  dated  February 26, 2002 between  HiEnergy  Microdevices,  Inc. and
                   Michal Levy (4)

   10.16**         Assignment,  Assumption  and Amendment of  Employment  Agreement  dated  September 17, 2002 by and among the Registrant, HiEnergy Microdevices, Inc. and Michal Levy (4)

   10.17           Nonqualified Stock Option dated September 17, 2002 issued by the Registrant to Michal Levy (4)

   10.18           Nonqualified  Stock Option dated  September 25, 2002 issued by the  Registrant to Chapin E. Wilson
                   (4)

   10.19           Nonqualified  Stock Option dated  September 25, 2002 issued by the Registrant to Derek W. Woolston
                   (4)

   10.20**         Employment Agreement dated September 25, 2002 between the Registrant and Tom Pascoe (4)

   10.21**         Nonqualified Stock Option effective September 25, 2002 issued by the Registrant to Tom Pascoe (4)

   10.22           Form of Series A Convertible  Preferred Stock Purchase Agreement dated October 7, 2002 between the
                   Registrant and the investors named therein (4)

   10.23**         Consulting Agreement dated September 25, 2002 between the Registrant and Barry Alter (4)

   10.24           Form of  Subscription  Agreement  between the  Registrant  and each April 2002  Private  Placement
                   Common Stock investor (4)

   10.25           Form of  Subscription  Agreement  between the Registrant  and each October 2002 Private  Placement
                   Common Stock investor (4)

   10.26           Warrant  Certificate  dated December 9, 2002 issued by the Registrant to Wolfe Axelrod  Weinberger
                   Associates LLC (6)

                                      II-6

   10.27           Form of Warrant  Certificate  dated October 7, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns (5)

   10.28           Form of Warrant  Certificate dated October 31, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns (5)

   10.29           Termination  Agreement  dated November 27, 2002 between the Registrant and H.C.  Wainwright & Co.,
                   Inc. (6)

   10.30           Termination  Agreement dated December 2, 2002 between the Registrant and Wolfe Axelrod  Weinberger
                   Associates LLC (6)

   10.31           Form of Warrant  Certificate dated December 9, 2002 issued by the Registrant to H.C.  Wainwright &
                   Co., Inc. and Assigns (6)

   10.32           Placement   Agent   Agreement   dated  December  16,  2002  between  the  Registrant  and  Seabury
                   Transportation Advisors LLC (6)

   10.33           Nonqualified Stock Option dated December 19, 2002 issued by the Registrant to Chapin E. Wilson (6)

   10.34           Nonqualified  Stock Option dated  December 19, 2002 issued by the  Registrant to Derek W. Woolston
                   (6)

   10.35           Settlement Agreement dated January 15, 2003 between the Registrant and Keith Cowan (6)

   10.36           Settlement Agreement dated February 14, 2003 among the Registrant,  Columbus Group/cFour Partners,
                   Robert W. Bellano and Shaun Corrales (6)

   10.37           Form of Warrant  Certificate  dated February 17, 2003 between the Registrant and the principals of
                   Columbus Group/cFour Partners (6)

   10.38*          Award Contract dated January 15, 2003 by the U.S. Department of Defense to the Registrant (6)

   10.39           Letter Agreement dated November 18, 2002 between HiEnergy Technologies,  Inc. and HWH Enterprises,
                   Inc. (7)

   21.1            Subsidiaries of the Registrant (2)

   23.1            Consent of Singer, Lewak, Greenbaum & Goldstein, LLP, Independent Auditors

   23.2            Consent of Yocca, Patch & Yocca, LLP (contained in Exhibit 5.1)

   24.1            Power of Attorney (contained on the signature page to this registration statement)


*  Confidential treatment requested.

** Management compensatory plan or arrangement.

(1) Filed on May 10, 2002 as an exhibit to HiEnergy Technologies' report on Form 8-K dated April 25, 2002 and incorporated herein by reference.

(2) Filed on July 29, 2002 as an exhibit to HiEnergy Technologies' annual report on Form 10-KSB for the fiscal year ended April 30, 2002 and incorporated herein by reference.

(3) Filed on September 20, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the three-month period ended July 31, 2002 and incorporated herein by reference.

(4)  Filed  on  November  6,  2002  as  an  exhibit  to  HiEnergy  Technologies'
registration   statement  on  Form  SB-2   (Registration  No.   333-101055)  and
incorporated herein by reference.

(5) Filed on December 16, 2002 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the three-month period ended October 31, 2002 and incorporated herein by reference.

(6) Filed on  February  25,  2003 as an exhibit to  Amendment  No. 1 to HiEnergy
Technologies'   registration   statement  on  Form  SB-2/A   (Registration   No.
333-101055) and incorporated herein by reference.

(7) Filed on March 24, 2003 as an exhibit to HiEnergy Technologies' quarterly report on Form 10-QSB for the three-month period ended January 31, 2003 and incorporated herein by reference.

ITEM 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

         (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

         (iii) include any additional or changed material information on the plan of distribution.

(2) That, for determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Irvine, State of California, on the 18th day of April, 2003.

                               HIENERGY TECHNOLOGIES, INC.


                               By:     /s/ Bogdan C. Maglich
                                   ----------------------------------------
                                      Bogdan C. Maglich, Chief Executive Officer
                                      President, Treasurer and Chief Scientific
                                      Officer (Principal Executive Officer and
                                                Principal Financial Officer)


                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Bogdan C. Maglich as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 18th day of April, 2003.



          SIGNATURE                                TITLE
         -----------                              --------


/s/ B. C. Maglich              Chairman of the Board, Chief Executive Officer,
------------------            President, Treasurer and Chief Scientific Officer
Bogdan C. Maglich                     (Principal Executive Officer and
                                         Principal Financial Officer)

/s/ Harb Al Zuhair                                Director
-------------------
Harb Al Zuhair

                                                  Director
-------------------
David R. Baker


/s/ Robert Drysdale                               Director
--------------------
Robert Drysdale


                                                  Director
------------------
Bruce Del Mar



                 EXHIBITS FILED WITH THIS REGISTRATION STATEMENT


EXHIBIT
NUMBER             DESCRIPTION
------------------ ----------------------------------------------------------------------------


   5.1             Opinion of Yocca, Patch & Yocca, LLP

   23.1            Consent of Singer, Lewak, Greenbaum & Goldstein, LLP, Independent Auditors

   23.2            Consent of Yocca, Patch & Yocca, LLP (contained in Exhibit 5.1)

   24.1            Power of Attorney (contained on the signature page to this registration statement)


